FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-04

May 1, 2014

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,040,215,548
(Approximate Mortgage Pool Balance)

$902,386,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2014-GC21
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC21

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
MC-Five Mile Commercial Mortgage Finance LLC
RAIT Funding, LLC
Redwood Commercial Mortgage Corporation
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus, dated February 24, 2014, included as part of our registration statement (SEC File No. 333-189017) (the “Base Prospectus”), and a separate free writing prospectus, to be dated May 1, 2014 (the “Free Writing Prospectus”). The Base Prospectus and the Free Writing Prospectus contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus). The Base Prospectus and the Free Writing Prospectus are available upon request from Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, or RBS Securities Inc. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Base Prospectus and the Free Writing Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives of those securities (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, or RBS Securities Inc. provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”), NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass- Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$52,329,000		30.000	%(5)	[___]	%	(6)	2.70	06/14 – 04/19
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$63,220,000		30.000	%(5)	[___]	%	(6)	4.93	04/19 – 05/19
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$9,600,000		30.000	%(5)	[___]	%	(6)	6.80	03/21 – 03/21
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$240,000,000		30.000	%(5)	[___]	%	(6)	9.72	12/23 – 04/24
Class A-5	Aaa(sf) / AAAsf / AAA(sf)	$291,371,000		30.000	%(5)	[___]	%	(6)	9.88	04/24 – 04/24
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$71,630,000		30.000	%(5)	[___]	%	(6)	7.34	05/19 – 12/23
Class X-A	Aaa(sf) / AAAsf / AAA(sf)	$786,663,000	(7)	N/A		[___]	%	Variable IO(8)	N/A	N/A
Class X-B	Aa3(sf) / AA-sf / AAA(sf)	$115,723,000	(7)	N/A		[___]	%	VariableI O(8)	N/A	N/A
Class A-S(9)	Aaa(sf) / AAAsf / AAA(sf)	$58,513,000	(10)	24.375%		[___]	%	(6)	9.88	04/24 – 04/24
Class B(9)	Aa3(sf) / AA-sf / AA(sf)	$70,214,000	(10)	17.625%		[___]	%	(6)	9.88	04/24 – 04/24
Class PEZ(9)	A1(sf) / A-sf / A(sf)	$174,236,000	(10)	13.250	%(11)	[___]	%	(6)	9.89	04/24 – 05/24
Class C(9)	A3(sf) / A-sf / A(sf)	$45,509,000	(10)	13.250	%(11)	[___]	%	(6)	9.90	04/24 – 05/24

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / BBsf / AAA(sf)	$24,705,000	(7)	N/A		[___]	%	Variable IO(8)	N/A	N/A
Class X-D	NR / NR / AAA(sf)	$62,413,547	(7)	N/A		[___]	%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB(low)(sf)	$50,711,000		8.375%		[___]	%	(6)	9.97	05/24 – 05/24
Class E	NR / BBsf / BB(sf)	$24,705,000		6.000%		[___]	%	(6)	9.97	05/24 – 05/24
Class F	NR / Bsf / B(high)(sf)	$13,003,000		4.750%		[___]	%	(6)	9.97	05/24 – 05/24
Class G	NR / NR / NR	$49,410,547		0.000%		[___]	%	(6)	9.97	05/24 – 05/24
Class S(12)	NR / NR / NR	N/A		N/A		N/A		N/A	N/A	N/A
Class R(13)	NR / NR / NR	N/A		N/A		N/A		N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Determined assuming no prepayments prior to maturity date or anticipated repayment date, as applicable, of each mortgage loan and otherwise based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(7)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate principal amounts of the Class B and Class C trust components. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTIFICATE SUMMARY (continued)

(8)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C trust components, as described in the Free Writing Prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $58,513,000, $70,214,000 and $45,509,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in the required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The total certificate principal amount of offered certificates shown on the cover of this term sheet includes the maximum certificate principal amount of Exchangeable Certificates that could be outstanding on the closing date equal to $174,236,000 (subject to a variance of plus or minus 5%).

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $45,509,000.

(12)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – ARD Loans” in the Free Writing Prospectus.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,040,215,548
Number of Mortgage Loans	70
Number of Mortgaged Properties	111
Average Cut-off Date Mortgage Loan Balance	$14,860,222
Weighted Average Mortgage Interest Rate(2)	4.9555%
Weighted Average Remaining Term to Maturity/ARD (months) (3)	115
Weighted Average Remaining Amortization Term (months)(4)	351
Weighted Average Cut-off Date LTV Ratio(5)	67.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(6)	57.9%
Weighted Average Underwritten Debt Service Coverage Ratio(7)(8)	1.53x
Weighted Average Debt Yield on Underwritten NOI(9)	10.0%
% of Mortgage Loans with Additional Debt	11.9%
% of Mortgaged Properties with Single Tenants	5.2%

(1)
Each of the Maine Mall mortgage loan, the Newcastle Senior Housing Portfolio mortgage loan and the Greene Town Center mortgage loan has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)
With respect to the Newcastle Senior Housing Portfolio mortgage loan, the initial coupon is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the mortgage interest rate for the Newcastle Senior Housing Portfolio mortgage loan will be 4.9900%. For purposes of calculating the Weighted Average Mortgage Interest Rate, the Newcastle Senior Housing Portfolio mortgage loan is assumed to have a coupon of 4.9900%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are considered as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. See “Description of the Mortgage Pool–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(6)
Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 13 mortgage loans, representing approximately 19.9% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Maturity Date/ARD LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. The Weighted Average Underwritten Debt Service Coverage Ratio for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease and the coupon rate step up is 1.51x. See “Newcastle Senior Housing Portfolio” in this Term Sheet and “Annex G-1—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Free Writing Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)
With respect to the Newcastle Senior Housing Portfolio mortgage loan, The Collegiate mortgage loan and the King’s Crossing mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using the non-standard amortization schedules for such mortgage loans as set forth in Annex G-1, Annex G-2 and Annex G-3, respectively, in the Free Writing Prospectus. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Debt Service Coverage Ratio is calculated based on (i) the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and (ii) the aggregate debt service for the 12 month period immediately succeeding the coupon rate step up. With respect to The Collegiate mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated based on the aggregate debt service for the 12 month period immediately succeeding the expiration of the interest-only period. With respect to the the King’s Crossing mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated based on the aggregate debt service for the 12 month period immediately succeeding the closing date of the securitization.

(9)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI and NCF is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties (not just rent payments under the master lease). The Debt Yield on Underwritten NOI for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease is 9.9%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Co-Managers:	Drexel Hamilton, LLC and RBS Securities Inc.

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$1,040,215,548

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	U.S. Bank National Association

Trustee:	U.S. Bank National Association

Operating Advisor:	Park Bridge Lender Services LLC

Pricing:	Week of May 5, 2014

Closing Date:	May 22, 2014

Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in May 2014 (or, in the case of any mortgage loan that has its first due date in June 2014, the date that would have been its due date in May 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in June 2014

Distribution Date:	The 4th business day after the Determination Date, commencing in June 2014

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	May 2047
Cleanup Call:	1.0%
Minimum Denominations:
$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates, except Class PEZ certificates will not have a minimum denomination

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

TRANSACTION HIGHLIGHTS

■	$1,040,215,547 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 70 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,040,215,548 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $14,860,222 and are secured by 111 mortgaged properties located throughout 30 states

—	LTV: 67.5% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.53x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.0% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 80.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	48.1% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity or anticipated repayment date

–	31.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or anticipated repayment date

—	Hard Lockboxes: 57.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 96.1% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 66 mortgage loans representing 84.6% of the Initial Pool Balance

–	Insurance: 52 mortgage loans representing 65.7% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 65 mortgage loans representing 85.0% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 39 mortgage loans representing 78.9% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 74.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 29.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (12.8% are anchored retail properties and 12.0% is a super-regional mall property)

—	Multifamily: 20.4% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Office: 12.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Senior Housing: 9.9% of the mortgaged properties by allocated Initial Pool Balance are senior housing properties

—	Mixed Use: 7.8% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Self Storage: 7.4% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

—	Industrial: 6.5% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■
Geographic Diversity: The 111 mortgaged properties are located throughout 30 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: North Carolina (12.9%), Maine (12.0%) and Texas (11.0%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	21	23	$423,875,102	40.7%
Goldman Sachs Mortgage Company	11	36	231,984,400	22.3
Cantor Commercial Real Estate Lending, L.P.	17	30	209,132,570	20.1
MC-Five Mile Commercial Mortgage Finance LLC	13	14	94,451,710	9.1
RAIT Funding, LLC	6	6	46,881,092	4.5
Redwood Commercial Mortgage Corporation	2	2	33,890,673	3.3
Total	70	111	$1,040,215,548	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units	Cut-off Date Balance Per SF / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Maine Mall	$125,000,000	12.0%	Retail	730,444	$322	1.83x	9.1%	59.5%
Newcastle Senior Housing Portfolio	103,397,612	9.9	Senior Housing	3,002	$120,053	1.55x	10.6%	71.1%
Greene Town Center	47,250,000	4.5	Mixed Use	709,977	$193	1.50x	10.4%	61.8%
636 Greenwich Street	45,500,000	4.4	Multifamily	79	$575,949	1.66x	8.1%	53.5%
U-Haul Storage Portfolio 2	39,950,225	3.8	Self Storage	672,656	$59	1.45x	9.4%	53.5%
The Pines of Cloverlane	34,400,000	3.3	Multifamily	582	$59,107	1.44x	9.6%	78.2%
201 Fourth Avenue North	28,000,000	2.7	Office	263,666	$106	1.32x	10.4%	74.4%
University Square	23,898,813	2.3	Retail	86,805	$275	1.21x	8.8%	77.8%
Lanes Mill Marketplace	23,250,000	2.2	Retail	145,370	$160	1.30x	8.4%	75.0%
Clarkstown Executive Park	19,925,447	1.9	Industrial	210,376	$95	1.38x	9.6%	74.6%
Top 10 Total / Wtd. Avg.	$490,572,097	47.2%				1.56x	9.6%	65.5%
Remaining Total / Wtd. Avg.	549,643,451	52.8				1.50x	10.4%	69.4%
Total / Wtd. Avg.	$1,040,215,548	100.0%				1.53x	10.0%	67.5%

Pari Passu Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut- off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer
Maine Mall	$125,000,000	12.0%	$110,000,000	$235,000,000	CGCMT 2014-GC21	Wells Fargo	LNR
Newcastle Senior Housing Portfolio	$103,397,612	9.9%	$257,001,724	$360,399,335	CGCMT 2014-GC19	Wells Fargo	Midland
Greene Town Center	$47,250,000	4.5%	$90,000,000	$137,250,000	GSMS 2014-GC20	KeyBank	LNR

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Financing

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
Greene Town Center(1)(2)	$47,250,000	$37,400,000	$174,650,000	5.96364%	61.8%	78.7%	1.50x	1.06x
Regional One Medical(3)	$18,978,449	$3,000,000	$21,978,449	6.22317%	69.5%	80.5%	1.26x	0.98x
Bloomfield Townhomes(4)	$15,200,000	$2,000,000	$17,200,000	5.47814%	67.6%	76.4%	1.53x	1.22x
Newcastle North(5)	$10,851,189	$1,600,000	$12,451,189	6.30424%	74.6%	85.6%	1.45x	1.10x
The Collegiate(6)	$8,000,000	$500,000	$8,500,000	5.45000%	74.6%	79.3%	1.22x	1.09x
King’s Crossing(6)	$6,463,830	$513,319	$6,977,149	5.83000%	74.7%	80.7%	1.56x	1.33x

(1)
The related mezzanine loan is currently held by Annaly CRE Holdings LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage loan borrower. The borrower under the mezzanine loan has the option to elect that the mezzanine loan is either interest only or amortizing. As of the origination date of the mezzanine loan, the mezzanine borrower elected the interest only option.

(2)
The Greene Town Center Cut-off Date Total Debt Balance includes, and the other Total Debt-related information reflects, the related pari passu companion loan with a principal balance as of the Cut-off Date of $90,000,000.

(3)
The related mezzanine loan is currently held by Alliance Mezz I LLC and is secured by the mezzanine borrower’s interest in the related mortgage loan borrower. On the origination date, the mezzanine lender funded $3,000,000 of the $4,000,000 mezzanine loan. The mezzanine lender may fund the remaining $1,000,000 as follows: $500,000 when the University of Tennessee Medical Group takes occupancy of its 15,085 square foot office space (anticipated to occur in the second quarter of 2014) and the remainder upon The-Med occupying its entire 35,000 SF of space.

(4)	The related mezzanine loan is currently held by SR Bloomfield1 LLC and is secured by the mezzanine borrower’s interest in the related mortgage loan borrower.
(5)	The related mezzanine loan is currently held by Terra Secured Income Fund 2, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage loan borrower.
(6)	The related mezzanine loan is currently held by RAIT Partnership, L.P., or its affiliate and is secured by the mezzanine borrower’s interest in the related mortgage loan borrower.

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization
Maine Mall	CGMRC	South Portland	ME	Retail	$125,000,000	12.0%	CD 2005-CD1
636 Greenwich Street	CGMRC	New York	NY	Multifamily	$45,500,000	4.4%	COMM 2006-C8
Lanes Mill Marketplace	GSMC	Howell	NJ	Retail	$23,250,000	2.2%	CGCMT 2004-C2
Clarkstown Executive Park	RCMC	Valley Cottage	NY	Industrial	$19,925,447	1.9%	MLMT 2004-MKB1
Regional One Medical	CCRE	Memphis	TN	Office	$18,978,449	1.8%	UBSCM 2012-C1
Hairston Village	CGMRC	Stone Mountain	GA	Retail	$17,000,000	1.6%	GMACC 2005-C1
Kings Pointe Apartments	GSMC	Fayetteville	NC	Multifamily	$16,556,000	1.6%	JPMCC 2004-CIBC9
Brandywine Business Center	CCRE	Tampa	FL	Industrial	$5,608,622	0.5%	GSMS 2005-GG4
Kings Cross Apartments	GSMC	Fayetteville	NC	Multifamily	$12,800,000	1.2%	JPMCC 2004-PNC1
Hilton Garden Inn Rock Hill	GSMC	Rock Hill	SC	Hospitality	$10,657,530	1.0%	JPMCC 2006-LDP6
Bay Pointe Shopping Center	CCRE	Houston	TX	Retail	$10,640,000	1.0%	TIAAS 2007-C4
3400 Carlisle Street	CGMRC	Dallas	TX	Office	$10,360,000	1.0%	GECMC 2001-2
Court House Village	MC-FiveMile	Cape May Court House	NJ	Retail	$10,288,008	1.0%	MSC 2004-IQ8
Hilton Garden Inn Harris	GSMC	Charlotte	NC	Hospitality	$10,078,208	1.0%	JPMCC 2006-LDP6
Hampton Inn Speedway	GSMC	Concord	NC	Hospitality	$10,078,208	1.0%	JPMCC 2006-LDP6
Branford Business Center	CCRE	Branford	CT	Office	$9,250,000	0.9%	GMACC 2003-C2
Hilton Garden Inn Pineville	GSMC	Pineville	NC	Hospitality	$9,139,306	0.9%	JPMCC 2006-LDP6
Whisper Hollow Apartments	MC-FiveMile	Austin	TX	Multifamily	$8,990,351	0.9%	CSFB 2004-C3
Telegraph Market Place	CCRE	Washington	UT	Retail	$8,775,000	0.8%	WBCMT 2004-C14
Pontchartrain Place SC	MC-FiveMile	Metairie	LA	Mixed Use	$8,250,000	0.8%	JPMCC 2004-CIBC9
The Collegiate	RAIT	Madison	WI	Multifamily	$8,000,000	0.8%	JPMCC 2004-PNC1
Cedar Creek Apartments	CGMRC	Okemos	MI	Multifamily	$6,700,000	0.6%	JPMC 1999-C7
Silverado Self Storage	CCRE	Las Vegas	NV	Self Storage	$6,255,012	0.6%	GECMC 2004-C1
Netcong Industrial	MC-FiveMile	Netcong	NJ	Industrial	$6,000,000	0.6%	JPMCC 2004-CIBC9
Summit Shopping Center	MC-FiveMile	Macon	GA	Retail	$5,992,629	0.6%	LBUBS 2004-C4
Black Mountain Marketplace	CCRE	Henderson	NV	Retail	$4,300,000	0.4%	WBCMT 2006-C28
New Hope Plaza	MC-FiveMile	Goldsboro	NC	Retail	$3,995,291	0.4%	MSC 2004-HQ4
917 Franklin Office Building	RAIT	Houston	TX	Office	$3,650,000	0.4%	CSFB 2003-C5
American Harbor Self Storage	CGMRC	Dallas	TX	Self Storage	$3,641,458	0.4%	CSFB 2004-C3
Hampshire Square Shopping Center	RAIT	Romney	WV	Retail	$3,521,002	0.3%	GCCFC 2004-GG1

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	20	$309,740,792	29.8%	1.59x	66.5%	9.7%
Anchored	14	133,455,844	12.8	1.44x	71.7%	10.2%
Super-Regional Mall	1	125,000,000	12.0	1.83x	59.5%	9.1%
Power Center / Big Box	1	23,250,000	2.2	1.30x	75.0%	8.4%
Single Tenant Retail	1	12,700,000	1.2	1.31x	68.6%	9.3%
Shadow Anchored	1	9,687,500	0.9	1.40x	69.7%	10.4%
Unanchored	2	5,647,448	0.5	1.86x	55.8%	13.1%
Multifamily	15	$212,072,718	20.4%	1.47x	67.7%	9.3%
Garden	13	158,572,718	15.2	1.43x	71.4%	9.7%
Student Housing	2	53,500,000	5.1	1.59x	56.7%	8.1%
Office	11	$133,478,781	12.8%	1.48x	68.6%	10.1%
General Suburban	7	60,450,207	5.8	1.71x	71.6%	10.4%
CBD	3	54,050,125	5.2	1.30x	65.1%	10.2%
Medical	1	18,978,449	1.8	1.26x	69.5%	8.8%
Senior Housing	26	$103,397,612	9.9%	1.55x	71.1%	10.6%
Independent Living	26	103,397,612	9.9	1.55x	71.1%	10.6%
Mixed Use	4	$81,575,000	7.8%	1.42x	66.4%	9.9%
Retail/Office/Multifamily	1	47,250,000	4.5	1.50x	61.8%	10.4%
Retail/Office	2	23,450,000	2.3	1.32x	72.1%	9.3%
Retail/Multifamily	1	10,875,000	1.0	1.31x	73.8%	8.7%
Self Storage	19	$77,479,163	7.4%	1.55x	59.4%	9.6%
Industrial	8	$67,635,994	6.5%	1.43x	72.1%	10.6%
Flex	6	50,803,557	4.9	1.37x	74.0%	9.8%
Warehouse/Distribution	2	16,832,437	1.6	1.59x	66.6%	13.1%
Hospitality	6	$51,035,489	4.9%	1.80x	71.7%	13.4%
Limited Service	6	51,035,489	4.9	1.80x	71.7%	13.4%
Manufactured Housing	2	$3,800,000	0.4%	1.72x	60.9%	13.0%
Total / Wtd. Avg.	111	$1,040,215,548	100.0%	1.53x	67.5%	10.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
North Carolina	14	$133,980,992	12.9%	$220,055,000	9.8%	$17,024,265	11.3%
Maine	1	125,000,000	12.0	395,000,000	17.5	21,367,118	14.2
Texas	16	113,912,311	11.0	235,740,000	10.5	17,278,382	11.5
New York	4	89,813,128	8.6	157,300,000	7.0	7,810,958	5.2
Michigan	7	72,076,034	6.9	97,235,000	4.3	7,284,878	4.8
New Jersey	5	57,361,515	5.5	87,340,000	3.9	5,665,108	3.8
Tennessee	4	52,062,399	5.0	81,350,000	3.6	5,771,800	3.8
California	7	52,004,616	5.0	101,725,000	4.5	6,541,898	4.3
Ohio	1	47,250,000	4.5	222,000,000	9.9	14,276,118	9.5
Wisconsin	4	42,452,105	4.1	69,295,000	3.1	4,938,038	3.3
Georgia	4	35,867,629	3.4	47,910,000	2.1	3,529,517	2.3
Florida	7	33,325,131	3.2	46,270,000	2.1	3,242,020	2.1
Nevada	5	21,477,158	2.1	48,100,000	2.1	3,270,790	2.2
Connecticut	3	20,788,911	2.0	69,100,000	3.1	5,524,710	3.7
Oregon	5	15,663,154	1.5	76,830,000	3.4	6,068,384	4.0
Arizona	3	14,782,498	1.4	33,800,000	1.5	1,797,755	1.2
Kentucky	1	13,965,226	1.3	24,800,000	1.1	1,561,287	1.0
Colorado	2	13,910,839	1.3	31,100,000	1.4	2,653,600	1.8
Maryland	3	11,246,889	1.1	16,100,000	0.7	1,035,249	0.7
South Carolina	1	10,657,530	1.0	14,800,000	0.7	1,620,845	1.1
Pennsylvania	2	9,357,527	0.9	45,900,000	2.0	3,157,773	2.1
Utah	1	8,775,000	0.8	11,700,000	0.5	826,575	0.5
Louisiana	1	8,250,000	0.8	11,800,000	0.5	836,090	0.6
Indiana	1	7,116,271	0.7	9,900,000	0.4	916,402	0.6
Kansas	3	7,102,656	0.7	22,440,000	1.0	1,638,273	1.1
Missouri	1	5,912,163	0.6	29,000,000	1.3	2,149,371	1.4
Iowa	2	5,585,975	0.5	27,400,000	1.2	1,893,388	1.3
Illinois	1	4,500,000	0.4	6,000,000	0.3	494,875	0.3
West Virginia	1	3,521,002	0.3	5,400,000	0.2	415,095	0.3
Washington	1	2,496,889	0.2	8,300,000	0.4	226,337	0.2
Total	111	$1,040,215,548	100.0%	$2,253,690,000	100.0%	$150,816,902	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Cut-off Date Balances
			% of
	Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
1,347,448 - 4,999,999	15	$54,888,632	5.3%
5,000,000 - 9,999,999	19	142,988,145	13.7
10,000,000 - 14,999,999	15	171,792,941	16.5
15,000,000 - 19,999,999	12	199,899,179	19.2
20,000,000 - 29,999,999	3	75,148,813	7.2
30,000,000 - 49,999,999	4	167,100,225	16.1
50,000,000 - 125,000,000	2	228,397,612	22.0
Total	70	$1,040,215,548	100.0%

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.21 - 1.30	12	$162,952,581	15.7%
1.31 - 1.40	20	236,908,066	22.8
1.41 - 1.50	10	175,414,848	16.9
1.51 - 1.60	8	150,802,861	14.5
1.61 - 1.70	5	73,460,230	7.1
1.71 - 1.80	4	30,888,015	3.0
1.81 - 1.90	4	151,856,416	14.6
1.91 - 2.24	7	57,932,530	5.6
Total	70	$1,040,215,548	100.0%
(1) See footnotes (1), (7) and (8) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Amortizing (20 Years)	1	$13,965,226	1.3%
Amortizing (25 Years)	5	37,602,174	3.6
Amortizing (30 Years)	34	408,979,422	39.3
Amortizing (30 Years) - ARD	1	39,950,225	3.8
Interest Only, Then
Amortizing(2)	23	331,243,500	31.8
Interest Only	5	162,975,000	15.7
Interest Only - ARD	1	45,500,000	4.4
Total	70	$1,040,215,548	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
			% of
	Number of		Initial
Lockbox Type	Mortgage Loans	Cut-off Date Balance	Pool Balance
Hard	28	$597,487,233	57.4%
Springing	29	278,673,556	26.8
Soft	7	91,148,312	8.8
None	3	40,231,000	3.9
Soft Springing	3	32,675,447	3.1
Total	70	$1,040,215,548	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
51.8 - 54.9	6	$111,307,572	10.7%
55.0 - 59.9	5	164,890,226	15.9
60.0 - 64.9	6	79,969,817	7.7
65.0 - 69.9	14	150,777,264	14.5
70.0 - 74.9	28	372,062,632	35.8
75.0 - 78.2	11	161,208,036	15.5
Total	70	$1,040,215,548	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
35.3 - 39.9	1	$13,965,226	1.3%
40.0 - 44.9	3	53,382,572	5.1
45.0 - 49.9	5	66,350,000	6.4
50.0 - 54.9	15	168,845,126	16.2
55.0 - 59.9	15	351,995,878	33.8
60.0 - 64.9	17	222,373,232	21.4
65.0 - 69.9	13	156,613,514	15.1
70.0 - 70.1	1	6,690,000	0.6
Total	70	$1,040,215,548	100.0%
(1) See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	48	$671,351,812	64.5%
Acquisition	19	316,168,357	30.4
Recapitalization	3	52,695,379	5.1
Total	70	$1,040,215,548	100.0%

Distribution of Mortgage Interest Rates(1)
			% of
	Number of		Initial
Range of Mortgage	Mortgage		Pool
Interest Rates (%)	Loans	Cut-off Date Balance	Balance
4.370 - 4.499	2	$25,550,000	2.5%
4.500 - 4.749	3	163,450,000	15.7
4.750 - 4.999	28	474,311,389	45.6
5.000 - 5.249	21	240,782,204	23.1
5.250 - 5.499	8	69,872,706	6.7
5.500 - 5.749	7	64,901,801	6.2
5.750 - 5.850	1	1,347,448	0.1
Total	70	$1,040,215,548	100.0%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
8.1 - 8.9	14	$223,782,917	21.5%
9.0 - 9.9	15	357,277,379	34.3
10.0 - 10.9	20	304,366,583	29.3
11.0 - 11.9	8	60,661,871	5.8
12.0 - 12.9	6	39,380,416	3.8
13.0 - 13.9	4	28,256,416	2.7
14.0 - 15.2	3	26,489,967	2.5
Total	70	$1,040,215,548	100.0%
(1) See footnotes (1) and (9) to the table entitled “Mortgage Pool
Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
7.9 - 8.9	23	$457,290,071	44.0%
9.0 - 9.9	24	318,911,658	30.7
10.0 - 10.9	12	184,964,411	17.8
11.0 - 11.9	5	34,381,233	3.3
12.0 - 12.9	4	29,010,645	2.8
13.0 - 13.6	2	15,657,530	1.5
Total	70	$1,040,215,548	100.0%
(1) See footnotes (1) and (9) to the table entitled “Mortgage Pool
Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
0 - 12	6	$98,547,500	9.5%
13 - 24	4	$41,300,000	4.0%
25 - 36	9	$99,640,000	9.6%
37 - 48	1	$28,000,000	2.7%
49 - 60	3	$63,756,000	6.1%

Distribution of Original Terms to Maturity/ARD(1)
Range of Original			% of
Term to	Number of		Initial
Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	6	$63,382,512	6.1%
84	1	10,851,189	1.0
120	63	965,981,847	92.9
Total	70	$1,040,215,548	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
59 - 60	6	$63,382,512	6.1%
61 - 84	1	10,851,189	1.0
85 - 120	63	965,981,847	92.9
Total	70	$1,040,215,548	100.0%
(1) See footnote (3) to the table entitled “ Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	6	$208,475,000	20.0%
240 - 300	8	88,817,400	8.5
301 - 360	56	742,923,148	71.4
Total	70	$1,040,215,548	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	6	$208,475,000	20.0%
239 - 300	8	88,817,400	8.5
301 - 360	56	742,923,148	71.4
Total	70	$1,040,215,548	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	57	$773,031,222	74.3%
Yield Maintenance	13	267,184,325	25.7
Total	70	$1,040,215,548	100.0%

Distribution of Escrow Types
			% of
	Number of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	65	$883,708,111	85.0%
Real Estate Tax	66	$879,777,885	84.6%
Insurance	52	$682,994,633	65.7%
TI/LC(2)	39	$467,430,567	78.9%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, office and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, net of yield maintenance charges and prepayment premiums, net of an interest strip on the mortgage loans contributed by Cantor Commercial Real Estate Lending, L.P. and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata, in accordance with their respective interest entitlements.
2.   Class A-1, A-2, A-3, A-4, A-5, and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above. However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).
3.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.
4.   Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.
5.   Class B and Class PEZ certificates: (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
 6.  Class C and Class PEZ certificates: (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates: (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-5, A-AB, D, E, F and G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B and Class C trust components resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certficiates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and, other than with respect to the outside serviced mortgage loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a mortgage loan or loan combination with respect to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus in the case of a serviced mortgage loan or serviced loan combination)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related outside pooling and servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates, Class S and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). A serviced mortgage loan (or serviced loan combination, if applicable) will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or loan combination, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan or loan combination serviced under the CGCMT 2014-GC21 pooling and servicing agreement that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan or loan combination serviced under the CGCMT 2014-GC21 pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”. Instead defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property. With respect to the serviced loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash the related mortgage loan in accordance with the terms of the CGCMT 2014-GC21 pooling and servicing agreement during such time as such serviced loan combination constitutes a sufficiently defaulted mortgage loan, provided that, in connection with any such sale, the special servicer is required to sell both the applicable serviced mortgage loan and the related companion loan or loans as one whole loan. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside pooling and servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside pooling and servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related companion loan(s) as one whole loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount). The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that one or more entities managed by Seer Capital Management, LP will be the initial holder of a majority of the controlling class certificates by certificate principal amount and is expected to appoint Seer Capital Management, LP, to be the initial Controlling Class Representative.

Control Termination Event
Will occur when no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Consultation Termination Event
Will occur when no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Control/Consultation Rights
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than an outside serviced mortgage loan) and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than an outside serviced mortgage loan) subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until the occurrence of a Consultation Termination Event, all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the controlling class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the controlling class representative will have limited consultation rights, and the applicable outside controlling class representative pursuant to the related outside pooling and servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreements and in the related ouside pooling and servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus.

Loan Combinations
The Maine Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and represents approximately 12.0% of the Initial Pool Balance, and has a related companion loan, which will be initially held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $110,000,000. The Maine Mall companion loan is referred to in this Term Sheet as the “serviced companion loan” and, together with the Maine Mall mortgage loan, the “serviced loan combination”.

The Newcastle Senior Housing Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $103,397,612 and represents approximately 9.9% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $257,001,724. One related companion loan (evidenced by Note A-1) was contributed to the mortgage pool backing the Citigroup Commercial Mortgage Trust 2014-GC19, Commercial Mortgage Pass-Through Certificates, Series 2014-GC19 (referred to in this Term Sheet as the “CGCMT 2014-GC19 certificates”), and another related companion loan (evidenced by Note A-2) was contributed to the mortgage pool backing the GS Mortgage Securities Trust 2014-GC20, Commercial Mortgage Pass-Through Certificates, Series 2014-GC20 (referred to in this Term Sheet as the “GSMS 2014-GC20 certificates”). The remaining related companion loan will be initially retained by GS Commercial Real Estate LP and is expected to be contributed to a future securitization transaction. The securitization transaction related to the issuance of the CGCMT 2014-GC19 certificates is referred to in this Term Sheet as the “CGCMT 2014-GC19 securitization”, and the securitization transaction related to the issuance of the GSMS 2014-GC20 certificates is referred to in this Term Sheet as the “GSMS 2014-GC20 securitization.”

The Greene Town Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $47,250,000 and represents approximately 4.5% of the Initial Pool Balance, and has a related companion loan, which was contributed to the mortgage pool backing the GSMS 2014-GC20 certificates, with an outstanding principal balance as of the Cut-off Date of $90,000,000.

Each of the Newcastle Senior Housing Portfolio mortgage loan and the Greene Town Center mortgage loan is referred to in this Term Sheet as an “outside serviced mortgage loan”, and each outside serviced mortgage loan, together with the related companion loan(s), is referred to in this Term Sheet as an “outside serviced loan combination”. The Newcastle Senior Housing Portfolio mortgage loan and the related companion loans are being serviced pursuant to the pooling and servicing agreement governing the issuance of the CGCMT 2014-GC19 certificates (referred to in this Term Sheet as the “CGCMT 2014-GC19 pooling and servicing agreement”), pursuant to which Wells Fargo Bank, National Association is acting as master servicer and Midland Loan Services, a Division of PNC Bank, National Association is acting as special servicer. The Greene Town Center mortgage loan and the related companion loan are being serviced pursuant to the pooling and servicing agreement governing the issuance of the GSMS 2014-GC20 certificates (referred to in this Term Sheet as the “GSMS 2014-GC20 pooling and servicing agreement”), pursuant to which KeyBank National Association is acting as master servicer and LNR Partners, LLC is acting as special servicer. The CGCMT 2014-GC19 pooling and servicing agreement and the GSMS 2014-GC20 pooling and servicing agreement are each referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside pooling and servicing agreement”. The controlling class representative under the CGCMT 2014-GC19 securitization and the controlling class representative under the GSMS 2014-GC20 securitization are each referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside controlling class representative”. See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Loan Combinations (continued)
Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of the outside serviced mortgage loans and the related companion loans will be effected in accordance with the related outside pooling and servicing agreement and the related co-lender agreements. Consequently, the servicing provisions described in this Term Sheet will generally not be applicable to an outside serviced mortgage loan, but instead the servicing and administration of an outside serviced mortgage loan will be governed by the related outside pooling and servicing agreement.

Servicing Standard
Each of the mortgage loans, excluding the outside serviced mortgage loans, will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. The mortgage loans serviced pursuant to the pooling and servicing agreement are referred to in this Term Sheet as “serviced mortgage loans.” In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, with respect to any serviced loan combination, the holder of any related serviced companion loan) as a collective whole as if such certificateholders (and/or the holder of any such serviced companion loan) constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

 “Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer (with respect to all of the serviced mortgage loans and the serviced loan combination) may be removed and replaced by the controlling class representative (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 10% of the certificate principal amount of the then controlling class of certificates, in each case, upon satisfaction of certain conditions specified in the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer with respect to the serviced mortgage loans and the serviced loan combination. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced mortgage loans and the serviced loan combination) resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) vote affirmatively to so replace.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan or serviced loan combination, if applicable, (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (or serviced loan combination, if applicable) but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (or serviced loan combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan (or serviced loan combination, if applicable) after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (or serviced loan combination, if applicable) or related REO property; provided, that if the serviced mortgage loan (or serviced loan combination, if applicable) ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan (or serviced loan combination, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (or serviced loan combination, if applicable) ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan or serviced loan combination, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust and, if applicable, the holder of the related serviced companion loan, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (or serviced loan combination, if applicable), and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each specially serviced mortgage loan and REO property (other than an outside serviced mortgage loan or any related REO Property), subject in any case to a minimum liquidation fee of $25,000. For any corrected mortgage loan (other than an outside serviced mortgage loan), workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. With respect to the Greene Town Center Loan, the loan documents require the related borrower to direct all tenants paying rent by mail to deliver such rents to a third-party rent remittance processing service, and otherwise deposit, generally within one-day of receipt, all revenue from the related mortgaged property into the lockbox account controlled by the lender. With respect to the Shorewood Commons mortgage loan, only the anchor tenant, HomeGoods, is required to pay rents directly to the lockbox account controlled by the lender prior to a trigger period (with the remainder of tenants directing to the lockbox only after a trigger period).

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, Fitch and DBRS that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects the serviced loan combination, any class of securities backed by the related serviced companion loan). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent increases generally within 12 months (or, in the case of the Harbor Square mortgaged property, up to 41 months or, in the case of the 2811 McKinney Avenue mortgaged property, up to 60 months or, in the case of the 636 Greenwich Street mortgaged property, up to 119 months) past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

FILENE'S
SPORTS AUTHORITY

macy's

THE MAINE MALL

BON·TON

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

Maine Mall
364 Maine Mall Road
South Portland, ME 04106
Portland
Falmouth
Westbrook
South Portland
Portland International Jetport
Maine Medical Center
University Of Southern Maine-Portland
University Of New England -Westbrook
Evergreen Cemetery
Calvary Cemetery
St Hyacinthe Cemetery
Westerly Winds Sports Park
Scarborough Downs
North Deering
East Deering
Riverton
Nasons Corner
Ocean Avenue
Stroudwater
Libbytown
Downtown
West End
East End
Back Cove
Casco Bay
Mackworth Island
Fore River
Presumpscot River
Falmouth Spur (Tollroad)
Maine Turnpike (Tollroad)
Warren Ave
Forest Ave
Washington Ave
Brighton Ave
Western Ave
Broadway
W Commercial St
Main St
Highland Ave
Ocean St
Mitchell Rd
Riverside St
Ledgewood Dr
Allen Ave
County Rd
Cumberland St
Falmouth Rd
Lunt Rd
Foreside Rd
Middle Rd
Johnson Rd
Mountain Rd
Winn Rd
Gray Rd
Blackstrap Rd
Portland
Boston
New York
Bangor
Manchester
Albany
Hartford
Providence
Atlantic Ocean
ME
VT
NH
NY
MA
CT
RI
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	South Portland, Maine	Cut-off Date Principal Balance(2)		$125,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$321.72
Size (SF)	730,444	Percentage of Initial Pool Balance		12.0%
Total Occupancy as of 1/31/2014	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2014	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1971, 1983 / 1989, 1994	Mortgage Rate		4.6600%
Appraised Value	$395,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$29,216,598
Underwritten Expenses	$7,849,481	Escrows(3)
Underwritten Net Operating Income (NOI)	$21,367,118		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,337,144	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	59.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.92x / 1.83x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.7%	Other	$0	$0

Sources and Uses(1)
Sources	$	%	Uses	$	%
Loan Amount	$235,000,000	100.0%	Loan Payoff(4)	$194,093,064	82.6%
			Principal Equity Distribution	39,693,966	16.9
			Closing Costs	1,212,970	0.5
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	Calculated based on the Maine Mall Loan Combination.
(2)
The Cut-off Date Balance of $125,000,000 represents the note A-1 of a $235,000,000 loan combination evidenced by two pari passu notes. The companion loan is the note A-2 with a principal balance of $110,000,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(3)
The Maine Mall loan agreement does not require upfront reserves for taxes, insurance, replacement reserves, TI/LCs or other reserves. The Maine Mall loan agreement requires certain monthly reserves upon the occurrence of a Maine Mall Trigger Period or a Maine Mall Cash Sweep Event Period. See “—Escrows” below.

(4)	The Maine Mall Property was previously encumbered by an approximately $127.3 million loan and two B-notes totaling approximately $66.8 million.

■
The Mortgage Loan. The mortgage loan (the “Maine Mall Loan”) is part of a loan combination structure (the “Maine Mall Loan Combination”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in South Portland, Maine (the “Maine Mall Property”). The Maine Mall Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and represents approximately 12.0% of the Initial Pool Balance and the related companion loan (the “Maine Mall Companion Loan”) (evidenced by note A-2), which is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $110,000,000. The Maine Mall Loan Combination was originated on March 11, 2014 by Citigroup Global Markets Realty Corp. The Maine Mall Loan Combination had an original principal balance of $235,000,000 and each note has an interest rate of 4.6600% per annum. The proceeds of the Maine Mall Loan Combination were primarily used to refinance existing debt on the Maine Mall Property, pay closing costs and return equity to the borrower sponsor. The Maine Mall Loan Combination will be serviced under the CGCMT 2014-GC21 pooling and servicing agreement. See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Maine Mall Loan and the Maine Mall Companion Loan.

The Maine Mall Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires interest only payments. The scheduled maturity date of the Maine Mall Loan is the due date in April 2024. At any time after the earlier of (i) the second anniversary of the last securitization of any portion of the Maine Mall Loan Combination and (ii) the third anniversary of the first due date and prior to the due date occurring in January 2024, the Maine Mall Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents (and acceptable to the Rating Agencies). On or after the due date occurring in January 2024, the borrower will be permitted to prepay the Maine Mall Loan in whole (but not in part) without incurring a prepayment premium or penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

■
The Mortgaged Property. The shopping center comprised of the Maine Mall Property (inclusive of Macy’s and Sears stores which are not part of the collateral) is a 1,022,208 SF super-regional mall located in South Portland, Maine and was constructed in 1971 and 1983 and most recently renovated in 1994. The Maine Mall Property is located in the Portland, Maine metropolitan statistical area at the junction of I-295 and I-95, approximately 0.25 miles from the Portland International Jetport. The Maine Mall Property’s space (exclusive of Macy’s and Sears) that constitutes collateral totals approximately 730,444 SF and includes tenants such as The Bon Ton, JC Penney, Best Buy, Sports Authority, XXI Forever, H&M, Banana Republic, Gap and Apple. As of January 31, 2014, the Total Occupancy was 98.0% and Owned Occupancy was 97.2%. The Maine Mall Property generates in-line sales, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for a minimum of two Januarys), of approximately $598 PSF and an occupancy cost of 11.4% as of January 31, 2014.

The following table presents certain information relating to certain tenants (of which, certain tenants may have co-tenancy provisions) at the Maine Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent(2)	Total Rent $ per SF(2)	Lease Expiration	Tenant Sales $ per SF(2)	Actual Occupancy Cost(2)	Renewal / Extension Options
Anchors
Macy’s	BBB / Baa2 / BBB+	188,912	18.5%	No	NA	NA	NA	NA	NA	NA
The Bon Ton(3)	NR / Caa2 / B-	120,844	11.8	Yes	$1,266,549	$10.48	1/31/2029	NA	NA	4, 5-year options
Sears	B- / Caa1 / CCC+	102,852	10.1	No	NA	NA	NA	NA	NA	NA
JC Penney	CCC / Caa1 / CCC+	85,898	8.4	Yes	$552,250	$6.43	7/31/2018	$115	5.6%	6, 5-year options
Best Buy	BB- / Baa2 / BB	45,793	4.5	Yes	$1,320,811	$28.84	1/31/2019	NA	NA	2, 5-year options
Sports Authority	NR / NR / NR	43,326	4.2	Yes	$976,075	$22.53	6/30/2017	$116	19.4%	NA
Total Anchors		587,625	57.5%

Major Tenants
XXI Forever	NR / NR / NR	26,339	2.6%	Yes	$1,249,522	$47.44	1/31/2019	$200	23.7%	NA
Old Navy	BBB- / Baa3 / BBB-	20,876	2.0	Yes	$417,520	$20.00	1/31/2022	$366	5.5%	1, 5-year option
H&M	NR / NR / NR	17,185	1.7	Yes	$869,780	$50.61	1/31/2019	$205	24.7%	NA
Gap	BBB- / Baa3 / BBB-	16,169	1.6	Yes	$702,424	$43.44	1/31/2016	$185	23.5%	NA
Super Shoes	NR / NR / NR	15,804	1.5	Yes	$237,060	$15.00	9/30/2020	$169	8.9%	2, 5-year options
Abercrombie & Fitch	NR / NR / NR	10,525	1.0	Yes	$469,471	$44.61	1/31/2019	$188	23.7%	NA
Pier 1 Imports	NR / B1 / B+	10,100	1.0	Yes	$290,501	$28.76	6/30/2023	NA	NA	2, 5-year options
Total Major Tenants		116,998	11.4%

Fifteen Largest In-line Tenants based on Underwritten Total Rent
American Eagle Outfitters	NR / NR / NR	9,083	0.9%	Yes	$738,514	$81.31	4/30/2018	$421	19.3%	NA
Victoria’s Secret	NR / NR / NR	8,830	0.9	Yes	$534,776	$60.56	1/31/2015	$961	6.3%	NA
Olympia Sports	NR / NR / NR	6,375	0.6	Yes	$456,606	$71.62	1/31/2019	$335	21.4%	NA
Express	NR / NR / NR	7,225	0.7	Yes	$396,181	$54.83	1/31/2015	$318	17.2%	NA
Lane Bryant	NR / NR / NR	5,861	0.6	Yes	$376,144	$64.18	4/30/2015	$177	36.3%	NA
Coldwater Creek(4)	NR / NR / NR	6,644	0.6	Yes	$372,864	$56.12	1/31/2019	$150	37.4%	NA
Pacsun	NR / NR / NR	4,471	0.4	Yes	$366,550	$81.98	6/30/2019	$254	32.3%	NA
Ulta	NR / NR / NR	9,967	1.0	Yes	$365,991	$36.72	2/28/2021	$316	11.6%	2, 5-year options
Lenscrafters	NR / NR / NR	4,242	0.4	Yes	$358,285	$84.46	1/31/2019	$863	9.8%	NA
Eddie Bauer	NR / NR / NR	5,876	0.6	Yes	$354,187	$60.28	1/31/2023	$244	24.7%	NA
Banana Republic	BBB- / Baa3 / BBB-	6,000	0.6	Yes	$340,101	$56.68	10/31/2014	$296	19.1%	2 options(5)
David’s Bridal	NR / NR / NR	9,163	0.9	Yes	$332,933	$36.33	1/31/2019	$312	11.6%	NA
Sephora	NR / NR / NR	5,200	0.5	Yes	$328,466	$63.17	1/31/2021	$814	7.8%	NA
Apple	NR / Aa1 / AA+	5,322	0.5	Yes	$322,334	$60.57	1/31/2019	$6,357	1.0%	NA
Loft	NR / NR / NR	5,500	0.5	Yes	$310,709	$56.49	1/31/2015	$404	14.0%	NA
Fifteen Largest In-line Tenants		99,759	9.8%

Remaining Tenants		197,720	19.3%		$12,627,646	$63.87
Vacant Spaces		20,106	2.0%		$0	$0.00
Total Owned SF		730,444	71.5%
Total SF		1,022,208	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Rent, Tenant Sales and Actual Occupancy Cost as of TTM December 31, 2013.
(3)	The Bon Ton opened in September 2013 and sales are not available.
(4)
Coldwater Creek filed Chapter 11 Bankruptcy on April 11, 2014. Coldwater Creek may terminate its lease with 90 days’ notice and payment of 50% of the unamortized portion of the construction allowance if its net sales are less than $2,657,600 during the period from February 1, 2013 through January 31, 2014. Coldwater Creek’s sales were $994,283 during the period from February 1, 2013 through January 31, 2014.

(5)	Banana Republic has two renewal options. The first renewal option is for three years and the second renewal option is for five years.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

The following table presents general descriptions of the major tenants at the Maine Mall Property:

Five Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Tenant Description
XXI Forever
Forever 21 is an American chain of clothing retailers with branches in major cities in the United States and Canada, Europe, Asia and the Middle East offering fashion and accessories for young women and men.

Best Buy
Best Buy Co., Inc. is a multinational corporation selling consumer electronics and a variety of related merchandise, including software, video games, music, DVDs, Blu-ray discs, mobile phones, digital cameras, car stereos and video cameras, in addition to home appliances. In 2013, Best Buy operated 1,056 Best Buy and 409 Best Buy Mobile stand-alone stores in the US. Best Buy also operated; 140 Future Shop, 72 Best Buy and 49 Best Buy Mobile stand-alone stores in Canada; 211 Five Star stores in China; and 14 Best Buy stores in Mexico. As of 2013, Best Buy employed approximately 180,000 employees worldwide.

H&M
H & M Hennes & Mauritz AB (operating as H&M) is a Swedish retail-clothing company, known for its clothing offerings for women, men, teenagers and children. It has over 2,200 stores in 41 markets and as of 2011 employed around 87,000 people.

The Bon Ton
The Bon Ton is a regional department store company based in York, Pennsylvania chiefly operating 275 stores, including 11 furniture galleries, in 23 states throughout the northern United States with 27,100 employees.

Sports Authority
Sports Authority, Inc. is one of the largest sporting goods retailers in the United States with around 14,250 employees. Sports Authority is headquartered in Englewood, Colorado and it operates more than 460 stores in 45 U.S. States and Puerto Rico.

The following table presents certain information relating to the lease rollover schedule at the Maine Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	1,809	0.2%	0.2%	$94,068	0.5%	$52.00	1
2014	7,126	1.0	1.2%	410,348	2.2	57.58	2
2015	77,228	10.6	11.8%	2,299,639	12.1	29.78	18
2016	27,359	3.7	15.5%	1,488,686	7.9	54.41	9
2017	61,663	8.4	24.0%	1,647,696	8.7	26.72	12
2018	115,091	15.8	39.7%	1,283,925	6.8	11.16	10
2019	148,408	20.3	60.1%	5,722,034	30.2	38.56	17
2020	26,312	3.6	63.7%	940,540	5.0	35.75	9
2021	39,660	5.4	69.1%	1,797,667	9.5	45.33	12
2022	38,399	5.3	74.3%	1,068,207	5.6	27.82	10
2023	33,395	4.6	78.9%	1,042,483	5.5	31.22	8
2024	7,044	1.0	79.9%	265,429	1.4	37.68	4
2025 & Thereafter	126,844	17.4	97.2%	893,041	4.7	7.04	2
Vacant	20,106	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	730,444	100.0%		$18,953,764	100.0%	$26.68	114

(1)	Calculated based on approximate square footage occupied by each Owned Tenant

The following table presents certain information relating to historical leasing at the Maine Mall Property:

Historical Leased %(1)
	2008	2009	2010	2011	2012	2013	As of 1/31/2014
Owned Space	91.6%	93.8%	92.3%	95.2%	97.0%	96.3%	97.2%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

The following table presents certain information relating to the historical average annual rent per SF at the Maine Mall Property:

Historical Average Base Rent per SF(1)
	2011	2012	2013
Base Rent per SF	$22.46	$23.70	$24.95

(1)	Base Rent per SF calculation is based on borrower provided rental figures and total occupied square footage of 695,383 (2011), 708,531 (2012) and 703,418 (2013).

The following table presents certain information relating to comparable in-line sales at the Maine Mall Property:

Historical Sales and Occupancy Cost for Comparable In-line Tenants (< 10,000 SF)(1)
	2010	2011	2012	2013
Comparable In-line sales per SF including Apple	$555	$594	$638	$598
Occupancy cost including Apple	11.3%	10.7%	10.2%	11.4%
Comparable In-line sales per SF excluding Apple	$443	$450	$468	$456
Occupancy cost excluding Apple	14.2%	14.1%	13.6%	15.0%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Maine Mall Property:

Cash Flow Analysis(1)(2)
	2010	2011	2012	2013	TTM 1/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$14,453,882	$15,619,492	$16,794,264	$17,551,914	$17,695,135	$18,556,163	$25.40
Contractual Rent Steps	0	0	0	0	0	397,601	0.54
Percentage Rent	1,283,095	1,433,349	1,499,733	1,025,403	960,451	675,830	0.93
Specialty Leasing(3)	819,844	907,858	893,470	1,061,494	1,057,360	1,057,360	1.45
Gross Up Vacancy	0	0	0	0	0	1,005,071	1.38
Total Rent	$16,556,821	$17,960,699	$19,187,467	$19,638,810	$19,712,946	$21,692,025	$29.70
Total Reimbursables	6,160,245	5,772,842	5,652,568	7,172,705	7,287,990	7,994,784	10.95
Other Income(4)	692,937	862,217	993,517	556,866	541,715	534,860	0.73
Vacancy & Credit Loss	8,622	(20,560)	(5,634)	(87,460)	17,004	(1,005,071)	(1.38)
Effective Gross Income	$23,418,625	$24,575,198	$25,827,918	$27,280,921	$27,559,654	$29,216,598	$40.00

Real Estate Taxes	$3,650,659	$3,592,381	$3,824,411	$4,143,975	$4,148,939	$4,192,300	$5.74
Insurance	115,623	111,553	151,445	176,097	176,258	169,362	0.23
Management Fee	0	0	0	0	0	438,249	0.60
Other Operating Expenses	3,078,958	3,155,522	3,248,688	2,952,059	2,921,081	3,049,569	4.17
Total Operating Expenses	$6,845,240	$6,859,456	$7,224,545	7,272,131	$7,246,278	$7,849,481	$10.75

Net Operating Income	$16,573,385	$17,715,742	$18,603,373	$20,008,790	$20,313,377	$21,367,118	$29.25
TI/LC	0	0	0	0	0	879,416	1.20
Capital Expenditures	0	0	0	0	0	150,558	0.21
Net Cash Flow	$16,573,385	$17,715,742	$18,603,373	$20,008,790	$20,313,377	$20,337,144	$27.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the January 31, 2014 rent roll with contractual rent steps taken through March 1, 2015.
(3)	Specialty leasing represents rent from various temporary kiosks, removable units, wireless kiosks, and storage which are not included within the GLA of the mall.
(4)
Other income includes certain tenants’ utility payments, trash pad rental, antenna rent, storage income, advertising revenue, sponsorship income, vending income, telephone income, stroller revenue, gift card income, and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

■	Appraisal. According to the appraisal, the Maine Mall Property had an “as-is” appraised value of $395,000,000 as of an effective date of February 25, 2014.

■
Environmental Matters. A Phase I environmental report, dated February 26, 2014, did not identify the presence of a recognized environmental condition and recommended no further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the Maine Mall Loan.

■
Market Overview and Competition. The Maine Mall Property is a super-regional mall located in South Portland, Maine and is the largest enclosed mall in the state of Maine. Per the appraisal, the Maine Mall Property is the only enclosed center within a 30-mile radius and is the dominant center for a sizable geographical trade area. The closest competing super-regional mall identified in the appraisal is The Mall at Fox Run, located approximately 50 miles from the Maine Mall Property, in Newington, New Hampshire. As of 2013, the population within a 30-mile radius of the Maine Mall Property was 449,225 with an average household income of $71,316.

The following table presents certain information relating to the primary competition for the Maine Mall Property:

Competitive Set(1)
	Maine Mall	Bangor Mall	The Mall at Fox Run	Kittery Outlets	Freeport Village Station
Distance from Subject	-	138 miles	50 miles	45 miles	20 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Outlet Center	Lifestyle Center
Year Built / Renovated	1971, 1983 / 1989, 1994	1979 / 1997	1982 / 2000	1978 / 1990	2012 / NAP
Total GLA	1,022,208	654,823	600,831	700,000	114,026
Total Occupancy	98.0%	98.0%	97.0%	99.0%	99.0%
Anchors	Macy’s, The Bon Ton, Sears, JC Penney, Best Buy	Macy’s, Sears, JC Penney, Dick’s Sporting Goods	Macy’s, Sears, J.C. Penney	Crate & Barrel, Banana Republic, Corning Factory Outlet, Gap	LL Bean, Old Navy

(1)	Source: Appraisal.

■
The Borrower. The borrower is GGP-Maine Mall L.L.C., a recycled single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Maine Mall Loan. The Maine Mall Loan’s borrower sponsor and non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., a Delaware corporation (“GGP Holding I”), an affiliate of General Growth Properties, Inc. (“GGP”).

■
Escrows. On each due date during the continuance of a Maine Mall Cash Sweep Event Period or a Maine Mall Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless, with respect to insurance, the borrower provides evidence that the required insurance is being provided under any blanket policy reasonably acceptable to the lender, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $50,000, subject to a maximum total escrowed amount of $600,000, and (iii) a capital expenditure reserve in the monthly amount of $8,598, subject to a maximum total escrowed amount of $103,177.

Additionally, at origination, GGP Holding I, delivered to the lender a guarantee of certain unfunded landlord obligations of the borrower totaling $260,683 at the Maine Mall Property, in lieu of a cash reserve for the same amount.

A “Maine Mall Cash Sweep Event Period” means any period commencing as of (i) the occurrence and continuance of an event of default, (ii) the filing of a bankruptcy petition or a similar event with respect to the borrower, (iii) the filing of a bankruptcy petition or a similar event with respect to the guarantor, (iv) the filing of a bankruptcy petition or a similar event with respect to the property manager, or (v) the occurrence and continuance of an event of default under a subordinate mezzanine loan document, and terminating upon the cure of any such Maine Mall Cash Sweep Event Period in accordance with the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

A “Maine Mall Trigger Period” means any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the Maine Mall Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.50x and terminating as of the end of the second consecutive fiscal quarter in which the debt service coverage ratio of the Maine Mall Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.50x.

■
Lockbox and Cash Management. The Maine Mall Loan requires a hard lockbox, which is already in place, with springing cash management. The loan documents require the borrower to cause all rents (excluding (i) rents paid by tenants under seasonal leases, licensees and other miscellaneous payors, (ii) de minimus income, and (iii) rents generated pursuant to multi-property sponsorship and advertising programs which are attributable to the Maine Mall Property) to be paid directly to a lender controlled lockbox account. The loan documents also require that all rents and other amounts (other than de minimis income and rents generated pursuant to multi-property sponsorship and advertising programs which are attributable to the Maine Mall Property) received by the borrower or the property manager be deposited into the lockbox account within 3 business days after receipt. On each business day that no Maine Mall Cash Sweep Event Period is continuing and no Maine Mall Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of borrower. During the continuance of a Maine Mall Trigger Period or a Maine Mall Cash Sweep Event Period, all amounts in the lockbox account are required to be swept to the lender-controlled cash management account on a daily basis and, provided no event of default is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into the excess cash flow reserve. Funds in the excess cash flow reserve are (i) to the extent no Maine Mall Cash Sweep Event Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Maine Mall Cash Sweep Event Period is continuing, to be held as additional collateral for the Maine Mall Loan. Following the initiation of foreclosure proceedings, exercise of a power of sale or initiation of proceedings for the appointment of a receiver with respect to the Maine Mall Property, or following an acceleration of the Maine Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Maine Mall Loan and/or toward the payment of expenses of the Maine Mall Property, in such order of priority as the lender may determine.

■
Property Management. Under the loan documents, the Maine Mall Property must be managed by (i) the borrower, (ii) General Growth Services, Inc., (iii) General Growth Management, Inc., or such other affiliate of GGP Holding I (provided such entity operates under a written management agreement on arm’s length terms reasonably acceptable to lender that provides for the segregation of funds as between the Maine Mall Property and other managed properties), or (iv) a reputable and experienced management company, which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use and operation of the Maine Mall Property, and with respect to which the lender has received Rating Agency Confirmation (and a new non-consolidation opinion if the property manager is an affiliate of the borrower). During the continuance of an event of default under the Maine Mall Loan, a material default by the property manager under its management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager, or if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to replace the manager if the property is not self-managed. If the property is self managed, following the initiation of foreclosure proceedings, exercise of a power of sale or initiation of proceedings for the appointment of a receiver with respect to the Maine Mall Property, the lender has the right to require the borrower to engage an approved unaffiliated property manager.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

MAINE MALL

■
Mezzanine or Secured Subordinate Indebtedness. Mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the Maine Mall loan agreement (or from multiple lenders, to the extent that more than 50% of such debt is held by such qualified institutional lenders) to a direct or indirect equity owner of borrower that is secured by a pledge of direct or indirect equity interests in borrower, so long as, among other things (i) immediately after giving effect to such debt, the combined loan-to-value ratio (as calculated under the loan documents) does not exceed 56.5%, (ii) immediately after giving effect to such debt, the combined debt service coverage ratio (as calculated under the loan documents) is at least 1.95x, (iii) an intercreditor agreement is received by the lender, (iv) the mezzanine debt is either coterminous with the Maine Mall Loan or prepayable without premium or penalty from and after the maturity date of the Maine Mall Loan, (v) if such mezzanine debt bears a floating rate of interest, borrower obtains an interest rate cap agreement, (vi) such mezzanine debt is a current-pay loan with no “pay-in-kind” feature, and (vii) if required by lender, Rating Agency Confirmation has been obtained.

■
Terrorism Insurance. The borrower is required to maintain a “special peril” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Maine Mall Property, plus twelve months of business interruption coverage with an additional extended period of indemnity for twelve months or until the income is restored to the prior level. Such “special peril” insurance policy is required to contain a deductible that is no larger than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Release, Substitution and Expansion. The Maine Mall loan documents permit the borrower to release certain vacant non-income producing parcels, and additionally, to substitute certain vacant, non-income producing parcels with other parcels at the shopping center subject to satisfaction of certain conditions set forth in the Maine Mall loan documents. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in the Free Writing Prospectus. Additionally, the borrower may, from time to time, acquire one or more parcels of land that constitute an integral part of, or adjoins, the shopping center of which the Maine Mall Property is a part, subject to the satisfaction of certain conditions including that: (i) no event of default is then continuing, (ii) upon the date of the expansion, the borrower acquires a fee simple or leasehold interest to the expansion parcel, (iii) the borrower executes and delivers substitute loan documents, (iv) the borrower delivers a clean Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report (v) if the expansion parcel is improved, the borrower delivers to lender a physical conditions report acceptable to lender, (vi) the borrower delivers evidence that the expansion parcel constitutes one or more separate tax lots, and (vii) the acquisition of the expansion parcel does not violate any of the provisions of the leases, operating agreements, parking agreements, or other similar agreements affecting the Maine Mall Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

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NEWCASTLE SENIOR HOUSING PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Orchid Terrace	4474 Butler Hill Road	St. Louis	Missouri	63128
2	Village Gate of Farmington	88 Scott Swamp Road	Farmington	Connecticut	06032
3	Lodge At Cold Spring	50 Cold Spring Road	Rocky Hill	Connecticut	06067
4	The Manor At Oakridge	4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110
5	Durham Regent	3007 Pickett Road	Durham	North Carolina	27705
6	Dogwood Estates	2820 Wind River Lane	Denton	Texas	76210
7	Sheldon Oaks	2525 Cal Young Road	Eugene	Oregon	97401
8	Jordan Oaks	10820 Penny Road	Cary	North Carolina	27518
9	Sky Peaks	1520 Sky Valley Drive	Reno	Nevada	89523
10	The Westmont	1675 Scott Boulevard	Santa Clara	California	95050
11	Pinewood Hills	3901 Kirkpatrick Lane	Flower Mound	Texas	75028
12	Hidden Lakes	400 Madrona Avenue Southeast	Salem	Oregon	97302
13	Walnut Woods	35 North Walnut Street	Boyertown	Pennsylvania	19512
14	Oakwood Hills	4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701
15	Madison Estates	8645 Fredericksburg Road	San Antonio	Texas	78240
16	Thornton Place	2901 Southwest Armstrong Avenue	Topeka	Kansas	66614
17	Whiterock Court	9215 White Rock Trail	Dallas	Texas	75238
18	The Bentley	3362 Forest Lane	Dallas	Texas	75234
19	Pueblo Regent	100 San Carlos Road	Pueblo	Colorado	81005
20	Vista De La Montana	18510 North Parkview Place	Surprise	Arizona	85374
21	Rock Creek	19295 Northwest Cornell Road	Hillsboro	Oregon	97124
22	Illahee Hills	8308 Colby Parkway	Urbandale	Iowa	50322
23	Palmer Hills	2617 Maplecrest Road	Bettendorf	Iowa	52722
24	Uffelman Estates	215 Uffelman Drive	Clarksville	Tennessee	37043
25	The Regent	440 Northwest Elks Drive	Corvallis	Oregon	97330
26	The Fountains At Hidden Lakes	250-352 Woodbridge Court Southeast	Salem	Oregon	97302

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	26	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$103,397,612
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit(5)	$120,053.08
Size (Units)	3,002	Percentage of Initial Pool Balance	9.9%
Total Occupancy as of 1/31/2014	90.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2014	90.9%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(2)	4.9900%
Appraised Value(1)	$507,180,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
Underwritten Revenues	$83,423,512
Underwritten Expenses	$45,095,540	Escrows
Underwritten Net Operating Income (NOI)	$38,327,972		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$37,349,320	Taxes	$0	$346,784
Cut-off Date LTV Ratio(1)	71.1%	Insurance	$189,009	$36,856
LTV Ratio at Maturity(1)	56.8%	Replacement Reserves(6)	$0	$81,564
DSCR Based on Underwritten NOI / NCF(2)(3)	1.59x / 1.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.6% / 10.4%	Other(7)	$652,265	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$362,499,000	70.6%	Purchase Price	$505,656,938	98.5%
Principal’s New Cash Contribution	150,750,203	29.4	Closing Costs	6,750,991	1.3
			Reserves	841,274	0.2
Total Sources	$513,249,203	100.0%	Total Uses	$513,249,203	100.0%

(1)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.4% and 52.2%, respectively. See “—Appraisal” below.

(2)
The coupon for the Newcastle Senior Housing Portfolio Loan is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the Newcastle Senior Housing Portfolio Loan coupon will be 4.9900%. The DSCR Based on Underwritten NOI / NCF is calculated based on the 4.9900% coupon rate. The DSCR Based on Underwritten NOI / NCF calculated based on the initial coupon rate of 4.0000% are 1.85x and 1.80x, respectively. See “Annex G-1—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus.

(3)
The DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Properties. The DSCR (calculated based on the 4.9900% coupon) and Debt Yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. See “—Master Lease” below.

(4)
The Cut-off Date Balance of $103,397,612 represents the note A-3 of a $362,499,000 loan combination evidenced by multiple pari passu notes. Note A-1, with a Cut-off Date Balance of $100,912,092, was contributed to CGCMT 2014-GC19, Note A-2, with a Cut-off Date Balance of $117,316,521, was contributed to GSMS 2014-GC20 and one more companion loan with an aggregate principal balance of $38,773,110 as of the Cut-off Date is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(5)	Calculated based on the entire Newcastle Senior Housing Portfolio Loan Combination.
(6)	Replacement reserves of $27.17 per unit, collected monthly. See “—Escrows” below.
(7)	Other reserve represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Newcastle Senior Housing Portfolio Loan”) is part of a loan combination structure (the “Newcastle Senior Housing Portfolio Loan Combination”) comprised of multiple pari passu notes that are together secured by first mortgages encumbering 26 independent living facilities with multiple residents located in 14 states (collectively, the “Newcastle Senior Housing Portfolio Properties”). The Newcastle Senior Housing Portfolio Loan (evidenced by Note A-3), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $103,397,612 and represents approximately 9.9% of the Initial Pool Balance. The related companion loans (the “Newcastle Senior Housing Portfolio Companion Loans”) (evidenced by multiple pari passu notes), are held outside the Issuing Entity. One related companion loan (evidenced by Note A-1) was contributed to the CGCMT 2014-GC19 transaction and has an outstanding principal balance as of the Cut-off Date of $100,912,092 and another related companion loan (evidenced by Note A-2) was contributed to the GSMS 2014-GC20 transaction and has an outstanding principal balance as of the Cut-off Date of $117,316,521. The remaining Newcastle Senior Housing Portfolio Companion Loan will be initially retained by GS Commercial Real Estate LP and is expected to be contributed to a future securitization transaction and has an aggregate outstanding principal balance as of the Cut-off Date of $38,773,110. The Newcastle Senior Housing Portfolio Loan Combination was originated by GS Commercial Real Estate LP on December 23, 2013 and the Newcastle Senior Housing Portfolio Loan will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date. The Newcastle Senior Housing Portfolio Loan Combination has an original principal balance of $362,499,000 and each note has an initial interest rate of 4.0000% per annum that increases to 4.9900% per annum beginning January 6, 2019. The borrowers utilized the proceeds of the Newcastle Senior Housing Portfolio Loan Combination to acquire the Newcastle Senior Housing Portfolio Properties from subsidiaries of Harvest Facility Holdings LP, (d/b/a Holiday Retirement Corp.) (“Holiday”), via a sale-leaseback transaction. NCT Master Tenant II LLC, an affiliate of Holiday, has entered into a triple net master lease, described under “—Master Lease” below, to lease the Newcastle Senior Housing

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Portfolio Properties from the borrowers. The Newcastle Senior Housing Portfolio Loan Combination will be serviced under the CGCMT 2014-GC19 pooling and servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Newcastle Senior Housing Portfolio Loan and the Newcastle Senior Housing Portfolio Companion Loans.

The Newcastle Senior Housing Portfolio Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Newcastle Senior Housing Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule (see “Annex G-1—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus). The scheduled maturity date is the due date in January 2024. The Newcastle Senior Housing Portfolio Loan Combination may be voluntarily prepaid in whole or in part on any date after June 23, 2014, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid. On or after the due date occurring in October 2023, the borrowers will be permitted to prepay Newcastle Senior Housing Portfolio Loan Combination without payment of any yield maintenance premium.

The mortgage loan documents restrict the lender from transferring the mortgage loan to HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc. and their affiliates. This may have an adverse effect on the special servicer’s ability to liquidate the mortgage loan if an event of default occurs.

■
Master Lease. The borrowers have entered into a triple net master lease (the “Newcastle Senior Housing Portfolio Master Lease”) with NCT Master Tenant II LLC (an affiliate of Holiday), that covers each of the Newcastle Senior Housing Portfolio Properties. The master tenant has fully subordinated the Newcastle Senior Housing Portfolio Master Lease to the Newcastle Senior Housing Portfolio Loan Combination pursuant to a subordination, non-disturbance and attornment agreement. The initial aggregate annual rent under the Newcastle Senior Housing Portfolio Master Lease is $32,867,701. The annual base rent will increase on January 1 of each year as follows: (i) for 2015 through 2017, by 4.5% of the annual base rent for the prior year and (ii) for 2018 through the final year of the Newcastle Senior Housing Portfolio Master Lease, by the product of (a) the annual base rent for the prior year and (b) the lesser of (1) 3.75% and (2) the greater of 3.50% and the percentage increase in the Consumer Price Index (calculated using the average Consumer Price Index for the 6 months prior to the date of determination over the average Consumer Price Index for the 6 months prior to January 1, 2018) during the period commencing on January 1, 2018 and ending on December 30 of the calendar year immediately preceding the date of such base rent increase. The Newcastle Senior Housing Portfolio Master Lease has a 17-year term. Upon expiration of the Newcastle Senior Housing Portfolio Master Lease, the master tenant will not have a purchase option.

Year	Master Lease Base Rent(1)
2014	$32,867,701

2015	$34,346,748

2016	$35,892,351

2017	$37,507,507

2018 and Thereafter
The base rent for the previous year, plus the product of (i) base rent for the previous year, multiplied by (ii) the lesser of (x) 3.75% and (y) the greater of (1) 3.50% and (2) the CPI increase (6 month trailing CPI over average CPI published for the 6 months ending January 1, 2018).

(1)	As may be reduced pursuant to releases and described under “—Release of Collateral” below.

The master tenant has deposited $21,911,801 with the borrowers as a security deposit for the performance of the master tenant of the provisions of the Newcastle Senior Housing Portfolio Master Lease. This amount has not been pledged to the lender to secure the Newcastle Senior Housing Portfolio Loan Combination. During the continuation of an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers may use the security deposit to satisfy any outstanding obligation of the master tenant under the Newcastle Senior Housing Portfolio Master Lease. The master tenant is required to replenish the security deposit by paying to the borrowers an amount equal to any portion of the security deposit expended or applied by the borrowers. The security deposit was not pledged by the borrowers as collateral for the Newcastle Senior Housing Portfolio Loan Combination.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition, if the lease coverage ratio (i.e., the ratio of (x) net operating income (as defined in the Newcastle Senior Portfolio Master Lease) for the Newcastle Senior Housing Portfolio Properties in the aggregate to (y) the base rent under the Newcastle Senior Portfolio Master Lease) for the trailing twelve-month period falls below (i) 1.00x, from and after the quarter ending December 31, 2014 through the quarter ending December 31, 2018, (ii) 1.05x, from and after the quarter ending March 31, 2019 through the quarter ending December 31, 2023, (iii) 1.10x, from and after the quarter ending March 31, 2024 through the quarter ending December 31, 2028, or (iv) 1.15x, from and after the quarter ending March 31, 2029 through each following quarter, then the master tenant will be required to deposit with the borrowers an amount (“Ratio Shortfall Deposits”) sufficient to achieve the applicable lease coverage ratio, which amount will be placed in escrow as described under “—Escrows” below. The Ratio Shortfall Deposits may be released back to the master tenant upon delivery of an officer’s certificate which reflects compliance with the lease coverage ratio requirements described above for two consecutive quarters.

The guarantor of the master tenant’s obligations under the Newcastle Senior Housing Portfolio Master Lease is Holiday AL Holdings LP. The guarantor’s failure to comply with certain obligations under the guaranty beyond any applicable cure periods or meet certain minimum financial requirements, among other things, will constitute an event of default under the Newcastle Senior Housing Portfolio Master Lease.

Upon an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers will have the right to terminate the Newcastle Senior Housing Portfolio Master Lease, subject to the master tenant’s 10-day cure period after notice of such termination. However, if the event of default only relates to one or more single Newcastle Senior Housing Portfolio Properties, then the borrowers may only terminate the Newcastle Senior Housing Portfolio Master Lease with respect to the affected Newcastle Senior Housing Portfolio Properties; provided that, if the Newcastle Senior Housing Portfolio Master Lease has already been terminated with respect to at least two Newcastle Senior Housing Portfolio Properties, then the borrowers may terminate the entire Newcastle Senior Housing Portfolio Master Lease. If the Newcastle Senior Housing Portfolio Master Lease is terminated with respect to any single Newcastle Senior Housing Portfolio Property, then the borrowers will be required to re-lease that Newcastle Senior Housing Portfolio Property within 90 days, among other conditions, (i) to a tenant that is an affiliate of the Newcastle Senior Housing Portfolio Master Lease guarantor or any acceptable replacement guarantor that satisfies the requirements in the loan documents, or satisfies the financial covenants set forth in the guaranty of the Master Lease, or any other person approved by the lender, in each case, subject to a Rating Agency Confirmation, (ii) pursuant to a lease that is either in substantially the same form and substance as the Newcastle Senior Housing Portfolio Master Lease or on a commercially reasonable form (provided any differences do not result in a material adverse effect on the financial condition of the borrowers, the ability of the borrowers to perform their material obligations under the loan documents or the rights and remedies of the lender under the loan documents and are limited to modifications that are permitted in accordance with the loan documents) and (iii) the replacement lease is guaranteed by a guarantor that meets certain financial requirements specified in the Newcastle Senior Housing Portfolio Master Lease for which Rating Agency Confirmation has been obtained (clauses (i), (ii) and (iii), together with certain other conditions contained in the loan documents, collectively, the “Re-Lease Requirements”), subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum). In addition, the borrowers have the right to cure any event of default under the Newcastle Senior Housing Portfolio Master Lease.

An event of default under the Newcastle Senior Housing Portfolio Master Lease will constitute an event of default under the Newcastle Senior Housing Loan Combination, unless, within 90 days, (i) such event of default is cured, (ii) if such event of default relates to one or more (but not all) of the Newcastle Senior Housing Portfolio Properties, then the borrowers re-lease the related Newcastle Senior Housing Property or Properties in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum) or (iii) in the case of any other event of default, then the borrowers re-lease all of the Newcastle Senior Housing Portfolio Properties in accordance with the Re-Lease Requirements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition to the re-leasing of a Newcastle Senior Housing Portfolio Property after an event of default under the Newcastle Senior Housing Master Lease, the borrowers may release one or more Newcastle Senior Housing Portfolio Properties from the Newcastle Senior Housing Portfolio Master Lease absent an event of default under the Newcastle Senior Housing Portfolio Loan if such Newcastle Senior Housing Portfolio Property or Properties are re-leased in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum.

A Newcastle Senior Housing Portfolio Property may only be released from the Newcastle Senior Housing Portfolio Master Lease in connection with a casualty or condemnation, a release as described under “—Release of Collateral” below, or in connection with a re-leasing as set forth above.

Each Newcastle Senior Housing Portfolio Property is further subleased from the master tenant to a subtenant pursuant to a sublease, each dated December 23, 2013. Each subtenant is a subsidiary of the Master Tenant.

■
The Mortgaged Properties. The Newcastle Senior Housing Portfolio Properties consist of 26 independent living facilities across 14 states totaling 3,002 units, which were constructed between 1983 and 2006. The Newcastle Senior Housing Portfolio Properties are age-restricted rental properties that provide residents, as part of their monthly fee, with access to meals and other services such as housekeeping, linen service, transportation and social/recreational activities. All of the Newcastle Senior Housing Portfolio Properties are 100% private pay and do not have healthcare licenses.

The following table presents certain information relating to the Newcastle Senior Housing Portfolio Properties:
Property Name	City	State	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Total Units	Occupancy(1)	Initial Master Lease Base Rent	Underwritten NCF(2)	Underwritten NCF $ per Unit(2)
Orchid Terrace	St. Louis	MO	$5,912,163	5.7%	117	91.5%	$1,884,468	$2,111,229	$18,045
Village Gate of Farmington	Farmington	CT	5,871,389	5.7	164	93.9%	1,870,034	2,472,990	15,079
Lodge At Cold Spring	Rocky Hill	CT	5,667,522	5.5	112	85.7%	1,807,426	1,856,957	16,580
The Manor At Oakridge	Susquehanna Township	PA	5,443,267	5.3	115	85.2%	1,737,497	1,352,114	11,758
Durham Regent	Durham	NC	5,382,107	5.2	123	95.1%	1,717,292	1,902,061	15,464
Dogwood Estates	Denton	TX	5,259,786	5.1	118	85.6%	1,673,850	1,585,981	13,441
Sheldon Oaks	Eugene	OR	4,913,211	4.8	111	95.5%	1,565,785	1,714,322	15,444
Jordan Oaks	Cary	NC	4,892,824	4.7	117	99.1%	1,562,892	1,971,434	16,850
Sky Peaks	Reno	NV	4,729,730	4.6	121	86.0%	1,506,079	1,400,508	11,574
The Westmont	Santa Clara	CA	4,607,410	4.5	137	97.8%	1,466,014	2,049,346	14,959
Pinewood Hills	Flower Mound	TX	4,464,702	4.3	117	93.2%	1,424,063	1,754,505	14,996
Hidden Lakes	Salem	OR	4,179,288	4.0	135	96.3%	1,279,858	1,588,851	11,769
Walnut Woods	Boyertown	PA	3,914,260	3.8	113	98.2%	1,246,509	1,731,331	15,322
Oakwood Hills	Eau Claire	WI	3,863,293	3.7	116	83.6%	1,231,550	1,448,449	12,487
Madison Estates	San Antonio	TX	3,771,552	3.6	160	89.4%	1,201,417	1,452,481	9,078
Thornton Place	Topeka	KS	3,302,656	3.2	121	84.3%	1,050,226	1,104,812	9,131
Whiterock Court	Dallas	TX	3,261,883	3.2	117	94.9%	1,037,021	1,373,042	11,735
The Bentley	Dallas	TX	3,241,496	3.1	118	89.0%	1,034,571	1,362,766	11,549
Pueblo Regent	Pueblo	CO	3,078,402	3.0	99	90.9%	978,927	1,074,167	10,850
Vista De La Montana	Surprise	AZ	2,996,855	2.9	115	80.9%	958,132	717,775	6,242
Rock Creek	Hillsboro	OR	2,956,081	2.9	110	95.5%	941,741	1,121,178	10,193
Illahee Hills	Urbandale	IA	2,833,761	2.7	109	85.3%	902,842	937,940	8,605
Palmer Hills	Bettendorf	IA	2,752,214	2.7	106	80.2%	875,401	885,359	8,352
Uffelman Estates	Clarksville	TN	2,487,186	2.4	109	92.7%	762,868	891,514	8,179
The Regent	Corvallis	OR	1,997,903	1.9	84	98.8%	635,677	897,673	10,687
The Fountains At Hidden Lakes	Salem	OR	1,616,671	1.6	38	100.0%	515,561	590,533	15,540
Total Portfolio			$103,397,612	100.0%	3,002	90.9%	$32,867,701	$37,349,320	$12,441

(1)	Occupancy as of January 31, 2014.
(2)
Underwritten NCF represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease as indicated in the Initial Master Lease Base Rent column.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The following table presents certain information relating to the units and rent at the Newcastle Senior Housing Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent(3)	Underwritten Annual Rent(3)
Studio	990	427	$2,127	$1,978	$1,792,043	$21,504,515
1 Bedroom	1,522	586	2,685	2,598	3,595,610	43,147,314
Cottage 1 Bedroom	13	680	2,625	2,506	32,578	390,936
Garden Suite 1 Bedroom	6	724	2,657	2,736	10,944	131,328
2 Bedroom	394	943	3,522	3,531	1,228,778	14,745,341
Cottage 2 Bedroom	49	1,073	2,699	2,697	129,453	1,553,436
Garden Suite 2 Bedroom	12	1,050	2,986	3,276	36,035	432,420
3 Bedroom	1	1,009	3,500	2,995	2,995	35,940
Cottage 3 Bedroom	15	1,379	2,775	2,673	37,419	449,028
Total / Wtd. Avg.	3,002	595	$2,608	$2,516	$6,865,855	$82,390,259

(1)	Calculated using data provided in the appraisals. Averages are calculated off of number of occupied units.
(2)	As provided by the borrowers.
(3)
Underwritten monthly rent and underwritten annual rent represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease.

The following table presents certain information relating to historical leasing at the Newcastle Senior Housing Portfolio Properties:

Historical Leased %
	2011(1)(2)	2012(1)	2013(1)	As of 1/31/2014
Total Unit Count	2,871	2,955	2,990	3,002
Physical Occupancy	82.1%	85.7%	87.9%	90.9%

(1)	Total weighted average occupancy for each respective year and represents occupancy by residents. The Newcastle Senior Housing Portfolio Properties are 100% leased to the master tenant.
(2)	2011 figures exclude The Regent Property (acquired in 2012).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newcastle Senior Housing Portfolio Properties:

Cash Flow Analysis(1)
	2011(2)	2012	2013	T3 Annualized 1/31/2014	Underwritten(3)	Underwritten $ per Unit
Resident Fees	$69,577,760	$76,230,639	$79,780,528	$81,805,888	$90,738,336	$30,226
Vacancy Loss	0	0	0	0	(8,348,078)	(2,781)
Concessions	(5,938,629)	(3,538,802)	(1,188,313)	(1,019,514)	(1,019,514)	(340)
Less Bad Debt-Fees	(305,452)	(458,107)	(329,112)	(666,779)	(419,214)	(140)
Less Bad Debt-VA	(443,867)	(284,171)	(170,054)	47,200	0	0
Net Resident Fee Income	$62,889,812	$71,949,560	$78,093,048	$80,166,796	$80,951,531	$26,966
Other Income	394,317	393,883	458,735	492,075	492,075	164
Community Fees	2,751,939	2,485,940	1,966,437	1,979,906	1,979,906	660
Effective Gross Revenue	$66,036,068	$74,829,383	$80,518,220	$82,638,777	$83,423,512	$27,789

Real Estate Taxes	$4,233,939	$4,571,936	$4,429,249	$4,500,422	$4,717,850	$1,572
Insurance	462,577	724,256	651,075	507,618	647,285	216
Utilities	4,682,667	4,660,053	4,893,133	5,045,884	5,119,162	1,705
Housekeeping	1,956,518	2,054,560	2,074,460	2,121,648	2,158,651	719
Resident Relations	1,284,052	1,375,339	1,393,276	1,362,444	1,450,881	483
Repairs & Maintenance	3,153,388	3,157,982	3,302,129	3,076,430	3,462,500	1,153
Food Services	9,373,632	10,190,113	10,473,746	10,576,438	10,853,429	3,615
Employee Benefits	4,196,351	4,540,671	4,368,789	4,225,352	4,523,288	1,507
Administrative Expenses	4,957,788	5,093,240	5,123,950	5,147,787	5,354,389	1,784
Marketing	2,109,751	2,236,251	2,518,866	2,330,885	2,636,931	878
Management Fee	3,301,803	3,741,469	4,025,911	4,131,939	4,171,176	1,389
Total Operating Expenses	$39,712,466	$42,345,869	$43,254,582	$43,026,847	$45,095,540	$15,022

Net Operating Income	$26,323,602	$32,483,514	$37,263,639	$39,611,930	$38,327,972	$12,767
Replacement Reserves	935,946	963,330	974,767	978,652	978,652	326
Net Cash Flow	$25,387,656	$31,520,184	$36,288,871	$38,633,278	$37,349,320	$12,441

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2011 financials excludes The Regent Property (acquired in 2012).
(3)
Underwritten cash flow based on actual rental revenue net of loss to lease for occupied units from the January 31, 2014 rent rolls plus vacant units at the average in-place rent net of loss to lease for each unit type at each Newcastle Senior Housing Portfolio Property (9.6% of the Newcastle Senior Housing Portfolio as of the January 31, 2014 rent roll). The underwritten cash flow represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the Master Lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease. The net cash flow based solely on the rent payable under the Master Lease is $32,867,701 and the DSCR calculated based on this value and the 4.9900% coupon is 1.37x.

■
Ground Leases. The Westmont property was ground leased to Harvest Westmont Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Loan Combination) by Masonic Hall Corporation of Santa Clara and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 The Westmont Owner LLC. At the origination of the Newcastle Senior Housing Portfolio Loan Combination, Masonic Hall Corporation of Santa Clara entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease. The ground lease expires December 31, 2086. The annual rent under the ground lease is $5,000.

The Lodge at Cold Spring property was ground leased to Rocky Hill Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Loan Combination) by Rocky Hill Holdings LLC, each of which are affiliates of Holiday, and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 Lodge at Cold Spring Owner LLC. At the origination of the Newcastle Senior Housing Portfolio Loan Combination, Rocky Hills Holdings LLC entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease. The ground lease expires December 31, 2095. The annual rent under the ground lease is $100, plus applicable costs for shared access roads and real property taxes.

■	Appraisal. According to the appraisals, the Newcastle Senior Housing Portfolio Properties had an aggregate “leased fee” appraised value of $507,180,000 as of December 31, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Environmental Matters. According to a Phase I environmental report, dated December 16, 2013, the Village Gate of Farmington property contains a 1,000 gallon underground storage tank for which tank tightness testing data was not available and the Phase I recommended that a tank tightness test should be performed to ensure the structural integrity of the tank. The test was completed and no further action is necessary. According to the remaining Phase I environmental reports, dated December 16, 2013 and December 17, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for (a) additional radon gas testing to be conducted under controlled conditions at the Illahee Hills property, the Sky Peaks property, the Uffelman Estates property and the Vista De La Montana property, (b) evidence of mold and moisture observed at the Illahee Hills property and the Whiterock Court property to be remedied by properly trained building maintenance staff and the source of the moisture to be remedied, (c) approximately one inch of water affecting approximately 600 SF at the Madison Estates property to be addressed by a restoration company and the source of the moisture to be addressed to prevent future mold problems and (d) an asbestos operations and maintenance (O&M) plan at the Whiterock Court property.

■
The Borrowers. The borrowers are 26 Delaware limited liability companies, each of which is a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Newcastle Senior Housing Portfolio Loan Combination. Newcastle Investment Corp. is the non-recourse carveout guarantor under the Newcastle Senior Housing Portfolio Loan Combination.

■
Escrows. At origination, out of proceeds from the Newcastle Senior Housing Portfolio Loan Combination, the borrowers funded (i) an escrow reserve in the amount of $189,009 in respect of insurance premiums and (ii) a deferred maintenance reserve in the amount of $652,265. On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties, in each case only to the extent such amounts are not remitted by the master tenant under the Newcastle Senior Housing Portfolio Master Lease as described in the next paragraph. In addition, the borrowers will be required to remit Ratio Shortfall Deposits (as described under “—Master Lease” above) to the lender to be held as additional collateral for the Newcastle Senior Housing Portfolio Loan Combination until such amount is required to be remitted to the master tenant under the Newcastle Senior Housing Portfolio Master Lease.

In addition, on each due date, the master tenant will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties.

■
Cash Management. The Newcastle Senior Housing Portfolio Loan Combination requires a cash management account that is structured like a hard lockbox, which is already in place. The loan documents require the borrowers to direct the master tenant to pay all amounts required to be paid or funded to the borrowers under the Newcastle Senior Housing Portfolio Master Lease directly to a lender-controlled cash management account. The loan documents also require that all revenues received by the borrowers be deposited into the cash management account within two business days after receipt.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

On each business day, other than during a Newcastle Senior Housing Portfolio Trigger Period or an event of default under the Newcastle Senior Housing Portfolio Loan Combination, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account. On each due date during which no Newcastle Senior Housing Portfolio Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into the operating account. On each due date during a Newcastle Senior Housing Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service and required reserves, and all remaining amounts will be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Newcastle Senior Housing Portfolio Loan Combination, the lender may apply all funds on deposit in any of the accounts consisting collateral for the Newcastle Senior Housing Portfolio Loan Combination to amounts payable under the Newcastle Senior Housing Portfolio Loan Combination and/or toward the payment of expenses of the Newcastle Senior Housing Portfolio Properties, in such order of priority as the lender may determine.

A “Newcastle Senior Housing Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.05x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is equal to or greater than 1.05x; or (ii) commencing upon the master tenant’s failure to deliver certain financial reports pursuant to the Newcastle Senior Housing Portfolio Master Lease and ending when such financial reports are delivered.

■
Property Management. Each Newcastle Senior Housing Portfolio Property is managed by Holiday AL Management Sub LLC, each pursuant to a separate management agreement between the property manager and the applicable subtenant. Under the loan documents, each Newcastle Senior Housing Portfolio Property must remain managed by (i) Holiday AL Management Sub LLC, (ii) any tenant under, or guarantor of, the Newcastle Senior Housing Portfolio Master Lease, or any affiliate of such tenant or guarantor that (a) is a reputable and experienced professional manager of senior housing communities and, collectively with its affiliates, owns, operates or manages at least 20 senior housing communities (excluding the Newcastle Senior Housing Portfolio Property and other property acquired by affiliates of the non-recourse carveout guarantor on the origination date) and (b) does not have a chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any person holding a reasonably equivalent position that has been convicted of a felony relating to the ownership or operation of senior housing facilities, fraud or embezzlement or (iii) any other manager of senior housing communities that is approved by the lender in its sole discretion (which approval may be deemed after certain notice periods) and with respect to which the lender has received Rating Agency Confirmation.

■
Release of Collateral. Other than in connection with a casualty or condemnation event, provided no event of default is then continuing under the Newcastle Senior Housing Portfolio Loan Combination, at any time after June 23, 2014, the borrowers may voluntarily obtain the release of one or more of the Newcastle Senior Housing Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to or greater than 125% of the allocated loan amount (as calculated in the loan agreement for the Newcastle Senior Housing Portfolio Loan Combination) for each Newcastle Senior Housing Portfolio Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid if such release occurs prior to the due date occurring in October 2023, (iii) after giving effect to the release, the debt service coverage ratio as calculated under the loan agreement for the remaining Newcastle Senior Housing Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Newcastle Senior Housing Portfolio Property may no longer be subject to the Newcastle Senior Housing Portfolio Master Lease and the rent under the Newcastle Senior Housing Portfolio Master Lease may not be reduced by an amount that is in excess of the allocated property rent for such Newcastle Senior Housing Property and (v) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Newcastle Senior Housing Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Newcastle Senior Housing Portfolio Loan Combination as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for Newcastle Senior Housing Portfolio Properties are separately allocated to Newcastle Senior Housing Portfolio Properties and that certain other requirements are satisfied. Under the Newcastle Senior Housing Portfolio Master Lease, if requested by the borrowers, the master tenant is required to comply with insurance requirements imposed on the Newcastle Senior Housing Portfolio Properties, provided such requirements are customary in the industry for properties similar to the Newcastle Senior Housing Portfolio Properties in the same general areas in which the Newcastle Senior Housing Portfolio Properties are located, are customarily required by institutional lenders, are commercially reasonable and consistent with industry standards at the applicable time, and such insurance is available at commercially reasonable rates. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

GREENE TOWN CENTER

charming CHARLIE

LOFT
VICTORIA'S SECRET

charming CHARLIE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

CARTIFACT
DAYTON INTERNATIONAL AIRPORT
Vandalia
Vandalia Recreation Center
Huber Heights
Pheasant Hill
Northridge Estates
Forest Ridge-Quail Hollow
Gateway
Wright Patterson Air Force Base
Fairborn
Wright State University
Northern Hills
Deweese
Hillcrest
Old North Dayton
Dayton Children's Medical Center
Wesleyan Hill
Santa Clara
Cornell Heights
Riverdale
Old Dayton View
Dayton
Riverside
The Mall At Fairfield Commons
Residence Park
Downtown
Burkhardt
Springfield
Lakeview
Midtown
Twin Towers
Miami Valley Hospital
Hearthstone
Fairlane
Edgemont
Carillon
University Of Dayton Arena
University Of Dayton
Eastmont
Belmont
Oakwood
Greene Town Center
51 Plum Street
Beavercreek, OH 45440
Stoney Ridge
West Carrollton City
Moraine
Beavercreek
John Ankeney Soccer Complex
Kettering
Kettering Medical Center
Greene County Regional Airport
Splash Moraine
Moraine Airpark
Miamisburg
Southview Hospital
Centerville
Kettering-Sycamore Medical Center
Dayton Mall
Dayton Wright Brothers Airport
INDIANA
OHIO
Springfield
Columbus
Dayton
Middletown
Hamilton
Cincinnati

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Beavercreek, Ohio	Cut-off Date Principal Balance(2)	$47,250,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF(1)(2)	$193.32
Size (SF)	709,977	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 12/31/2013	88.8%	Number of Related Mortgage Loans(2)	None
Owned Occupancy as of 12/31/2013	88.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2006, 2008 / NAP	Mortgage Rate	5.0000%
Appraised Value	$222,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	12
Underwritten Revenues	$24,783,093
Underwritten Expenses	$10,506,975	Escrows
Underwritten Net Operating Income (NOI)	$14,276,118		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,222,484	Taxes	$2,811,015	$401,574
Cut-off Date LTV Ratio(4)	61.8%	Insurance	$0	$0
Maturity Date LTV Ratio(4)	49.3%	Replacement Reserve	$0	$15,235
DSCR Based on Underwritten NOI / NCF(4)	1.61x / 1.50x	TI/LC	$0	$54,717
Debt Yield Based on Underwritten NOI / NCF(4)	10.4% / 9.6%	Other(3)	$834,540	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$137,250,000	76.2%	Loan Payoff	$174,560,090	96.9%
Subordinate Debt	37,400,000	20.8	Reserves	3,645,555	2.0
Principal Equity Contribution	5,491,962	3.0	Closing Costs	1,936,317	1.1
Total Sources	$180,141,962	100.0%	Total Uses	$180,141,962	100.0%

(1)	The Greene Town Center Property is a mixed use property with a total of 709,977 SF of retail and office space and an additional 206 units of multifamily space.
(2)
The Cut-off Date Balance of $47,250,000 represents the non-controlling Note A-2 of a $137,250,000 loan combination evidenced by two pari passu notes. The companion loan, Note A-1, in the principal amount of $90,000,000 as of the Cut-off Date, is held outside the Issuing Entity and was contributed to the GSMS 2014-GC20 transaction.

(3)
Other reserves include an unfunded landlord obligations reserve (upfront deposit of $475,936) and a fair housing repair reserve for certain work required to comply with the Fair Housing Act (upfront deposit of $358,604). See “–Escrows” below.

(4)
Calculated based on the Greene Town Center Loan Combination. Maturity Date LTV is based on the “as-stabilized” appraised value of $235,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” value, is 52.2%.

■
The Mortgage Loan. The mortgage loan (the “Greene Town Center Loan”) is part of a loan combination structure (the “Greene Town Center Loan Combination”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property located in Beavercreek, Ohio (the “Greene Town Center Property”). The Greene Town Center Loan (evidenced by note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $47,250,000 and represents approximately 4.5% of the Initial Pool Balance. The related companion loan (the “Greene Town Center Companion Loan”) (evidenced by note A-1) is held outside the Issuing Entity. Note A-1, which was contributed to the GSMS 2014-GC20 transaction, has an outstanding principal balance as of the Cut-off Date of $90,000,000. The Greene Town Center Loan Combination was originated on November 22, 2013 by Citigroup Global Markets Realty Corp. The Greene Town Center Loan Combination had an original principal balance of $137,250,000 and each note has an interest rate of 5.0000% per annum. The proceeds of the Greene Town Center Loan Combination were primarily used to refinance existing debt on the Greene Town Center Property, set up reserves in connection with the Greene Town Center Loan Combination and pay closing costs. The Greene Town Center Loan Combination will be serviced under the GSMS 2014-GC20 pooling and servicing agreement. See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Greene Town Center Loan and the Greene Town Center Companion Loan.

The Greene Town Center Loan had an initial term of 120 months and has a remaining term of 115 months as of the Cut-off Date. The Greene Town Center Loan requires interest only payments on each due date through and including the due date occurring in December 2014 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Greene Town Center Loan is December 1, 2023. The borrower may, at its option, voluntarily prepay the Greene Town Center Loan Combination in whole (but not in part, except as otherwise described below under “—Lockbox and Cash Management” and “— Outparcel Release”), provided, that, if any such prepayment occurs prior to the due date occurring in October 2023, the borrower will be required to pay a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the amount prepaid. On or after the due date occurring in October 2023, the borrower will be permitted to prepay the Greene Town Center Loan in whole (but not in part) without payment of a prepayment premium or penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

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The Mortgaged Property. The Greene Town Center Property is a mixed use property located in Beavercreek, Ohio. The Greene Town Center Property is comprised of the borrower’s fee interest in 709,977 SF of retail and office space and 206 units of multifamily, residential space. The mortgage encumbering the Greene Town Center Property also encumbers the borrower’s leasehold interest in a ground lease for a portion of the Greene Town Center Property subleased to Urban Active Fitness (the mortgage also encumbers the borrower’s fee interest under such ground lease). A 14-screen movie theater on the adjacent premises is not part of the collateral.

The Greene Town Center Property is an open-air center that resides on a 49.137-acre site. The Greene Town Center Property was constructed in two phases in 2006 and 2008. The Greene Town Center Property is anchored by Von Maur, Urban Active Fitness, Forever 21, Old Navy, Nordstrom (space currently being built out), Unison and Morgan Stanley. The borrower of the Greene Town Center Loan Combination recently signed a lease with Apple for 6,071 SF at the Greene Town Center Property.

The Greene Town Center Property has three parking decks/structures in addition to surface parking totaling 4,401 parking spaces as part of the collateral for the Greene Town Center Loan, which equates to a ratio of approximately 6.20 parking spaces per 1,000 SF of office and retail space. The office space at the Greene Town Center Property is located on the second floor directly above the retail space. The multifamily units offer two formats, apartments and townhomes with the apartments situated on the higher floors with views and the townhomes situated at the residential street level at the western end of the Greene Town Center Property. As of December 31, 2013, the Total Occupancy and Owned Occupancy were both 88.8%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Greene Town Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Urban Active Fitness	NR / NR / NR	51,414	7.2%	$1,035,762	7.3%	$20.15	11/30/2026	NA	NA	2, 10-year options
Nordstrom(3)	A- / Baa1 / A-	35,123	4.9	561,968	4.0	16.00	7/31/2024	NA	NA	4, 5-year options
Books & Co.	NR / NR / NR	34,354	4.8	494,369	3.5	14.39	1/31/2022	$81	27.8%	2, 5-year options
Forever 21	NR / NR / NR	20,325	2.9	397,970	2.8	19.58	1/31/2019	$173	16.4%	NA
Gap(4)	BBB- / Baa3 / BBB-	10,128	1.4	304,050	2.2	30.02	8/31/2021	$178	16.9%	1, 5-year option
Old Navy(5)	NR / NR / NR	17,618	2.5	289,898	2.1	16.45	9/30/2021	$276	6.0%	2, 5-year options
Brio	NR / NR / NR	8,958	1.3	286,656	2.0	32.00	1/31/2017	$537	9.6%	2, 5-year options
Cheesecake Factory(6)	NR / NR / NR	9,676	1.4	259,317	1.8	26.80	1/31/2027	$802	6.4%	1, 5-year option
Tillys World of Jeans(7)	NR / NR / NR	6,845	1.0	257,577	1.8	37.63	1/31/2024	NA	NA	1, 5-year option
Bar Louie	NR / NR / NR	6,938	1.0	222,016	1.6	32.00	1/31/2017	$380	13.8%	1, 5-year option
Ten Largest Owned Tenants		201,379	28.4%	$4,109,584	29.1%	$20.41
Remaining Owned Tenants		429,032	60.4	10,013,114	70.9	23.34
Vacant Spaces (Owned Space)		79,566	11.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		709,977	100.0%	$14,122,698	100.0%	$22.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of December 31, 2013.
(3)
Nordstrom is not in occupancy as the Nordstrom space is currently under construction with an estimated completion and delivery date of May 19, 2014 as per the Nordstrom lease. It is estimated that Nordstrom will take occupancy of its space and commence paying rent no later than November 2014. We cannot assure you that Nordstrom will take occupancy as expected or at all.

(4)
Gap has the option to terminate its lease if gross sales for months 49 to 60 (September 1, 2015 to August 31, 2016) are equal to or less than $4,000,000 upon notice and the payment of 25% of the unamortized construction allowance (amortized over 15 years) capped at $250,000.

(5)
Old Navy has the option to terminate its lease if gross sales for months 49 to 60 (October 1, 2015 to September 30, 2016) are equal to or less than $6,300,000 upon notice and the payment of 25% of the unamortized construction allowance (amortized over 15 years) capped at $250,000.

(6)
Cheesecake Factory has the option to terminate its lease after the end of the 8th lease year (August 24, 2014) if gross annual sales in fiscal years 6, 7 or 8 are less than $6,000,000 or after the 9th fiscal year if gross annual sales are less than $7,000,000 in each case upon notice with payment of any unamortized allowance.

(7)
Tillys World of Jeans, provided it has been continuously open, has the option to terminate its lease if gross sales for months 49 to 60 are less than $325/SF within 60 days of the end of the 60th month (September 24, 2018) of the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Greene Town Center Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM(2)	0	0.0%	0.0%	$19,000	0.1%	$0.00	3
2014	21,032	3.0	3.0%	315,235	2.2	14.99	8
2015	20,224	2.8	5.8%	469,596	3.3	23.22	6
2016	3,806	0.5	6.3%	106,035	0.8	27.86	4
2017	155,526	21.9	28.3%	3,699,874	26.2	23.79	42
2018	54,082	7.6	35.9%	1,262,546	8.9	23.35	16
2019	69,707	9.8	45.7%	1,496,706	10.6	21.47	14
2020	51,006	7.2	52.9%	986,664	7.0	19.34	11
2021	47,457	6.7	59.6%	991,990	7.0	20.90	5
2022	54,333	7.7	67.2%	910,222	6.4	16.75	7
2023	20,474	2.9	70.1%	544,308	3.9	26.59	7
2024	61,976	8.7	78.8%	1,410,444	10.0	22.76	7
2025 & Thereafter	70,788	10.0	88.8%	1,910,079	13.5	26.98	5
Vacant	79,566	11.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	709,977	100.0%		$14,122,698	100.0%	$22.40	135

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	MTM tenants represent seasonal kiosk tenants.

The following table presents certain information relating to historical leasing at the Greene Town Center Property:

Historical Leased %(1)
2009	2010	2011	2012	2013
70.0%	78.5%	88.7%	87.7%	88.8%

(1)	As provided by the borrower and represents average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greene Town Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	Underwritten	Underwritten $ per SF
Base Rent	$9,918,369	$11,295,422	$11,071,926	$12,223,236	$13,810,232	$19.45
Contractual Rent Steps(2)	0	0	0	0	312,466	0.44
Gross Up Vacancy	0	0	0	0	2,726,345	3.84
Total Rent	$9,918,369	$11,295,422	$11,071,926	$12,223,236	$16,849,043	$23.73
Total Reimbursables	5,549,100	6,021,459	5,504,461	5,330,517	6,490,441	9.14
Percentage Rent	185,120	716,079	1,387,921	1,123,034	973,923	1.37
Other Income (Residential)(3)	2,497,236	2,656,235	2,820,765	2,890,509	3,031,452	4.27
Other Income(4)	753,061	680,546	348,789	299,899	318,779	0.45
Vacancy & Credit Loss	(447,436)	(1,257,550)	(556,013)	(213,812)	(2,880,545)	(4.06)
Effective Gross Income	$18,455,450	$20,112,191	$20,577,849	$21,653,383	$24,783,093	$34.91

Total Operating Expenses	$10,002,492	$9,929,327	$9,274,263	$9,440,460	$10,506,975	$14.80

Net Operating Income	$8,452,958	$10,182,864	$11,303,586	$12,212,923	$14,276,118	$20.11
TI/LC	0	0	0	0	860,138	1.21
Replacement Reserves	0	0	0	0	193,495	0.27
Net Cash Flow	$8,452,958	$10,182,864	$11,303,586	$12,212,923	$13,222,484	$18.62

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through July 31, 2014, excluding any tenants that are currently paying alternative rent.
(3)	Other Income (Residential) is the gross potential residential rental income, based on the in-place base rent per the December 31, 2013 rent roll.
(4)
Other Income is comprised of sponsorship income, metered and valet parking revenue, trash pad rental, various residential income items (e.g. application fees, pet fees, late fees, administrative fees, and forfeited security deposits), and net tenant services income from electric and water/sewer.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

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Appraisal. According to the appraisal, the Greene Town Center Property had an “as-is” appraised value of $222,000,000 as of February 4, 2014 and an “as-stabilized” appraised value of $235,000,000 as of May 1, 2015.

■	Environmental Matters. A Phase I environmental report dated July 18, 2013 identified no recognized environmental conditions, and recommended no further action necessary.

■
Market Overview and Competition. The Greene Town Center Property is comprised of a total of 709,977 SF of retail and office space with retail space totaling 566,634 SF and office space totaling 143,343 SF and 206 residential multifamily units. The Greene Town Center Property is located in the City of Beavercreek, Ohio, which is approximately seven miles east of the Dayton central business district, approximately 42 miles northeast of the Cincinnati central business district and 65 miles southwest of the Columbus central business district. According to the appraisal, the 2013 population within a one-, three-, and five-mile radius of the Greene Town Center Property is 8,938, 62,715, and 178,691, respectively. Average household income within a one-, three-, and five-mile radius of the Greene Town Center Property is estimated at $61,192, $60,110 and $61,716, respectively. Major employers in the area include Wright Patterson Air Force Base and a number of healthcare providers including the hospital systems of Dayton.

Per the appraisal, the Greene Town Center Property is located in the Dayton retail market and the Greene County retail submarket. As of year-end 2013, the Greene County retail submarket had a total retail supply of approximately 2.1 million SF with a vacancy rate of 10.9%, an average asking lease rate of approximately $9.85 per SF and positive year-to-date net absorption of 5,000 SF. According to the appraisal, the Greene Town Center Property is part of the Greater Dayton office market and the South office submarket. As of year-end 2013, the South office submarket had a total office supply of approximately 4.3 million SF with a vacancy rate of 21.7%, an average asking lease rate of approximately $15.23 per SF and positive year-to-date net absorption of 26,000 SF. According to the appraisal, the Greene Town Center Property is part of the Greater Dayton apartment market and the Northeast apartment submarket. As of year-end 2013, the Northeast apartment submarket had a total multifamily supply of 7,661 units with a vacancy rate of 3.9% and an average asking lease rate of approximately $733 per unit per month.

The following table presents certain information relating to the primary competition for the Greene Town Center Property:

Competitive Set(1)
	Mall at Fairfield Commons	The Dayton Mall	The Cincinnati Premium Outlets
Distance from Subject	9.0 miles	9.8 miles	25.7 miles
Property Type	Regional Mall	Regional Mall	Regional Outlet Mall
Year Built / Renovated	1993	1970	2009
Total GLA	1,136,963	1,436,347	400,000
Total Occupancy	95%	97%	100%
Anchors / Significant Tenants	Dick’s Sporting Goods, JCPenney, Sears, Elder-Beerman, Macy’s	Dick’s Sporting Goods, DSW Shoe Warehouse, Elder Beerman, HH Gregg, JCPenney, Macy’s, Sears	Saks Off Fifth, Polo, Columbia, Hanes
Liberty Town Center (proposed)
Distance from Subject	34.0 miles
Property Type	Mixed Use
Year Built / Renovated	NAP
Total GLA	Phase I: 1.1MM SF (proj. completion 2015)
Total Occupancy	In Lease Up
Anchors / Significant Tenants	Dillard’s, CineBistro Potential tenants: Banana Republic, Lululemon, H&M, Apple, Cheesecake Factory, Gap, Victoria’s Secret, Urban Outfitters

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

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The Borrower. The borrower is Greene Town Center LLC, a single purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greene Town Center Loan. Morton L. Olshan is the non-recourse carveout guarantor under the Greene Town Center Loan and provided a completion guaranty in connection with certain expansion work contemplated on the portion of the Greene Town Center Property leased to Nordstrom described below under “—Outparcel Expansion”.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $3,645,555 with respect to the Greene Town Center Property, comprised of: (a) $2,811,015 for real estate taxes, (b) $475,936 for unfunded landlord obligations relating to outstanding tenant improvements for five tenants (Buckle, Hot Mama, Salons at the Greene, Pies & Pints and Northwestern Mutual) and existing leasing commissions with respect to one tenant (Northwestern Mutual) and (c) $358,604 for fair housing repairs required to comply with a stipulated judgment entered in connection with certain building/property related violations of the Fair Housing Act.

On each due date, the borrower is required to fund the following reserves with respect to the Greene Town Center Property: (a) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (excluding taxes relating to the space leased to Von Maur so long as such tenant’s lease is in full force and effect and the tenant is making applicable tax payments directly), (b) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the-then succeeding 12-month period, (c) a replacement reserve in the amount of $15,235 (provided that no funds in the replacement reserve may be used in connection with (x) the space leased to Von Maur and/or (y) any ground leased space demised by the borrower and for which the tenant is responsible for the payment of capital expenditures) and (d) a TI/LC reserve in the amount of $54,717 (provided that no funds in the TI/LC reserve may be used in connection with (x) the space leased to Von Maur and/or (y) any ground leased space where the borrower is the ground lessor).

■
Lockbox and Cash Management. The Greene Town Center Property requires a hard lockbox, which is already in place. Pursuant to the loan documents, the borrower is required to direct all tenants paying rent by mail to deliver said payments to a rent remittances processing service, and otherwise deposit, generally within one-day of receipt, all revenues from the Greene Town Center Property into the lockbox account. On each business day, sums on deposit in the lockbox account are required to be (i) transferred to the borrower provided no event of default or Greene Town Center Trigger Period exists, or (ii) transferred to the lender-controlled cash management account if an event of default and/or a Greene Town Center Trigger Period exists. On each due date during the continuance of a Greene Town Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, funding of required monthly escrow amounts (including payments of approved operating expenses) and payment of debt service under the mezzanine loan, be held by the lender as additional collateral for the Greene Town Center Loan. During the continuance of an event of default under the Greene Town Center Loan (but subject to the terms of the intercreditor agreement with the mezzanine lender), the lender may apply any funds in the cash management account to amounts payable under the Greene Town Center Loan and/or toward the payment of expenses of the Greene Town Center Property, in such order of priority as the lender may determine. In the event that a cash sweep is in effect under the mezzanine loan due to a mezzanine loan event of default and no Greene Town Center Trigger Period is then continuing, funds on deposit in the lockbox account are swept to a mezzanine loan lender controlled account.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

A “Greene Town Center Trigger Period” means any period (a) commencing upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio (as calculated under the loan documents) falling below (x) 1.07x during the period from December 1, 2014 to November 30, 2015 only and (y) 1.15x for any other period during the term, including prior to December 1, 2014; and (b) expiring upon (i) in connection with clause (a)(i) above, the cure (if applicable) of such event of default, and (ii) (1) in connection with clause (a)(ii)(x) above, either (x) the borrower making a prepayment of the Greene Town Center Loan in an amount sufficient to cause the debt service coverage ratio to be equal to 1.07x or (y) the debt service coverage ratio remaining at or above 1.12x for two consecutive calendar quarters and (2) in connection with clause (a)(ii)(y) above, either (A) the borrower making a prepayment of the Greene Town Center Loan in an amount sufficient to cause the debt service coverage ratio to be equal to 1.15x or (B) the debt service coverage ratio remaining at or above 1.20x for two consecutive calendar quarters.

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Property Management. The commercial portions of the Greene Town Center Property are currently managed by Mall Properties, Inc., which is a borrower-affiliated entity. The residential portions of the Greene Town Center Property are currently managed by Jupiter Communities, LLC, which is not a borrower-affiliated entity. Under the loan documents, the borrower has the right to terminate or cancel a management agreement and replace the applicable property manager, or consent to the assignment of a property manager’s rights under the applicable management agreement, to the extent that no event of default has occurred and is continuing and the applicable replacement manager is a qualified residential manager or a qualified commercial manager, as applicable, engaged pursuant to a qualified management agreement. The lender has the right to terminate the management agreement and replace a manager or require that the borrower terminate a management agreement and replace a manager if (i) with respect to (x) Mall Properties, Inc., it becomes insolvent or a debtor in a bankruptcy proceeding or (y) Jupiter Communities, LLC, it becomes a debtor in a bankruptcy proceeding; (ii) there exists a monetary or material non-monetary event of default under the Greene Town Center Loan; (iii) with respect to (x) Mall Properties, Inc., it has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (y) Jupiter Communities, LLC, it has engaged in misappropriation of funds; or (iv) a material default has occurred and is continuing under the applicable management agreement.

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Development Agreement/TIF Financing/Letter of Credit. Pursuant to a certain development agreement, the borrower is obligated to make certain annual payments to the City of Beavercreek and Greene County, Ohio (a) under a tax increment financing arrangement that calls for payments in lieu of a portion of the real estate taxes with respect to the Greene Town Center Property (the “GTC PILOT”), and (b) as special assessments imposed by the City of Beavercreek on the Greene Town Center Property, both to support the repayment of certain bonds issued in the aggregate principal amount of $12,300,000 by Greene County, Ohio in connection with construction of public infrastructure necessary for the initial development of the Greene Town Center Property. The payments are made, with respect to (i) the GTC PILOT payments, twice a year, at the same time, and in the same manner, as payments of real estate taxes, in an amount equal to 15% of the real estate taxes that are payable in respect to the Greene Town Center Property, and (ii) the special assessments, in two parts, the first, on February 1 of each year, in a fixed amount equal to the annual payments of debt service on $6,000,000 of the bonds, and the second, also payable on February 1 of each year, in a variable amount determined each year based on the differential between the (x) debt service required under $6,300,000 of the bonds and (y) the GTC PILOT payments (plus an imputed contribution of $425,000/year from Greene County, Ohio). The development agreement requires the borrower to provide to Greene County, Ohio a letter of credit until such time as Greene County, Ohio acknowledges in writing, that the certain conditions precedent to the termination of such letter of credit obligation have occurred, such conditions primarily relating to the economic activity and operation of the Greene Town Center Property. As of the origination date, the borrower had not delivered the letter of credit to Greene County, Ohio nor had Greene County, Ohio acknowledged in writing that the borrower was released from its letter of credit obligations under the development agreement. Pursuant to the loan documents, the borrower and related non-recourse carveout guarantor have agreed to indemnify the lender in connection with any enforcement of the related letter of credit obligations and to cash collateralize any letter of credit the lender delivers in connection with the enforcement of the related letter of credit obligation.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

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Outparcel Expansion. Subject to the terms of the loan documents, the borrower may develop certain outparcel properties (each, an “Outparcel Expansion”), including the outparcel demised to Nordstrom (“Nordstrom Parcel” and together with the other three specified outparcels, the “Outparcels”), subject to lender’s reasonable approval of any plans and specifications that could reasonably be expected to have a material adverse effect on the Greene Town Center Loan or the Greene Town Center Property. With respect to the Outparcel Expansion of the Nordstrom Parcel, the non-recourse carveout guarantor executed and delivered to the lender a completion guaranty. With respect to an Outparcel Expansion relating to the other Outparcels, unless the borrower has entered into a permitted lease for the entirety of such Outparcel, the borrower will only be permitted to undertake an Outparcel Expansion with respect to such Outparcel if the lender receives an acceptable completion guaranty substantially in the form of the completion guaranty delivered on the origination date.

In connection with the construction of an Outparcel Expansion and as additional security for the borrower’s obligations under the loan documents, the borrower is obligated to deliver additional security consisting of cash, U.S. obligations, a completion bond or other securities acceptable to the lender, in an amount equal to 110% of the amount that the costs of the Outparcel Expansion exceed (a) $8,500,000 for the Nordstrom Parcel and (b) 2.5% of the then-outstanding principal amount of the Greene Town Center Loan for each other Outparcel Expansion. If the lender determines that the cost to complete such Outparcel Expansion exceeds the sum of the amount then in the applicable reserve plus the applicable threshold, the borrower is required, upon request from the lender, to deliver additional security in the amount of the deficiency. If the borrower has provided cash as the additional security, the loan documents permit disbursements from such amounts, so long as no event of default is continuing and subject to certain customary disbursement requirements, on a last dollar basis (that is, the lender is not obligated to make disbursements unless the cost to complete the applicable Outparcel Expansion is less than the amount in the applicable reserve) to reimburse the borrower for actual Outparcel Expansion costs incurred.

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Outparcel Release. Provided that no Greene Town Center Trigger Period exists, the borrower may obtain a release of an Outparcel (other than the Nordstrom Parcel) from the lien of the mortgage provided that, among other conditions precedent, (a) 30 days have elapsed following the occurrence of an Expansion Deadlock Condition; (b) the Outparcel is conveyed to a person or entity other than the borrower; provided, however, that, in the event such Outparcel is not conveyed to an unrelated third party, the borrower must agree to, and cause the transferee to agree to, certain anti-poaching requirements and restrictions relating to tenants at the applicable Outparcel and the Greene Town Center Property; (c) the debt yield, after giving effect to the release of the applicable Outparcel, is equal to or greater than the greater of (1) the debt yield immediately prior to the release of the applicable Outparcel and (2) 8.27%; (d) the debt service coverage ratio, after giving effect to the release of the applicable Outparcel, is equal to or greater than the greater of (1) the debt service coverage ratio immediately prior to the release of the applicable Outparcel and (2) 1.28x; (e) the borrower’s delivery of a REMIC opinion; and (f) if at the time of the release the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Greene Town Center Loan by an amount equal to the least of (1) the net sales proceeds from the sale of such Outparcel, if applicable, (2) the fair market value of such Outparcel at the time of such release or (3) an amount such that the loan-to-value ratio does not increase after the release unless the lender receives an opinion from counsel that if the foregoing prepayment is not made, the REMIC trust will not fail to maintain its status.

“Expansion Deadlock Condition” means, with respect to any submission for approval from the lender in connection with an Outparcel Expansion, (a) the borrower has complied with its obligation that any materials submitted for the lender’s approval in connection with an Outparcel Expansion be submitted in good faith and be commercially reasonable and consistent with properties of similar quality to the Greene Town Center Property; and (b) the lender declines to grant any approval required in connection with an Outparcel Expansion; provided, however, that in the event that the lender declines to grant any required approval, the lender has the right to rescind such declination and grant the requested approval within 10 business days of the occurrence of the Expansion Deadlock Condition.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

GREENE TOWN CENTER

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Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Greene Town Center Loan, Citigroup Global Markets Realty Corp. funded a mezzanine loan in the amount of $37,400,000 to Greene Town Center Mezzanine LLC, as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrower. Immediately thereafter, the lender assigned all of its right, title and interest in, to and under the mezzanine loan to Annaly CRE Holdings LLC. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The mezzanine loan carries an interest rate of 9.5000% per annum and is co-terminus with the Greene Town Center Loan. The borrower under the mezzanine loan has the option to elect once every 12 months that the mezzanine loan is either interest only or amortizing. As of the origination date of the mezzanine loan, the borrower elected the interest only option. The mezzanine loan is subject to a customary intercreditor agreement.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, in an amount equal to the full replacement cost of the Greene Town Center Property, plus 18 months of business interruption coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

636 GREENWICH STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

636 Greenwich Street
636 Greenwich Street
New York, NY 10014
MEAT PACKING DISTRICT
WEST VILLAGE
GREENWICH VILLAGE
SOHO
HUDSON SQUARE
WEST STREET
SEVENTH AVENUE
EIGHTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
GREENWICH AVENUE
HUDSON STREET
W 12TH STREET
W 11TH STREET
WASHINGTON SQUARE NORTH
NEW YORK UNIVERSITY
WEST HOUSTON STREET
WEST BROADWAY
CANAL STREET
CARTIFACT
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
ASTORIA
BROOKLYN

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$45,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$575,949.37
Size (Units)(1)	79	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 2/10/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/10/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1911 / 1995	Mortgage Rate(2)	4.8000%
Appraised Value	$85,000,000	Original Term to Maturity / ARD (Months)(3)	360/120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(2)	120
Underwritten Revenues	$5,061,573
Underwritten Expenses	$1,360,533	Escrows
Underwritten Net Operating Income (NOI)	$3,701,040	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,677,340	Taxes	$397,987	$79,597
Cut-off Date LTV Ratio	53.5%	Insurance	$48,570	$5,397
Maturity Date LTV Ratio	53.5%	Replacement Reserves	$0	$1,975
DSCR Based on Underwritten NOI / NCF	1.67x / 1.66x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.1% / 8.1%	Other(4)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,500,000	100.0%	Loan Payoff	$29,567,063	65.0%
			Principal Equity Distribution	14,449,936	31.8
			Closing Costs	1,036,445	2.3
			Reserves	446,556	1.0
Total Sources	$45,500,000	100.0%	Total Uses	$45,500,000	100.0%

(1)	The 636 Greenwich Street Property is comprised of 79 units totaling 74,615 SF and 8,000 SF of basement space.
(2)
In the event the 636 Greenwich Street Loan is not paid in full on or before the due date in April 2024, the 636 Greenwich Street Loan will accrue interest through the due date in April 2044 at a rate per annum equal to the greater of (i) the initial interest rate (4.8000%) plus 2.0% and (ii) the treasury rate plus 4.0%. See “—The Mortgage Loan” below.

(3)	The 636 Greenwich Street Loan has an anticipated repayment date of April 6, 2024 and a maturity date of April 6, 2044. See “—The Mortgage Loan” below.
(4)
The 636 Greenwich Street Loan agreement requires the completion of $3,500 of deferred maintenance by March 21, 2015, therefore an upfront deferred maintenance reserve was not required at the origination of the 636 Greenwich Street Loan. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “636 Greenwich Street Loan”) is evidenced by a note in the original principal amount of $45,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 79-unit multifamily student-housing building located in New York, New York (the “636 Greenwich Street Property”). The 636 Greenwich Street Loan was originated by Citigroup Global Markets Realty Corp. on March 21, 2014 and represents approximately 4.4% of the Initial Pool Balance. The 636 Greenwich Street Loan has an outstanding principal balance as of the Cut-off Date of $45,500,000 and an initial interest rate of 4.8000% per annum (the “Initial Interest Rate”). The proceeds of the 636 Greenwich Street Loan were primarily used to refinance existing debt on the 636 Greenwich Street Property, pay closing costs, set up reserves in connection with the 636 Greenwich Street Loan, and return equity to the borrower sponsor.

The 636 Greenwich Street Loan had an initial term of 120 months through the anticipated repayment date (the “ARD”), which is the due date in April 2024, has a remaining term of 119 months through the ARD as of the Cut-off Date and requires interest-only payments at the Initial Interest Rate through the ARD. The final maturity date of the 636 Greenwich Street Loan is the due date in April 2044. In the event the 636 Greenwich Street Loan is not paid in full on or before the ARD, the borrower is required to continue to make interest-only payments at the Initial Interest Rate, but the 636 Greenwich Street Loan will accrue interest through the final maturity date at a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.0% and (ii) the treasury rate plus 4.0%. The occurrence of the ARD automatically triggers a full cash flow sweep whereby all excess cash flow is required to be used (i) first, to pay down the principal balance of the 636 Greenwich Street Loan until such time as the principal balance is reduced to zero and (ii) second, to pay down all unpaid interest accrued since the ARD in excess of the Initial Interest Rate. Voluntary prepayment of the 636 Greenwich Street Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in January 2024. Defeasance of the 636 Greenwich Street Loan with certain direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of the United States of America, is permitted at any time after the second anniversary of the securitization Closing Date and prior to the ARD.

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The Mortgaged Property. The 636 Greenwich Street Property is a 79-unit, 8-story plus basement, multifamily, student housing building located in New York, New York. The 636 Greenwich Street Property is located at the northwest corner of Greenwich and Morton Streets within the West Village neighborhood of Manhattan in close proximity to New York University (“NYU”) and its main campus on 8th Street and University Place. The 636

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

Greenwich Street Property was constructed in 1911. As of February 10, 2014, the Total Occupancy and Owned Occupancy were both 100.0%.

The 636 Greenwich Street Property has a total of 82,615 SF which is comprised of 74,615 SF of multifamily space and 8,000 SF of basement space. Furthermore, the 74,615 SF of multifamily space is comprised of a total of 79 units that consist of the following unit mix: 54 two-bedroom units, 24 three-bedroom units and one studio unit totaling approximately 320 beds. NYU is the sole tenant at the 636 Greenwich Street Property and it master leases 100.0% of the multifamily space for transient student housing use (the “NYU Lease”). NYU’s leased space also includes the basement space which was converted into a resident lounge area in 2012 and consists of a recreational area with a television and pool table, a study room, a dance room, three sound-proofed music practice rooms, a laundry room and bike storage.

The following table presents certain information relating to the tenants at the 636 Greenwich Street Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(2)	Renewal / Extension Options
New York University(3)(4)	NR / Aa3 / AA-	82,615	100.0%	$4,590,980	100.0%	$55.57	8/31/2025	NA

Largest Owned Tenant		82,615	100.0%	$4,590,980	100.0%	$55.57
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		82,615	100.0%	$4,590,980	100.0%	$55.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	NYU does not have a unilateral option to terminate its lease prior to the lease expiration date.
(3)	NYU occupies 100% of the 79-unit multifamily space totaling 74,615 SF and the basement space totaling 8,000 SF at the 636 Greenwich Street Property.
(4)	UW Base Rent includes the present value of contractual rent steps (discounted at a 7.5% discount rate) pursuant to NYU’s lease ($803,711).

The following table presents the lease rollover schedule at the 636 Greenwich Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025 & Thereafter	82,615	100.0	100.0%	4,590,980	100.0	55.57	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	82,615	100.0%		$4,590,980	100.0%	$55.57	1

(1)	Calculated based on approximate square footage occupied by the Owned Tenant. NYU master leases 74,615 SF / 79 units which represents 100% of the multifamily space and 8,000 SF of basement space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

The following table presents certain information relating to historical leasing at the 636 Greenwich Street Property:

Historical Leased %(1)(2)

	2009	2010	2011	2012	2013
Owned Space	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.
(2)	Total Occupancy and Owned Occupancy of 100.0% represents the occupancy for the multifamily units and the basement space totaling 82,615 SF.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 636 Greenwich Street Property:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten	Underwritten $ per SF	Underwritten $ per Unit
Base Rent	$3,667,729	$3,713,575	$3,759,995	$3,787,269	$45.84	$47,940.11
Contractual Rent Steps(2)	0	0	0	803,711	9.73	10,173.55
Total Rent	$3,667,729	$3,713,575	$3,759,995	$4,590,980	$55.57	$58,113.67
Total Reimbursables	576,799	534,560	517,403	576,666	6.98	7,299.56
Other Income(3)	15,360	10,750	7,400	10,200	0.12	129.11
Vacancy & Credit Loss	0	0	0	(116,272)	(1.41)	(1,471.80)
Effective Gross Income	$4,259,887	$4,258,886	$4,284,798	$5,061,573	$61.27	$64,070.55

Total Operating Expenses	$1,266,252	$1,251,422	$1,214,423	$1,360,533	$16.47	$17,221.94

Net Operating Income	$2,993,635	$3,007,464	$3,070,375	$3,701,040	$44.80	$46,848.61
TI/LC	0	0	0	0	0.00	0.00
Capital Expenditures	0	0	0	23,700	0.29	300.00
Net Cash Flow	$2,993,635	$3,007,464	$3,070,375	$3,677,340	$44.51	$46,548.61

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Total Rent includes the present value of contractual rent steps (discounted at a 7.5% discount rate) pursuant to NYU’s lease.
(3)	Other Income represents laundry income.

■	Appraisal. According to the appraisal, the 636 Greenwich Street Property had an “as-is” appraised value of $85,000,000 as of an effective date of February 20, 2014.

■
Environmental Matters. According to the Phase I environmental report dated February 21, 2014, the environmental consultant recommended no further action other than an operations and maintenance plan for asbestos and an operations and maintenance plan for lead-based paint, both of which are currently in place.

■
Market Overview and Competition. The 636 Greenwich Street Property is located in New York, New York, within the Greenwich/West Village neighborhood of Manhattan which is part of the West Village/Downtown submarket. Greenwich/West Village is identified, by the appraiser, as the area south of Chelsea, west of Broadway, north of SoHo and bordering the Hudson River. The main commercial streets within the 636 Greenwich Street Property’s neighborhood are Hudson Street, Bleecker Street, MacDougal Street, LaGuardia Place, Christopher Street, Seventh Avenue South, and Greenwich Avenue. Other improvements in the neighborhood include antique stores, art galleries, fashion outlets, restaurants and bars. The NYU campus is one of the notable features of the neighborhood which is accessible via the subway and bus systems and is also located near primary traffic arteries.

Per the appraisal, NYU master leases 100.0% of the multifamily space and uses the units for dormitory housing and there are approximately 320 beds at the 636 Greenwich Street Property. NYU currently occupies approximately 15.0 million SF of real estate in Manhattan, of which 3.3 million SF is designated as undergraduate housing. Of the 3.3 million SF reserved for undergraduates, approximately 2.0 million SF is owned by NYU and the remaining 1.3 million SF is leased. According to NYU’s housing office, less than 54% of their total student body can be accommodated as occupancy rates for housing facilities are near or at capacity. According to the

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

appraisal, NYU, which is one of Manhattan’s largest property owners, has approximately 95 SF per student. In comparison, Harvard University, in Cambridge, Massachusetts and Yale University, in New Haven, Connecticut, have 673 SF and 866 SF per student, respectively.

According to a market report, as of the fourth quarter of 2013, the total New York City multifamily market consisted of approximately 175,760 units. The vacancy rate was 2.7% and the average asking rental rate was $3,164 per month. As of the fourth quarter of 2013, the West Village/Downtown submarket consisted of approximately 23,417 units in 115 buildings and had a vacancy rate of 2.3% and an average asking rental rate of $4,174 per month.

The following table presents certain information relating to certain multifamily lease comparables provided in the appraisal for the 636 Greenwich Street Property:

Multifamily Lease Comparables(1)

Property	Number of Units	Number of Stories	Year Built	Unit Type	Unit Size	Quoted Rent per Month	Quoted Rent per SF
10 Jones Street	59	8	1920	Studio 1 Bedroom 2 Bedroom	550 784	$2,681 $4,883	$58.49 $74.74
290 West 12th Street	40	6	1982	Studio 1 Bedroom 2 Bedroom	1,493	$6,103	$50.89
205 West 13th Street	55	7	1962	Studio 1 Bedroom 2 Bedroom	500	$2,300	$55.20
304 Mulberry Street	84	7	1950	Studio 1 Bedroom 2 Bedroom	400 700 900	$2,869 $4,449 $5,636	$86.07 $76.27 $75.15
298 Mulberry Street	96	7	1989	Studio 1 Bedroom 2 Bedroom	425 700 1,000	$3,275 $4,282 $6,211	$92.47 $73.41 $74.53
50 Prince Street	73	7	1988	Studio 1 Bedroom 2 Bedroom	558 650	$2,900 $3,275	$62.37 $60.46
70 East 12th Street	82	12	1986	Studio 1 Bedroom 2 Bedroom	750 1,300	$3,095 $4,514	$49.52 $41.67
Total / Wtd. Avg.(2)	489	8		Studio 1 Bedroom 2 Bedroom	531 827 1,113	$2,853 $4,281 $5,983	$67.35 $65.31 $66.86

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 636 Greenwich Street Property. The 636 Greenwich Street Property has 79 units and underwritten base rent per SF is $55.57.

■
The Borrower. The borrower is Laroc L.L.C., a single-purpose, single-asset entity. The manager of Laroc L.L.C. is Alex Forkosh who is also the non-recourse carveout guarantor of the 636 Greenwich Street Loan. Alex Forkosh is the founder and CEO of the Forkosh Development Group. Since 1988, Alex Forkosh has developed approximately 1,400 residential units and in addition to the 636 Greenwich Street Property, he owns three additional multifamily, student-housing properties in New York City. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 636 Greenwich Street Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

636 GREENWICH STREET

■
Escrows. In connection with the origination of the 636 Greenwich Street Loan, the borrower funded aggregate reserves of $446,556 with respect to the 636 Greenwich Street Property, comprised of: (i) $397,987 for real estate taxes and (ii) $48,570 for insurance.

On each due date, the borrower is required to fund the following reserves: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided, however, that such deposits are not required to the extent that the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents and (iii) a replacement reserve in an amount equal to $1,975.

■
Lockbox and Cash Management. The 636 Greenwich Street Loan is structured with a hard lockbox which was established at the time of origination and with springing cash management. The funds on deposit in the lockbox account are swept on each business day to or at the direction of the borrower, unless a 636 Greenwich Street Trigger Period exists, in which case funds are transferred on each business day to the lender controlled cash management account. During a 636 Greenwich Street Trigger Period, provided no event of default is continuing, all funds on deposit in the cash management account are applied to payment of applicable debt service, payment of operating expenses and funding of required reserves, with all remaining excess cash flow trapped in an excess cash flow reserve and applied by the lender as follows so long as no event of default is continuing, (x) prior to the ARD, lender will disburse funds from the excess cash flow reserve to the borrower on account of leasing commissions and tenant improvements, with the remainder to be disbursed to borrower upon the cure of the 636 Greenwich Street Trigger Period and (y) from and after the ARD, first, to pay down the principal balance of the 636 Greenwich Street Loan until such time as the principal balance is reduced to zero and (ii) second, to pay down all unpaid interest accrued since the ARD in excess of the Initial Interest Rate.

A “636 Greenwich Street Trigger Period” means the period commencing upon (i) the occurrence of an event of default under the loan documents and ending upon the cure of such event of default, (ii) the debt service coverage ratio (tested monthly) falling below 1.20x and ending upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters, (iii) NYU (or an approved replacement tenant) (1) being in monetary default under its lease for 60 days, (2) terminating, cancelling or giving notice of termination of its lease or (3) becoming party to a bankruptcy or insolvency proceeding and ending upon the cure or remedy of such applicable event or circumstance, or (iv) the occurrence of the ARD in April 2024.

■
Property Management. The 636 Greenwich Street Property is currently managed by Coral Housing, LLC, an affiliate of the borrower. Under the loan documents, the borrower cannot replace Coral Housing, LLC, as the property manager of the 636 Greenwich Street Property, except with a management company meeting certain conditions, including, without limitation, that the new manager must be approved by the lender in writing (which may be conditioned upon delivery of a Rating Agency Confirmation). The lender may replace (or require the borrower to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists an event of default under the 636 Greenwich Street Loan, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (iv) certain bankruptcy related events occur with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 636 Greenwich Street Property, plus 12 months of business interruption coverage (which business interruption coverage shall provide an extended indemnity endorsement for a period of 6 months). The “all-risk” insurance policy that provides coverage for terrorism insurance is required to contain a deductible that is acceptable to the lender and is no higher than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

U-HAUL STORAGE PORTFOLIO 2

self-storage · moving supplies · boxes

U-HAUL
Self-Storage
480-539-4340

1006

SELF-
STORAGE

SELF STORAGE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

CARTIFACT
CANADA
Seattle
Portland
Reno
San Francisco
Salt Lake City
Casper
Rapid City
Bismarck
Fargo
Minneapolis
Denver
Colorado Springs
Las Vegas
Los Angeles
San Diego
Phoenix
Tucson
Albuquerque
Las Cruces
Omaha
Des Moines
Kansas City
Wichita
Tulsa
Oklahoma City
Fort Worth
Dallas
Houston
San Antonio
Shreveport
Little Rock
Memphis
Nashville
St Louis
Chicago
Milwaukee
Detroit
Toledo
Cleveland
Columbus
Indianapolis
Cincinnati
Lexington
Buffalo
Albany
New York
Philadelphia
Washington DC
Richmond
Charlotte
Atlanta
Birmingham
Jackson
New Orleans
Jacksonville
Orlando
Tampa
Miami
MEXICO
PACIFIC OCEAN
ATLANTIC OCEAN
Gulf of Mexico

U-HAUL STORAGE PORTFOLIO 2

	Property Name	Address	City	State	Zip Code
1	Woodside	2645 Brooklyn Queens Expressway	Woodside	New York	11377
2	San Diego	5871 Copley Drive	San Diego	California	92111
3	Gilbert	2557 South Gilbert Road	Gilbert	Arizona	85295
4	Romeo	12750 31 Mile Road	Washington Township	Michigan	48095
5	Alcoa	3699 Alcoa Highway	Alcoa	Tennessee	37701
6	Federal Way	35205 Enchanted Parkway South	Federal Way	Washington	98003
7	Grasonville	461 Pullman Crossing Road	Grasonville	Maryland	21638
8	Charleston Boulevard	5011 East Charleston Boulevard	Las Vegas	Nevada	89104
9	Lompoc	150 Vulcan Drive	Lompoc	California	93436
10	Cedar Hill	1090 South US-67 North	Cedar Hill	Texas	75104
11	Egg Harbor Township	6312 Black Horse Pike	Egg Harbor Township	New Jersey	08234

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	11	Loan Seller		CCRE
Location (City/State)	Various	Cut-off Date Principal Balance		$39,950,225
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$59.39
Size (SF)	672,656	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 3/31/2014	76.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2014	76.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1964-2009 / 1996-2013	Mortgage Rate		4.8100%
Appraised Value	$74,705,000	Original Term to Maturity / ARD (Months)(1)		240 / 120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$6,374,945
Underwritten Expenses	$2,626,532	Escrows
Underwritten Net Operating Income (NOI)	$3,748,413		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,660,050	Taxes(2)	$502,500	$0
Cut-off Date LTV Ratio	53.5%	Insurance(2)	$115,000	$0
Maturity Date LTV Ratio	43.8%	Replacement Reserves(3)	$146,000	$0
DSCR Based on Underwritten NOI / NCF	1.49x / 1.45x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.2%	Other(4)	$111,888	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	100.0%	Principal Equity Distribution(5)	$38,281,856	95.7%
			Reserves	875,388	2.2
			Closing Costs	842,756	2.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	The U-Haul Storage Portfolio 2 Loan has an anticipated repayment date of April 6, 2024 and a maturity date of April 6, 2034. See “—Mortgage Loan” below.
(2)
The upfront tax and insurance reserves will be drawn upon, among other things, in the event that the borrower fails to pay taxes or fails to maintain an acceptable blanket insurance policy. Additionally, if the borrowers fail to pay taxes or if the balance in the tax and insurance reserve in respect of taxes is less than the amount necessary to pay taxes for six months, the borrowers will be required to pay the lender monthly deposits of 1/12th of estimated real estate taxes on each due date. Also, if the borrowers fail to maintain an acceptable blanket insurance policy and the balance in the tax and insurance reserve in respect of insurance premiums is less than the amount necessary to pay insurance premiums for six months, the borrowers will be required to pay to the lender monthly deposits of 1/12th of the estimated annual insurance premiums on each due date.

(3)	Replacement reserve is capped at $146,000. The loan documents require $8,510 to be deposited monthly into the replacement reserve account if the balance falls below the $146,000 cap.
(4)	Other reserve represents $111,888 for deferred maintenance, which is 125.0% of the expected cost of the required repairs determined in the engineering report. See “—Escrows” below.
(5)
The U-Haul Storage Portfolio 2 Properties were previously unencumbered. The U-Haul Storage Portfolio 2 Properties have all been purchased since 2006 (one in 2006, one in 2011, five in 2012 and four in 2013) for a total cost of approximately $47.0 million and subsequently the borrower invested approximately $12.4 million to rebrand and upgrade the properties for a total cost basis of approximately $59.5 million.

■
The Mortgage Loan. The mortgage loan (the “U-Haul Storage Portfolio 2 Loan”) is evidenced by a note in the original principal amount of $40,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in 11 self storage properties (two located in California and one each in New York, Arizona, Michigan, Tennessee, Washington, Maryland, Nevada, Texas and New Jersey) known as the U-Haul Storage Portfolio 2 (the “U-Haul Storage Portfolio 2 Properties”). The U-Haul Storage Portfolio 2 Loan was originated by CCRE on April 4, 2014 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the U-Haul Storage Portfolio 2 Loan has an outstanding principal balance as of the Cut-off Date of $39,950,225 and has an interest rate of 4.8100% per annum. The proceeds of the U-Haul Storage Portfolio 2 Loan were used to return equity to the borrower sponsor, to pay closing costs and to fund reserves. The U-Haul Storage Portfolio 2 Properties were previously unencumbered.

The U-Haul Storage Portfolio 2 Loan had an initial term of 120 months and has a remaining term of 119 months. The U-Haul Storage Portfolio 2 Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The anticipated repayment date is the due date in April 2024 and the final maturity date of the loan is the due date in April 2034 (see “–Anticipated Repayment Date” below). Voluntary prepayment of the U-Haul Storage Portfolio 2 Loan is prohibited prior to January 6, 2024. Defeasance with government securities is permitted at any time on or after June 6, 2016.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

■	The Mortgaged Property. The U-Haul Storage Portfolio 2 Properties consist of 11 self storage properties located across ten states totaling 672,656 SF along with 516 parking/RV storage spaces.

The U-Haul Storage Portfolio 2 Properties are located across ten states with two in California and one each in New York, Arizona, Michigan, Tennessee, Washington, Maryland, Nevada, Texas and New Jersey. The U-Haul Storage Portfolio 2 Properties range from 27,950 SF to 95,740 SF of storage space, or 266 units to 1,470 units. The unit mixes include interior and exterior storage units (64.3% climate controlled), as well as storage lockers and parking/RV units. As of March 31, 2014, the U-Haul Storage Portfolio 2 Properties were 72.6% leased based on total units and 76.6% leased based on total SF. U-Haul also operates its truck rental and moving supplies sales businesses (“U-Move”) at each of the U-Haul Storage Portfolio 2 Properties along with mobile storage pod (“U-Box”) rentals and storage.

The borrowers acquired the U-Haul Storage Portfolio 2 Properties between 2006 and 2013 (one in 2006, one in 2011, five in 2012 and four in 2013) for a total cost of approximately $47.0 million and subsequently invested approximately $12.4 million to rebrand and upgrade the properties for a total cost basis of approximately $59.5 million.

The following tables present certain information relating to the U-Haul Storage Portfolio 2 Properties:

Portfolio Summary(1)

Property Name(2)	City, State	Total Units	Total GLA	Year Built / Renovated	Acquisition Year	Appraised Value	Occupancy (SF/ Units)
Woodside	Woodside, NY	1,470	95,740	1964 / 2007	2006	$23,300,000	66% / 76%
San Diego	San Diego, CA	1,025	90,240	2009 / NAP	2013	$11,800,000	81% / 77%
Federal Way	Federal Way, WA	808	62,686	1992 / 2012	2012	$8,300,000	68% / 55%
Gilbert	Gilbert, AZ	801	92,575	2008 / 2013	2013	$8,300,000	74% / 60%
Alcoa	Alcoa, TN	677	38,448	1979, 1980 / 2011	2011	$4,200,000	76% / 63%
Romeo	Washington Township, MI	768	80,450	1997 / 2013	2012	$3,740,000	64% / 56%
Grasonville	Grasonville, MD	266	27,950	2004 / NAP	2012	$3,500,000	98% / 98%
Cedar Hill	Cedar Hill, TX	345	40,900	2005 / 2013	2013	$3,450,000	93% / 94%
Charleston Boulevard	Las Vegas, NV	517	59,550	1989 / 2002	2012	$2,900,000	97% / 96%
Lompoc	Lompoc, CA	372	40,367	1975, 1979 / NAP	2013	$2,675,000	71% / 74%
Egg Harbor Township	Egg Harbor Township, NJ	548	43,750	1989 / 1996, 2003	2012	$2,540,000	81% / 83%
Total / Wtd. Avg. Portfolio		7,597	672,656			$74,705,000	77% / 72%

(1)	As provided by the borrowers and represents occupancy as of March 31, 2014.
(2)	The U-Haul Storage Portfolio 2 Loan does not permit releases.

Unit Mix(1)

Property Name	Total GLA	Total Units	Climate Controlled Units	Non-Climate Controlled Units	Parking/RV Units	Storage Lockers
Woodside	95,740	1,470	1,201	0	0	269
San Diego	90,240	1,025	365	636	24	0
Federal Way	62,686	808	789	19	0	0
Gilbert	92,575	801	602	198	1	0
Alcoa	38,448	677	487	0	64	126
Romeo	80,450	768	44	384	340	0
Grasonville	27,950	266	249	0	17	0
Cedar Hill	40,900	345	104	185	56	0
Charleston Boulevard	59,550	517	408	109	0	0
Lompoc	40,367	372	0	372	0	0
Egg Harbor Township	43,750	548	47	487	14	0
Total	672,656	7,597	4,296	2,390	516	395

(1)	As provided by the borrowers and represents unit mix as of March 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

Market Comparison

Property Name	Monthly Rent Per Unit	Monthly Rent per SF(1)	Occupancy(2)	Market Monthly Rent Per Unit(3)	Market Monthly Rent PSF(3)	Market Occupancy(3)	Population(4)	Median Household Income(4)
Woodside	$103.21	$1.58	66.1%	$157.00	$2.42	85.0%	92,189	$49,038
San Diego	98.37	1.07	80.9	122.00	1.35	85.5	85,235	60,975
Federal Way	62.14	0.80	67.5	101.00	1.30	85.0	82,596	57,189
Gilbert	71.97	0.62	73.6	104.00	0.91	77.5	101,075	66,114
Alcoa	51.42	0.76	76.5	66.00	1.04	81.4	94,947	38,399
Romeo	58.32	0.43	64.0	134.00	0.71	90.0	14,237	54,684
Grasonville	132.45	1.22	98.2	139.00	1.24	90.0	5,248	81,177
Cedar Hill	104.56	0.74	93.0	112.00	0.79	85.6	30,232	60,104
Charleston Boulevard	64.81	0.56	97.1	67.01	0.58	78.3	210,108	36,551
Lompoc	80.10	0.74	70.5	92.00	0.85	85.1	16,248	73,544
Egg Harbor Township	44.00	0.53	81.2	55.98	0.68	82.9	22,047	58,348
Total / Wtd. Avg. Portfolio	$78.81	$0.85	76.6%	$111.03	$1.16	83.9%	76,360	$56,795

(1)	Monthly Rent per SF excludes revenue from Parking/RV units.
(2)	As provided by the borrowers and represents occupancy as of March 31, 2014.
(3)	Source: Appraisals
(4)	Population and Median Household Income are based on a three-mile radius per the appraisal, except for the Woodside property, which is based on the 11377 zip code, which the property is located in.

The following table presents certain information relating to historical leasing at the U-Haul Storage Portfolio 2 Properties:

Historical Leased %(1)(2)

Property Name	2012(3)	2013	As of 3/31/2014	TTM Average 3/31/2014(4)
Woodside	62.5%	74.4%	76.3%	72.7%
San Diego	NAV	77.0	76.8	77.5
Federal Way(5)	16.6	47.4	54.6	42.1
Gilbert	NAV	55.9	59.9	54.3
Alcoa	47.0	61.9	63.1	61.6
Romeo	63.7	59.7	56.4	59.6
Grasonville	82.1	94.7	98.5	95.5
Cedar Hill	NAV	87.2	93.9	91.5
Charleston Boulevard	73.8	89.7	96.1	87.8
Lompoc	NAV	77.5	73.7	72.5
Egg Harbor Township	57.0	79.5	82.8	76.8
Total / Wtd. Avg. Portfolio	56.6%	70.7%	72.4%	69.4%

(1)	As provided by the borrowers and represents occupancy as of December 31, unless otherwise indicated.
(2)	Occupancy as provided by the borrowers and represents occupancy based on units.
(3)	Four of the U-Haul Storage Portfolio 2 Properties were not purchased until 2013 and thus do not have 2012 occupancies.
(4)	TTM Average is based on the average of the previous 12 month occupancy at each property.
(5)	Federal Way was converted from retail use into self storage in 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the U-Haul Storage Portfolio 2 Properties:

Cash Flow Analysis

	2013(1)	TTM 1/31/2014(2)	Underwritten	Underwritten $ per SF
Base Rent	$5,146,464	$6,067,183	$6,011,141	$8.94
Gross Up Vacancy(3)	0	0	2,633,326	3.91
Total Rent Revenue	$5,146,464	$6,067,183	$8,644,467	$12.85
Other Income(4)	321,756	364,163	363,805	0.54
Less Vacancy & Credit Loss	0	0	(2,633,326)	(3.90)
Effective Gross Income	$5,468,220	$6,431,346	$6,374,945	$9.48

Total Operating Expenses	$1,663,686	$1,813,508	$2,626,532	$3.91

Net Operating Income	$3,804,534	$4,617,838	$3,748,413	$5.57
Replacement Reserves	0	0	88,364	0.13
Net Cash Flow	$3,804,534	$4,617,838	$3,660,050	$5.44

(1)
Nine of the 11 U-Haul Storage Portfolio 2 Properties were acquired in 2012 and 2013. As such, complete operating statements prior to 2013 are unavailable. Additionally 2013 cash flow represents full year cash flow for five of the 11 properties and partial year cash flows (seven to 11 months) for the remaining properties.

(2)	TTM January 31, 2014 Net Cash Flow for the San Diego, Gilbert, Federal Way, Grasonville, Lompoc and Cedar Hill properties represents partial year financials annualized over 12 months.
(3)	Gross up vacancy based on actual in place economic vacancy of 30.5%.
(4)
Other Income consists of U-Move and U-Box revenue. The appraisals estimated that 14% of U-Move revenue and 100% of U-Box revenue is allocable to the storage aspect of the business, and as such, is attributed at the property level. The historical operating statements, as well as U/W Other Income represents 50.0% of the 14.0% allocated U-Move revenue and 33.0% of the U-Box revenue.

■
Appraisal. According to the appraisals, the U-Haul Storage Portfolio 2 Properties had an aggregate “as-is” appraised value of $74,705,000 as of an effective date ranging from February 26, 2014 to March 10, 2014.

■
Environmental Matters. The Phase I environmental reports dated February and March 2014 recommended the development and implementation of an asbestos operation and maintenance plan at the Woodside, Lompoc, Charleston Boulevard, Egg Harbor Township and Alcoa properties, which were all in place at closing.

■
The Borrowers. The borrowers, UHIL 20, LLC and AREC 20, LLC are each a Nevada limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is AMERCO. The U-Haul Storage Portfolio 2 Properties are owned in fee simple by AREC 20, LLC, and leased to UHIL 20, LLC, which entity operates each U-Haul Storage Portfolio 2 Property.

AMERCO, the parent company of U-Haul International Inc., is a national self storage company with over 1,000 facilities encompassing over 40.0 million sq. ft. in all 50 states and all 10 Canadian provinces. U-Haul was founded in 1945 and is the third largest privately held self storage company in the United States.

■
Escrows. On the origination date, the borrowers funded aggregate reserves of $875,388 with respect to the U-Haul Storage Portfolio 2 Properties comprised of (i) $502,500 for real estate taxes, (ii) $115,000 for insurance expenses, (iii) $146,000 for certain replacement reserves and (iv) $111,888 for deferred maintenance, which is 125.0% of the expected cost of the required repairs determined in the engineering report.

On each monthly payment date that the replacement reserve account balance falls below the $146,000 replacement reserve cap, the loan documents require $8,510 to be deposited monthly into the replacement reserve account. Additionally, if the borrowers fail to pay taxes or if the balance in the tax and insurance reserve in respect of taxes is less than the amount necessary to pay taxes for six months, the borrowers will be required to pay the lender monthly deposits of 1/12th of estimated real estate taxes on each due date. Also, if the borrowers fail to maintain an acceptable blanket insurance policy and the balance in the tax and insurance reserve in respect of insurance premiums is less than the amount necessary to pay insurance premiums for six months, the borrowers will be required to pay to the lender monthly deposits of 1/12th of the estimated annual insurance premiums on each due date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

U-HAUL STORAGE PORTFOLIO 2

■
Lockbox and Cash Management. The U-Haul Storage Portfolio 2 Loan is structured with a soft lockbox and springing cash management, which was established upon closing of the U-Haul Storage Portfolio 2 Loan. The loan documents require that all rents received by the borrowers or the property manager be deposited into the lender controlled lockbox account by the end of the first business day after receipt. On each business day, so long as no event of default or other U-Haul Storage Portfolio 2 Cash Sweep Period (as defined below) is continuing, the lockbox bank will remit all amounts contained in the lockbox account to an operating account maintained by the borrowers. During a U-Haul Storage Portfolio 2 Cash Sweep Period, all funds in the lockbox account are swept each day to the cash management account. On each due date during the continuance of an U-Haul Storage Portfolio 2 Cash Sweep Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses to be held as additional collateral for the U-Haul Storage Portfolio 2 Loan. During the continuance of an event of default under the U-Haul Storage Portfolio 2 Loan, the lender is entitled to apply all funds on deposit in the cash management account to amounts payable under the U-Haul Storage Portfolio 2 Loan in such order of priority as the lender may determine.

A “U-Haul Storage Portfolio 2 Cash Sweep Period” means the period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) the failure by the borrowers, after the end of two consecutive calendar quarters to maintain a debt service coverage ratio (based on trailing 12 calendar months) of at least 1.15x, (iii) the failure of the borrowers to provide timely evidence of payment of taxes or evidence that the U-Haul Storage Portfolio 2 Properties are applicably insured as required by the loan documents or (iv) if the loan has not been repaid in full three due dates prior to the anticipated repayment date and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the achievement of a debt service coverage ratio (based on trailing 12 calendar months) of 1.15x or greater for four consecutive calendar quarters or (z) in the case of clause (iii) the borrowers have provided timely evidence of payment of taxes and evidence that the U-Haul Storage Portfolio 2 Properties are applicably insured.

■
Property Management. The U-Haul Storage Portfolio 2 Properties are currently managed by ten entities that are all related to the borrowers. Pursuant to the terms of the U-Haul Storage Portfolio 2 Loan, the U-Haul Storage Portfolio 2 Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During (i) the continuance of an event of default under the U-Haul Storage Portfolio 2 Loan, (ii) the continuance of a material default by a property manager under the management agreements beyond any applicable notice and cure period, (iii) such time that a bankruptcy petition has been filed or other similar action has been taken with respect to a property manager or (iv) the failure by the borrowers, after the end of two consecutive calendar quarters to maintain a debt service coverage ratio (based on trailing 12 calendar months) of at least 1.15x, the lender may require the borrowers to terminate the management agreements and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Anticipated Repayment Date. The U-Haul Storage Portfolio 2 Loan has an anticipated repayment date feature with an implied extension option of up to 10 years, where interest will accrue at a rate equal to the greater of (i) 7.8100% and (ii) the then 10-year swap yield plus 4.95%, but in no event will the revised interest rate exceed 9.8100%. Commencing on the anticipated repayment date and on each payment date thereafter, the borrowers are required to deposit debt service and all excess cash flow after debt service with the lender, which amounts will be applied as follows: (1) to interest in an amount based on the initial term interest rate of 4.8100%, (2) to the reduction of the principal balance until the entire outstanding principal balance is paid in full, and (3) to the payment of accrued interest on the note until all accrued interest on the note is paid in full. Interest accrued at the extension term interest rate (as described above) and not paid pursuant to clause (3), will be added to the outstanding principal balance of the U-Haul Storage Portfolio 2 Loan on the first day following such payment date, which amount will accrue interest at such extension term interest rate.

U-HAUL STORAGE PORTFOLIO 2

■
After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash. Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul Storage Portfolio 2 Property.

■
After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul Storage Portfolio 2 Property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul Storage Portfolio 2 Property and (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul Storage Portfolio 2 Loan is less than 1.30x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease, and whether or not such operating lease is terminated, the lender will have no liability for any amounts due to the landlord under the operating lease prior to such foreclosure or deed-in-lieu.

■
Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism, in an amount equal to the full replacement cost of the U-Haul Storage Portfolio 2 Properties, plus 18 months of business interruption insurance. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $250,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■	Partial Release. The U-Haul Storage Portfolio 2 Loan does not permit releases.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

Ann Arbor
Ypsilanti
Pittsfield Township
The Pines of Cloverlane
4907 Cloverlane Drive
Pittsfield Township, MI 48197
University Of Michigan-Ann Arbor
University Of Michigan Med Ctr
University Of Michigan Stadium
Eastern Michigan University
Concordia University
Washtenaw Community College Ann Arbor
St Joseph Mercy Hospital
Arborland Shopping Center
Briarwood Mall
Wickfield Center
Carpenter Plaza Shopping Center
Arbor Square Shopping Center
Roundtree Place
Rave Motion Pictures
ANN ARBOR MUNICIPAL AIRPORT
NORTHSIDE
LOWER WATER HILL
DOWNTOWN
OLD WEST SIDE
ANGELLS
NORTH BURNS PARK
ALLEN
MITCHELL
THURSTON
BRYANT PATENGILL WEST
CARPENTER
Forest Hill Cemetery
Arborcrest Cemetery
Washtenong Memorial Park
WASHTENAW AVE
PACKARD RD
E ELLSWORTH RD
E EISENHOWER PKY
TEXTILE RD
W MICHIGAN AVE
PLYMOUTH RD
PLYMOUTH ANN ARBOR RD
CARPENTER RD
PLATT RD
STONY CREEK RD
AMTRAK
Detroit
Holly
Clarkston
Romeo
Utica
Howell
Waterford
Milford
Bloomfield
Sterling Heights
Brighton
Royal Oak
Warren
South Lyon
Ferndale
Farmington Hills
Roseville
Livonia
Dearborn
Canton
Westland
Dexter
LaSalle
Milan
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Pittsfield Township, Michigan	Cut-off Date Principal Balance	$34,400,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$59,106.53
Size (Units)	582	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 4/7/2014	97.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/7/2014	97.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974-1977 / 2013	Mortgage Rate	4.8400%
Appraised Value	$44,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60
Underwritten Revenues	$5,799,735
Underwritten Expenses	$2,481,232	Escrows
Underwritten Net Operating Income (NOI)	$3,318,504		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,143,904	Taxes	$268,484	$44,747
Cut-off Date LTV Ratio	78.2%	Insurance(2)	$0	$0
Maturity Date LTV Ratio(1)	62.4%	Replacement Reserves	$2,334,500(2)	$14,550
DSCR Based on Underwritten NOI / NCF	1.53x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.1%	Other(3)	$33,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$34,400,000	75.4%	Purchase Price	$42,250,000	92.6%
Principal’s New Cash Contribution	10,930,322	24.0	Reserves	2,636,734	5.8
Other Sources	299,272	0.7	Closing Costs	742,861	1.6
Total Sources	$45,629,594	100.0%	Total Uses	$45,629,594	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $50,700,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $44,000,000, is 71.9%. See “—Appraisal” below.

(2)	See “—Escrows” below.
(3)	The other upfront reserve is a radon testing reserve. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “The Pines of Cloverlane Loan”) is evidenced by a note in the original principal amount of $34,400,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 582-unit multifamily complex located in Pittsfield Township, Michigan (the “The Pines of Cloverlane Property”). The Pines of Cloverlane Loan was originated by Citigroup Global Markets Realty Corp. on April 16, 2014. The Pines of Cloverlane Loan has an outstanding principal balance as of the Cut-off Date of $34,400,000 which represents approximately 3.3% of the Initial Pool Balance, and accrues interest at an interest rate of 4.8400% per annum. The proceeds of The Pines of Cloverlane Loan were primarily used to acquire The Pines of Cloverlane Property.

The Pines of Cloverlane Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of The Pines of Cloverlane Loan is the due date in May 2024. Voluntary prepayment of The Pines of Cloverlane Loan is permitted on or after the due date in February 2024. At any time after the second anniversary of the securitization Closing Date and prior to the due date in February 2024, the Pines of Cloverlane Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents (and acceptable to the Rating Agencies).

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The Mortgaged Property. The Pines of Cloverlane Property is a 582-unit multifamily complex located in Pittsfield Township, Michigan, approximately four miles southeast of downtown Ann Arbor and 30 miles west of Detroit. The Pines of Cloverlane Property was built between 1974-1977 and renovated in 2013 and consists of 43 buildings comprised of 40 apartment buildings, two clubhouse/community buildings and one maintenance building. Amenities at The Pines of Cloverlane Property include a 2,900 SF clubhouse/leasing office including a fitness center, indoor and adjacent outdoor pool, a business center, a wireless internet café, a community room, a laundry room and two tennis courts. The Pines of Cloverlane Property also has approximately 970 parking spaces and 227 carport spaces. As of April 7, 2014, Total Occupancy and Owned Occupancy were both 97.3%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

The following table presents certain information relating to the units and rent at The Pines of Cloverlane Property:

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Market Rent/Unit per month	Actual Rent/Unit per month	Average UW Rent/Unit per month	Underwritten Base Rent
1BR Loft	6	0	6	1.0%	598	$710	$697	$697	$50,184
1BR Loft - Ren	25	1	26	4.5	598	750	756	756	226,656
1 BR 651 SF	34	0	34	5.8	651	710	674	674	275,028
1 BR 651 SF - Ren	73	1	74	12.7	651	750	720	720	630,636
1 BR 721 SF	26	0	26	4.5	721	710	708	708	220,836
1 BR 721 SF - Ren	76	4	80	13.7	721	750	764	764	696,384
1 BR 806 SF	21	0	21	3.6	806	710	743	743	187,344
1 BR 806 SF - Ren	39	0	39	6.7	806	750	780	780	364,908
2BR/1BA	39	1	40	6.9	916	810	806	806	377,352
2BR/1BA - Ren	147	5	152	26.1	910	860	858	858	1,513,464
2BR/1.5 BA	17	2	19	3.3	986	845	846	846	172,548
2BR/1.5 BA - Ren	63	2	65	11.2	986	910	903	903	682,548
Total / Wtd. Avg.	566	16	582	100.0%		$798	$795	$795	$5,397,888

Source: As provided by the borrower and appraisal.

The following table presents certain information relating to historical leasing at The Pines of Cloverlane Property:

Historical Leased %(1)
	2011	2012	2013	As of 4/7/2014
Owned Space	95.3%	96.6%	95.3%	97.3%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Pines of Cloverlane Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per Unit
Base Rent	$5,667,100	$5,679,599	$5,561,142	$5,549,279	$5,397,888	$9,275
Gross Up Vacancy	0	0	0	0	157,440	271
Gross Potential Rent	$5,667,100	$5,679,599	$5,561,142	$5,549,279	$5,555,328	$9,545
Vacancy, Credit Loss & Concessions	(1,161,818)	(862,403)	(485,425)	(433,724)	(444,426)	(764)
Total Rent Revenue	$4,505,282	$4,817,196	$5,075,717	$5,115,555	$5,110,902	$8,782
Other Revenue(2)	753,970	822,515	687,022	684,401	688,834	1,184
Effective Gross Income	$5,259,252	$5,639,711	$5,762,739	$5,799,956	$5,799,735	$9,965

Real Estate Taxes	713,826	686,760	609,606	581,920	513,161	882
Insurance	186,543	211,052	239,995	241,543	122,871	211
Management Fee	143,746	158,084	165,869	164,747	202,991	349
Other Operating Expenses	1,603,276	1,631,942	1,610,779	1,642,209	1,642,209	2,822
Total Operating Expenses	$2,647,391	$2,687,838	$2,626,249	$2,630,419	$2,481,232	$4,263

Net Operating Income	$2,611,861	$2,951,873	$3,136,490	$3,169,537	$3,318,504	$5,702
Replacement Reserves	0	0	0	0	174,600	300
Net Cash Flow	$2,611,861	$2,951,873	$3,136,490	$3,169,537	$3,143,904	$5,402

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Other Revenue includes lease cancellation fees, application fees, keys & locks, late fees, month-to-month fees, NSF charges, clubhouse rental, parking, cable TV, laundry income, telephone, utility reimbursements and cleaning/damage fees.

■
Appraisal. According to the appraisal, The Pines of Cloverlane Property had an “as-is” appraised value of $44,000,000 as of an effective date of February 6, 2014 and is expected to have an “as stabilized” appraised value of $50,700,000 as of an effective date of February 6, 2017.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

■
Environmental Matters. Based on a Phase I environmental report dated February 14, 2014, the environmental consultant recommended no further action other than the installation of radon mitigation systems in nine units with elevated radon detections at The Pines of Cloverlane Property. The Pines of Cloverlane Loan documents require the borrower to implement a radon mitigation plan within 45 days of the origination date and to complete the requirements of such radon mitigation plan within 90 days of the origination date. See “—Escrows” below.

■
Market Overview and Competition. The Pines of Cloverlane Property is located in Pittsfield Township, Michigan, a suburb in Washtenaw County and approximately four miles southeast of downtown Ann Arbor and 30 miles west of Detroit, Michigan. Per the appraisal, as of December 2013, the unemployment rate in Pittsfield Township was 4.8% which is lower than the unemployment rates of 5.2% and 7.7% for Washtenaw County and the State of Michigan, respectively. Major employers in the area include the University of Michigan, Trinity Health Medical Center, Ann Arbor Public Schools, Eastern Michigan University, Toyota Technical Center, amongst others. Per the appraisal, other notable components of the local economy include computer technology, health services, pharmaceuticals, automotive, and biotechnology, thus various medical offices, laboratories, and research facilities are found in close proximity to The Pines of Cloverlane Property. Additional employment opportunities are also more accessible in surrounding areas given Washtenaw County’s location in the south-central portion of Michigan which has easy access to the local and national freeway system. Large employment centers are located in metropolitan Detroit to the east and the Lansing-East Lansing area to the northwest. The Pines of Cloverlane Property is located directly south of Interstate-94 which is the primary east-west highway in the southern part of the state and provides access to Ypsilanti and Ann Arbor, Michigan and also Chicago, Illinois to the southwest and Detroit to the east. The Detroit Metropolitan-Wayne County Airport is located in Romulus to the east and is the largest airport serving south east Michigan. Public transportation in the region is provided by the Ann Arbor Transportation Authority (AATA).

According to the appraisal, as of 2014, the population and average household income of Washtenaw County is 354,530 people and $80,912, respectively. The population and average household income within a five-mile radius of The Pines of Cloverlane Property is 139,498 people and $72,047, respectively. The Pines of Cloverlane Property is part of the Ann Arbor multifamily submarket. According to a market report, as of the third quarter of 2013, the Ann Arbor multifamily submarket had a total inventory of approximately 24,282 units and an average occupancy rate of 97.7% with an average effective rental rate of $925 per unit. Furthermore, as of the third quarter of 2013, Class B/C properties in the Ann Arbor submarket had a total inventory of approximately 13,297 units and an average occupancy rate of 98.4% with an average effective rental rate of $867 per unit.

The following table presents certain information relating to the primary competition for The Pines of Cloverlane Property:

Competitive Set
	The Pines of Cloverlane	Golfside Lake	Roundtree	Arbor Knoll	Glencoe Hills
Location	Pittsfield Township	Pittsfield Township	Ypsilanti Township	Pittsfield Township	Pittsfield Township
Year Built	1974-1977	1969-70	1973	1989	1972
Occupancy	97.3%	98.0%	99.0%	98.0%	98.0%
No. of Units	582	598	228	220	584
Distance		2.3 miles	0.9 miles	1.7 miles	2.3 miles
	The Lake Shore	Village Green	Hamptons of Cloverlane
Location	Ypsilanti Township	Ann Arbor	Pittsfield Township
Year Built	1970	1987	1986-88
Occupancy	96.0%	96.0%	95.0%
No. of Units	1,028	520	440
Distance	4.4 miles	3.9 miles	Adjacent

Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

■
The Borrower. The borrower is Pines at Cloverlane LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Pines of Cloverlane Loan. The non-recourse carveout guarantors are Alan Hayman, Andrew Hayman and Sheldon Yellen.

The Hayman Company, which is affiliated with the non-recourse carveout guarantors and is the property manager, founded in 1965, is one of the nation’s leading, privately owned commercial real estate organizations. The Hayman Company is headquartered in suburban Detroit and has satellite offices in Chicago and Dallas with a total of 450 employees nationwide. The company’s focus includes acquisitions and investments, property management and leasing, receivership services for lenders and special servicers and asset management. The company has owned and/or managed over 40,000 multifamily units and 16 million SF of commercial space.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $2,636,734 with respect to The Pines of Cloverlane Loan, comprised of: (i) $2,334,500 for designated replacement reserves consisting of $2,322,000 for capital improvement designated replacement reserve funds and $12,500 for immediate repair designated replacement reserves; (ii) $268,484 for real estate taxes; and (iii) $33,750 for radon testing related to The Pines of Cloverlane Property.

On each due date, the borrower is required to fund the following reserves with respect to The Pines of Cloverlane Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over then succeeding twelve month period, unless, with respect to insurance, the borrower provides evidence that the required insurance is being provided under any blanket policy reasonably acceptable to the lender; and (iii) a replacement reserve in an amount equal to $14,550.

■
Lockbox and Cash Management. The Pines of Cloverlane Loan requires a springing lockbox. Following the first occurrence of a The Pines of Cloverlane Trigger Period (and, if such The Pines of Cloverlane Trigger Period has been caused by a reduction in the debt service coverage ratio, upon written notice to the borrower), the loan documents require the borrower to set up the lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by The Pines of Cloverlane Property. The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a The Pines of Cloverlane Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a The Pines of Cloverlane Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for The Pines of Cloverlane Loan. During the continuance of an event of default under The Pines of Cloverlane Loan, the lender may apply any funds in the cash management account to amounts payable under The Pines of Cloverlane Loan and/or toward the payment of expenses of The Pines of Cloverlane Property, in such order of priority as the lender may determine.

A “Radon Testing Trigger” means the failure of the borrower to deposit any required additional radon testing deposit amount into the radon testing account as and when required pursuant to The Pines of Cloverlane loan agreement.

A “The Pines of Cloverlane Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.15x and/or (iii) the occurrence of a Radon Testing Trigger and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters and (iii) all funds required under The Pines of Cloverlane loan agreement to be deposited into the radon testing account being so deposited.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

THE PINES OF CLOVERLANE

■
Property Management. The Pines of Cloverlane Property is currently managed by The Hayman Company, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the borrower may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least thirty days prior written notice, and (iii) the applicable replacement property manager is reasonably approved by the lender in writing (such approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). Upon the occurrence of (i) a default by the property manager under the management agreement beyond any applicable cure period or (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may replace or, require the borrower to replace, the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■
Renovation. The Pines of Cloverlane Loan documents require the borrower to complete approximately $12,500 of deferred maintenance on or before the date that is 90 days from the origination date, which was part of the borrower’s $4,940,000 capital improvement plan upon acquisition of The Pines of Cloverlane Property. The capital improvements include, but are not limited to, roofing repairs, HVAC upgrades, parking lot repairs, indoor/outdoor pool and tennis court repairs and interior renovations. At closing, $2,334,500 was deposited with the lender in a lender controlled capital improvement reserve. If the borrower fails to satisfy the conditions for the release of the capital improvements reserve set forth in the loan documents by the third anniversary of the origination date of the mortgage loan, then any funds on deposit in the capital improvements reserve will be held as additional collateral for The Pines of Cloverlane Loan.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Pines of Cloverlane Property, plus 18 months of business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected gross income from The Pines of Cloverlane Property (on an actual loss sustained basis) for a period continuing until the restoration of The Pines of Cloverlane Property is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

201 FOURTH AVENUE NORTH

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

201 Fourth Avenue North
201 Fourth Avenue North
Nashville, TN 37219
Nashville
Victory Park
Nashville Municipal Auditorium
Cordell Hull Bldg
Tennessee State Library
Tennessee State Capitol
Tennessee Supreme Court
John Sevier State Office Building
MTA MUSIC CITY CENTRAL
Criminal Justice Center
Hill Detention Center
Davidson County Courthouse
Public Square Park
JAMES ROBERTSON PKY
WOODLAND ST
CHARLOTTE AVE
NELSON MERRY ST
GAY ST
R.Jackson State Office Building
A.Jackson State Office Building
Citizens Plaza State Office Bldg
Tennessee State University -Williams Campus
William R. Snodgrass Tennessee Tower
War Memorial Plaza
Legislative Plaza
DEADERICK ST
Tennessee State Museum
DoubleTree Hotel
Regions Bank Bldg
UNION ST
Sheraton Hotel Nashville Downtown
The Stahlman
POLK AVE
8TH AVE N
HARVEYS ALY
5TH AVE N
First Third Financial Center
Downtown YMCA
CHURCH ST
Courtyard Nashville Downtown
7TH AVE N
Nashville Public Library
US Bank Bldg
LP Field
Fort Nashborough
Cumberland River
Lifeway Christian Resources
COMMERCE ST
Renaissance Nashville
NASHVILLE CONVENTION CENTER
SunTrust Building
Ryman Auditorium
4TH AVE N
AT&T Building
3RD AVE N
9TH AVE N
Holiday Inn Express Nashville Downtown
BROADWAY
The First Center for the Visual Arts
Customs House
Hyatt Regency
Riverfront Park
Autograph Collection Union Station Hotel
US Federal Court House
MCGAVOCK ST
BRIDGESTONE ARENA
Hilton Nashville Downtown
Music City Walk of Fame Park
Schermerhorn Symphony Center
The Pinnacle
10TH AVE S
8TH AVE S
7TH AVE S
6TH AVE S
DEMONBREUN ST
Cummins Station
COUNTRY MUSIC HALL OF FAME
MUSIC CITY CENTER
MOLLOY ST
Omni Nashville Hotel
5TH AVE S
4TH AVE S
ALMOND ST
Hyatt Place
1ST AVE S
Marriott Renaissance
SHIRLEY ST
FRANKLIN ST
KOREAN VETERANS BLVD
Marriott Springhill Suites
Hilton Garden Inn
2ND AVE S
HERMITAGE AVE
3RD AVE S
8TH AVE S
LAFAYETTE ST
65
40
CARTIFACT
Nashville
DOWNTOWN
LP Field
24
65
40
440
155
6
Tennessee State University
Vanderbilt University
Belmont University
Trevecca Nazarene University
NASHVILLE INT'L AIRPORT
Berry Hill
Oak Hill
The Mall At Green Hills
Lipscomb University
One Hundred Oaks Mall
Shelby Bottoms Park

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance		$28,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$106.19
Size (SF)	263,666	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 3/1/2014	95.7%	Number of Related Mortgage Loans(2)		2
Owned Occupancy as of 3/1/2014	95.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2008	Mortgage Rate		5.0875%
Appraised Value	$37,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		48
Underwritten Revenues	$5,096,677
Underwritten Expenses	$2,174,907	Escrows
Underwritten Net Operating Income (NOI)	$2,921,770		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,615,917	Taxes	$51,500	$25,750
Cut-off Date LTV Ratio	74.4%	Insurance	$35,628	$3,563
Maturity Date LTV Ratio	64.4%	Replacement Reserves(3)	$500,000	$0
DSCR Based on Underwritten NOI / NCF(1)	1.47x / 1.32x	TI/LC(4)	$2,000,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,000,000	76.4%	Purchase Price	$33,700,000	91.9%
Principal’s New Cash Contribution	8,659,911	23.6	Reserves	2,587,128	7.1
			Closing Costs	372,783	1.0
Total Sources	$36,659,911	100.0%	Total Uses	$36,659,911	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 2.02x and 1.81x, respectively.
(2)
An indirect owner of the borrower is also an indirect owner of the borrower of the mortgage loan secured by the mortgaged property identified on Annex A to the Free Writing Prospectus as Branford Business Center.

(3)	Borrower is required to make monthly deposits into the replacement reserve upon the balance being below $200,000, subject to a cap of $500,000. See “—Escrows” below.
(4)
Borrower deposited $2,000,000 into the TI/LC reserve account for future rollover. Borrower is required to make monthly deposits into the TI/LC reserve upon the balance being below $1,000,000, subject to a cap of $2,000,000. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “201 Fourth Avenue North Loan”) is evidenced by a note in the original principal amount of $28,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a central business district office building located in Nashville, Tennessee known as 201 Fourth Avenue North (the “201 Fourth Avenue North Property”). The 201 Fourth Avenue North Loan was originated by CCRE on April 4, 2014 and represents approximately 2.7% of the Initial Pool Balance. The note evidencing the 201 Fourth Avenue North Loan has an outstanding principal balance as of the Cut-off Date of $28,000,000 and an interest rate of 5.0875% per annum. The borrower utilized the proceeds of the 201 Fourth Avenue North Loan to acquire the 201 Fourth Avenue North Property, pay closing costs and fund reserves.

The 201 Fourth Avenue North Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the initial 48 months and then payments of principal and interest based on a 25-year amortization schedule. The scheduled maturity date of the 201 Fourth Avenue North Loan is the due date in April 2024. Voluntary prepayment of the 201 Fourth Avenue North Loan is permitted on or after the due date in January 2024. Defeasance with direct non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. The 201 Fourth Avenue North Property is a 263,666 SF, 20-story, Class A high-rise office building located at the intersection of Fourth Avenue North and Church Street in the central business district of Nashville, Tennessee. The 201 Fourth Avenue North Property office space was formerly occupied by SunTrust Bank, until the bank relocated in 2007. The previous owner invested approximately $2.9 million from 2005 through 2013, repositioning the 201 Fourth Avenue North Property into a multi-tenant building and re-leasing the 201 Fourth Avenue North Property to its current occupancy of 95.7%. As of March 1, 2014, the Total Occupancy and Owned Occupancy at the 201 Fourth Avenue North Property were both 95.7%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

The largest tenant at the 201 Fourth Avenue North Property is ServiceSource International (“ServiceSource”) (45.8% of Total SF; 45.8% of Total UW Base Rent). ServiceSource (NASDAQ: SREV) is a global leader in cloud-based recurring revenue management solutions, which focus on data management, analytics, automation and services capabilities. ServiceSource manages more than $14.5 billion in recurring revenue for the world’s largest technology and business-to-business companies. ServiceSource is one of over 50 cloud companies headquartered in a two square mile area spanning from the San Francisco Financial District to South of Market Street, known as the Cloud Corridor.

The following table presents certain information relating to the tenants at the 201 Fourth Avenue North Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ServiceSource International(1)	NR / NR / NR	120,685	45.8%	$2,172,330	45.8%	$18.00	9/30/2022	NA
Capstar Bank	NR / NR / NR	30,813	11.7	662,480	14.0	21.50	2/28/2017	1, 2-year option
Buffaloe & Associates	NR / NR / NR	12,686	4.8	249,914	5.3	19.70	5/31/2015	1, 5-year option
Nashville City Club(2)	NR / NR / NR	12,520	4.7	237,880	5.0	19.00	6/30/2014	NA
Parker Lawrence Cantr(3)	NR / NR / NR	8,714	3.3	154,151	3.2	17.69	8/31/2022	1, 5-year option
LeVan Sprader Patton	NR / NR / NR	7,782	3.0	152,294	3.2	19.57	5/31/2020	1, 7-year option
Old Republic Title	NR / NR / NR	7,061	2.7	139,102	2.9	19.70	8/31/2014	NA
Howard, etc PLLC	NR / NR / NR	7,391	2.8	137,029	2.9	18.54	3/31/2020	1, 5-year option
Better Business Bureau(4)	NR / NR / NR	5,326	2.0	104,230	2.2	19.57	12/31/2018	1, 5-year option
Andrew Byrd & Co.	NR / NR / NR	4,881	1.9	100,549	2.1	20.60	4/30/2015	NA
Ten Largest Tenants		217,859	82.6%	$4,109,959	86.6%	$18.87
Remaining Tenant		34,449	13.1	636,121	13.4	18.47
Vacant		11,358	4.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		263,666	100.0%	$4,746,080	100.0%	$18.00

(1)
ServiceSource International has the option to terminate its lease effective September 30, 2020 with 12 months written prior notice. A full excess cash flow sweep, subject to a cap of $1.7 million, will commence upon ServiceSource International failing to renew its lease or exercising its termination option.

(2)
Nashville City Club occupies the top floor of the 201 Fourth Avenue North Property and has an in-place rent of $19.00 per SF, which is below the appraiser’s concluded market rent of $21.00 per SF for the applicable space.

(3)
Parker Lawrence Cantr has the one-time option to terminate its lease effective August 26, 2019 with 270 days written prior notice and payment to the borrower of all unamortized tenant improvement and leasing costs at an interest rate of 9.0% as well a termination fee equal to $41,706.

(4)
Better Business Bureau has the option to terminate its lease effective March 29, 2016 and March 29, 2017 with 180 days written prior notice and payment to the borrower of all remaining unamortized tenant improvement and leasing commissions.

The following table presents the lease rollover schedule at the 201 Fourth Avenue North Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	27,782	10.5	10.5%	529,098	11.1	19.04	5
2015	22,667	8.6	19.1%	449,693	9.5	19.84	4
2016	10,268	3.9	23.0%	194,836	4.1	18.98	5
2017	33,617	12.7	35.8%	723,131	15.2	21.51	2
2018	12,018	4.6	40.3%	205,838	4.3	17.13	4
2019	1,384	0.5	40.9%	27,680	0.6	20.00	1
2020	15,173	5.8	46.6%	289,323	6.1	19.07	2
2021	0	0.0	46.6%	0	0.0	0.00	0
2022(3)	129,399	49.1	95.7%	2,326,481	49.0	17.98	2
2023	0	0.0	95.7%	0	0.0	0.00	0
2024	0	0.0	95.7%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	95.7%	0	0.0	0.00	0
Vacant	11,358	4.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	263,666	100.0%		$4,746,080	100.0%	$18.81	25

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date that are not considered in this lease expiration schedule.
(2)	UW Base Rent includes contractual rent steps through March 1, 2015.
(3)
Leases expiring in 2022 include ServiceSource International. A full excess cash flow sweep, subject to a cap of $1.7 million, will commence upon ServiceSource International failing to renew its lease or exercising its termination option.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

The following table presents certain information relating to historical leasing at the 201 Fourth Avenue North Property:

Historical Leased %(1)(2)
	2010	2011	2012	2013	As of 3/1/2014
Owned Space	62.0%	71.0%	82.0%	90.2%	95.7%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year. Historical occupancy for 2013 represents occupancy as of December 26, 2013.
(2)
The 201 Fourth Avenue North Property office space was formerly occupied by SunTrust Bank, until the bank relocated in 2007. The previous owner invested approximately $2.9 million from 2005 through 2013, repositioning the 201 Fourth Avenue North Property into a multi-tenant building and re-leasing the 201 Fourth Avenue North Property to its current occupancy of 95.7%.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 201 Fourth Avenue North Property:

Cash Flow Analysis
	2012	2013	Underwritten(1)	Underwritten $ per SF
Base Rent(2)	$3,353,297	$4,209,733	$4,746,080	$18.00
Contractual Rent Steps	0	0	0	0.00
Gross Up Vacancy	$0	$0	$239,619	0.91
Total Rent	$3,353,297	$4,209,733	$4,985,699	$18.91
Total Reimbursables	110,806	169,018	169,018	0.64
Other Income(3)	238,396	290,959	290,959	1.10
Less Vacancy & Credit Loss(4)	0	0	(348,999)	(1.32)
Effective Gross Income	$3,702,499	$4,669,710	$5,096,677	$19.33
				0.00
Total Operating Expenses	$2,132,102	$2,162,098	$2,174,907	$8.25

Net Operating Income	$1,570,397	$2,507,612	$2,921,770	$11.08
TI/LC	0	0	263,666	1.00
Capital Expenditures	0	0	42,187	0.16
Net Cash Flow	$1,570,397	$2,507,612	$2,615,917	$9.92

(1)
The 201 Fourth Avenue North Property office space was formerly fully occupied by SunTrust Bank, until the bank relocated in 2007. The previous owner invested approximately $2.9 million from 2005 through 2013, repositioning the 201 Fourth Avenue North Property into a multi-tenant building and re-leasing the 201 Fourth Avenue North Property to its current occupancy of 95.7%.

(2)	UW Base Rent includes contractual rent steps through March 1, 2015 ($261,985).
(3)	Includes parking, antenna and laundry income.
(4)	Underwriting reflects an in-place economic vacancy of 6.8%. The 201 Fourth Avenue North Property is 95.7% occupied as of March 1, 2014. The appraiser concluded a vacancy rate of 6.0%.

■	Appraisal. According to the appraisal, the 201 Fourth Avenue North Property had an appraised value of $37,650,000 as of an effective date of March 21, 2014.

■
Environmental Matters. According to the Phase I environmental report, dated February 27, 2014, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

■
Market Overview and Competition. The 201 Fourth Avenue North Property is located at the intersection of Fourth Avenue North and Church Street in the central business district of Nashville, Tennessee. The 201 Fourth Avenue North Property is approximately 7.9 miles from the Nashville International Airport, which is served by nine airlines and on average operates 380 daily flights. In addition, Interstate 24, Interstate 40 and Interstate 65, major traffic arteries in Tennessee, are within 2.0 miles of the property and provide access to Memphis and Knoxville, Tennessee as well as Birmingham, Alabama and Louisville, Kentucky.

As of the fourth quarter of 2013, the Nashville Class A office market consisted of approximately 111 buildings comprised of approximately 17.8 million SF, with a vacancy rate of 5.6% and an average rental rate of $22.75 per SF. The 201 Fourth Avenue North Property is located in the Downtown submarket, which as of the fourth quarter of 2013 consisted of approximately 93 buildings comprised of approximately 11.6 million SF, with a vacancy rate of 13.1% and an average rental rate of $19.66 per SF. The appraiser concluded an average market rent for the

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

201 Fourth Avenue North Property of $20.52, approximately 10.9% above the in-place rent per SF at the 201 Fourth Avenue North Property of $18.51, and a vacancy rate of 6.0% for the 201 Fourth Avenue North Property.

According to the appraiser, the Nashville region is a desirable location for businesses, due to pro-business policies, cultural amenities, mild climate and low cost of living. In 2013, a certain magazine recognized Nashville as number two on its list of “Best Big Cities for Jobs in 2013.” Additionally, Nashville ranked within the top 10 fastest growing cities according to the U.S. Census Bureau as of July 2013. As of February 2014, the Nashville metropolitan statistical area reported an unemployment rate of 5.6%, outperforming the state and national rates of 6.9% and 6.7%, respectively.

As of 2013, the population within a three mile radius of the 201 Fourth Avenue North Property was 98,578 with an average household income of $47,213.

The following table presents certain information relating to the primary competition for the 201 Fourth Avenue North Property:

Competitive Set(1)
	201 Fourth Avenue North	SunTrust Plaza	One Nashville Place	Bank of America Plaza	AT&T Building	Baker Donelson Center	The Pinnacle at Symphony Place
Distance from Subject	-	0.1 miles	0.1 miles	0.1 miles	0.2 miles	0.2 miles	0.4 miles
Year Built	1968(2)	2007	1985	1977	1994	2000	2009
Number of Stories	20	13	24	21	27	11	27
Total GLA	263,666	338,000	431,750	435,525	765,624	229,536	520,000
Total Occupancy	96%	98%	99%	74%	100%	97%	85%
Asking Rents per SF	$18.51	$23.00	$22.00	$20.00	$22.50	$23.50	$23.50
Lease Type	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Triple Net

(1)	Source: Appraisal.
(2)	The 201 Fourth Avenue North Property was most recently renovated in 2008. The previous owner invested approximately $2.9 million from 2005 through 2013.

■
The Borrower. The borrower for the 201 Fourth Avenue North Loan is, Albany Road-Fourth&Church Nashville LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 201 Fourth Avenue North Loan. The non-recourse carveout guarantors and borrower sponsors under the 201 Fourth Avenue North Loan are Christopher J. Knisley and Mark J. McInerney, who are both partners of Albany Road Real Estate Partners LLC (“Albany Road”). Founded in 2012, Albany Road currently owns 11 commercial properties, including office, storage and retail assets, totaling approximately 1.5 million square feet. In addition to its headquarters in Boston, MA, Albany Road operates a regional office in Nashville, TN.

■
Escrows. At origination, the borrower funded aggregate reserves of $2,587,128 with respect to the 201 Fourth Avenue North Property, comprised of: (i) $51,500 for real estate taxes, (ii) $35,628 for insurance, (iii) $2,000,000 for future tenant improvements and leasing commissions and (iv) $500,000 for replacement costs.

On each due date, the borrower is required to fund the following reserves with respect to the 201 Fourth Avenue North Property: (i) a real estate tax reserve in the amount of $25,750, which represents 1/12 of the current annual taxes, and (ii) insurance reserve in the amount of $3,563, which represents 1/12 of the current annual insurance premiums. Upon the balance of the tenant improvement and leasing commissions reserve falling below $1,000,000, the borrower will be required to make monthly payments of $22,000, subject to a cap of $2,000,000. Upon the balance of the replacement reserve falling below $200,000, the borrower will be required to make monthly payments of $3,516, subject to a cap of $500,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

Lockbox and Cash Management. The 201 Fourth Avenue North Loan is structured with a hard lockbox and springing cash management. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. On each business day, during the continuance of a 201 Fourth Avenue Cash Management Period (as defined below), at the direction of the lender, the lockbox bank is required to remit all amounts contained in the lockbox account to a lender-controlled cash management account. Additionally during the continuance of a 201 Fourth Avenue North Cash Management Period, all excess cash is required to be swept into an excess cash reserve account.

A “201 Fourth Avenue North Cash Management Period” means a period (A) commencing upon (i) the occurrence and continuance of an event of default, (ii) the failure by the borrower after two consecutive calendar quarters to maintain a debt service coverage ratio (“DSCR”) of at least 1.15x (“DSCR Trigger”), (iii) the date upon which ServiceSource delivers a written notice exercising its termination option under its lease, (iv) the date upon which ServiceSource delivers a written notice indicating that it does not intend to renew its lease for at least 75.0% of its space, (v) the date twelve months prior to the then current expiration date of the ServiceSource lease or (vi) the date ServiceSource becomes a debtor in any bankruptcy or insolvency proceeding and (B) terminating upon (i) in the case of clause (i) above, the cure (if applicable) of such event of default, (ii) in the case of clause (ii) above, the DSCR being equal to or greater than 1.20x for two consecutive calendar quarters, (iii) in the case of clause (iii) through (v) above, (a) ServiceSource (or a replacement tenant) has renewed or extended its lease (or entered into a replacement lease) for a term not less than 5 years such that the annual base rent is greater than the lesser of (x) the aggregate annual base rent currently under the ServiceSource lease and (y) an amount that will produce a DSCR of at least 1.30x or (b) the date on which the total amount of funds in the excess cash reserve equals $1.7 million (“ServiceSource Excess Cash Cap”) or (iv) in the case of clause (vi) above, the date on which ServiceSource ceases to be a debtor in any bankruptcy or insolvency proceeding (and ServiceSource has not rejected the ServiceSource lease in such proceeding). At any time that either an event of default is continuing or a 201 Fourth Avenue North Cash Management Period is triggered due to the DSCR Trigger, the ServiceSource Excess Cash Cap will not be in effect.

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Property Management. The 201 Fourth Avenue North Property is currently managed by Cassidy Turley Commercial Real Estate Services, Inc., an affiliate of the borrower. The loan documents require prior written approval from the lender (which approval may be conditioned upon a Rating Agency Confirmation) prior to the borrower replacing the property manager. The lender may replace (or require the borrower to replace) the property manager (i) during an event of default under the 201 Fourth Avenue North Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iii) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

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Mezzanine or Subordinate Indebtedness. In connection with the assumption of the 201 Fourth Avenue North Loan, the borrower is permitted to either (i) accept a preferred equity investment or (ii) permit its direct or indirect equity owners to incur mezzanine financing, provided that the following terms and conditions, among others, are satisfied: (i) no event of default has occurred or is continuing under the 201 Fourth Avenue North Loan, (ii) after giving effect to the mezzanine loan or preferred equity investment, (x) the loan to value ratio is less than or equal to 75.0%, (y) the net cash flow DSCR is greater than or equal to 1.25x and (z) the net cash flow debt yield is greater than or equal to 8.5%, (iii) the term of the mezzanine loan or the redemption obligation of the preferred equity investment, as applicable, is coterminous or longer than the term of the 201 Fourth Avenue North Loan and (iv) execution of an intercreditor agreement with the mezzanine lender or a recognition agreement with the lender, as applicable.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

201 FOURTH AVENUE NORTH

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the 201 Fourth Avenue North Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the 201 Fourth Avenue North Property, plus 18 months of business interruption coverage. The “all-risk” insurance policy that provides coverage for terrorism is required to contain a deductible that is acceptable to the lender and is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

UNIVERSITY SQUARE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

WISCONSIN
Lake Michigan
Madison
Milwaukee
Racine
Rockford
ILLINOIS
Evanston
Chicago
Aurora
Oak Lawn
University Square
701 University Avenue
Madison, WI 53715
Lake Mendota
Lake Monona
Lake Wingra
Lake Waubesa
Middleton
Shorewood Hills
Madison
Maple Bluff
Monona
Mcfarland
Fitchburg
DANE COUNTY REGIONAL AIRPORT
Madison Area Technical College
East Towne Mall
West Towne Mall
University Of Wisconsin -Madison
University Of Wisconsin Hospital
Camp Randall Stadium
Kohl Center
Edgewood College
St Mary's Hospital
Alliant Energy Center
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RAIT Funding, LLC
Location (City/State)	Madison, Wisconsin	Cut-off Date Principal Balance	$23,898,813
Property Type	Retail	Cut-off Date Principal Balance per SF	$275.32
Size (SF)	86,805	Percentage of Initial Pool Balance	2.3%
Total Occupancy as of 11/30/2013	100.0%	Number of Related Mortgage Loans	None
Total Owned Occupancy as of 11/30/2013	100.0%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	5.5000%
Appraised Value	$30,700,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
Underwritten Revenues	$2,988,623
Underwritten Expenses	$897,404	Escrows
Underwritten Net Operating Income (NOI)	$2,091,219		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,973,876	Taxes	$95,596	$23,899
Cut-off Date LTV Ratio	77.8%	Insurance	$22,954	$2,295
Maturity Date LTV Ratio	65.1%	Replacement Reserves(1)	$0	$2,545
DSCR Based on Underwritten NOI / NCF	1.28x / 1.21x	TI/LC Reserves	$0	$7,263
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.3%	Other(2)	$40,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,925,000	84.1%	Loan Payoff	$26,048,478	91.6%
Sponsor Equity	4,506,478	15.9	Closing Costs	2,224,451	7.8
			Reserves	158,550	0.6
Total Sources	$28,431,478	100.0%	Total Uses	$28,431,478	100.0%

(1)	Replacement reserves are capped at $91,614. See “–Escrows” below.
(2)	Other upfront reserves represent a Maurer HVAC reserve ($40,000). See “–Escrows” below.

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The Mortgage Loan. The mortgage loan (the “University Square Loan”) is evidenced by a note in the principal amount of $23,925,000 and is secured by a first mortgage encumbering the borrower’s interest in an 86,805 SF, Class A retail condominium unit and a 266-space underground parking garage condominium unit in a retail building located in Madison, Wisconsin (the “University Square Property”). The University Square Loan was originated by RAIT Funding, LLC on March 21, 2014 (the “Origination Date”) and represents approximately 2.3% of the Initial Pool Balance. The University Square Loan has an outstanding principal balance as of the Cut-off Date of $23,898,813 and an interest rate of 5.5000% per annum. The proceeds of the University Square Loan were primarily used to refinance existing debt on the University Square Property, pay closing costs and set up reserves in connection with the University Square Loan. The borrower sponsor contributed $4,506,478 of equity at origination.

The University Square Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The maturity date of the University Square Loan is April 1, 2024. Voluntary prepayment of the University Square Loan without prepayment premium or yield maintenance charge is permitted on or after January 1, 2024. Defeasance of the University Square Loan with certain direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “governmental securities” permitted under the loan documents, is permitted at any time after the earlier of (i) the fourth anniversary of the Origination Date and (ii) the second anniversary of the securitization Closing Date.

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The Mortgaged Property. The University Square Property is located at 701 University Avenue in downtown Madison, Wisconsin, adjacent to the main campus of University of Wisconsin (“UW”) and in close proximity to the Wisconsin State Capitol building.

The University Square Property was constructed as a joint venture between the University of Wisconsin and the borrower sponsor in 2008. As of November 30, 2013, the total occupancy was 100.0%. The University Square Property consists of 86,805 SF of retail space and a 266-space underground parking garage. The tenants at the University Square Property include Fresh City Market LLC (dba Fresh Madison Market), which leases 21,470 SF and has a lease expiration of December 31, 2021, VICI Aveda Institute, which leases 14,141 SF of space and has a lease expiration of September 30, 2023, and Walgreens, which leases 12,547 SF of space and has a lease expiration of July 31, 2028. The University Square Property consists of condominium units 1 and 2 of a 7-unit 13-story, mixed-use, condominium development regime (the “University Square Condominium Development”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

The University Square Property does not include units 3 through 7, which consist of an office tower, a residential tower and a residential parking garage, among other facilities.

Fresh Madison Market is the anchor tenant at the University Square Property. Fresh Madison Market is a full service grocery store that features a bakery, delicatessen, seafood/meat department, sushi bar, fresh produce section, bulk food, and wine and beer department. Tenant-reported historical sales as of year-end are summarized below:

Fresh City Market LLC	2011	2012	2013
Total Annual Sales	$12,368,157	$14,763,391	$15,706,384
Sales per SF	$576/SF	$688/SF	$732/SF

The second largest tenant at the University Square Property is the Vici Aveda Institute, which operates a beauty and cosmetology school along with a retail salon store.

The third largest tenant at the University Square Property is Walgreens, which operates 8,096 mostly freestanding Walgreens stores in all 50 U.S. states, the District of Columbia, and Puerto Rico. Tenant-reported historical sales are summarized below:

WALGREENS	2011(1)	2012(1)	2013(1)
Total Annual Sales	$9,996,413	$10,108,664	$10,731,469
Sales per SF	$797/SF	$806/SF	$855/SF

(1)	Reported sales are for the trailing twelve months ending in August of each year.

The following table presents certain information relating to the tenants at the University Square Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(2)	Renewal / Extension Options
Fresh City Market LLC	NR / NR / NR	21,470	24.7%	$367,520	14.2%	$17.12	12/31/2021	3, 5-year options
VICI Aveda Institute	NR / NR / NR	14,141	16.3%	$358,583	13.8%	$25.36	9/30/2023	2, 5-year options
Walgreens	NR / Baa1 / BBB	12,547	14.5%	$447,928	17.3%	$35.70	7/31/2028	N/A
Buffalo Wild Wings	NR / NR / NR	6,762	7.8%	$152,145	5.9%	$22.50	8/31/2021	4, 5-year options
Anytime Fitness	NR / NR / NR	4,955	5.7%	$82,331	3.2%	$16.62	12/31/2019	2, 5-year options
Name of the Game	NR / NR / NR	4,718	5.4%	$110,943	4.3%	$23.51	7/31/2018	2, 5-year options
Suntan City	NR / NR / NR	3,896	4.5%	$83,315	3.2%	$21.38	12/31/2018	1, 5-year option
Cycology Partners LLC	NR / NR / NR	2,467	2.8%	$54,274	2.1%	$22.00	12/31/2017	3, 5-year options
Kaivalya Yoga	NR / NR / NR	2,452	2.8%	$53,944	2.1%	$22.00	1/31/2015	2, 5-year options
Mobile Generation LLC	NR / NR / NR	2,405	2.8%	$52,910	2.0%	$22.00	9/30/2017	2, 5-year options
Largest Owned Tenants		75,813	87.3%	$1,763,893	68.0%	$23.27
Parking Income		0	0.0	$514,727	19.8%	0.00
Other Tenants		10,992	12.7%	$315,159	12.2%	$28.67
Total / Wtd. Avg. All Owned Tenants		86,805	100.0%	$2,593,779	100.0%	$29.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All leases with early termination options are assumed to expire at the next available option.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

The following table presents the lease rollover schedule at the University Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	553	0.6%	0.6%	0	0.0%	0.00	1
2014	2,280	2.6	3.3%	38,492	1.9	16.88	1
2015	2,452	2.8	6.1%	53,944	2.6	22.00	1
2016	0	0.0	6.1%	0	0.0	0.00	0
2017	4,872	5.6	11.7%	107,184	5.2	22.00	2
2018	8,614	9.9	21.6%	194,258	9.3	22.55	2
2019	11,386	13.1	34.7%	319,541	15.4	28.06	5
2020	0	0.0	34.7%	0	0.0	0.00	0
2021	28,232	32.5	67.3%	519,665	25.0	18.41	2
2022	1,728	2.0	69.3%	39,456	1.9	22.83	1
2023	14,141	16.3	85.5%	358,583	17.2	25.36	1
2024	0	0.0	85.5%	0	0.0	0.00	0
2025 & Thereafter	12,547	14.5	100.0%	447,928	21.5	35.70	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	86,805	100.0%		$2,079,053	100.0%	$29.88	17

(1)	Calculated based on the rent roll provided by the borrower dated November 30, 2013.
(2)	Maurer’s Food LLC leases 553 SF of storage space on a month to month basis at no cost.

The following table presents certain information relating to historical leasing at the University Square Property:

Historical Leased %(1)
	2011	2012	As of 11/30/2013
Owned Space	90.6%	96.7%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University Square Property:

Cash Flow Analysis(1)

	2011	2012	TTM 10/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,735,546	$2,017,421	$2,109,542	$2,079,053	$23.95
Contractual Rent Steps(3)	0	0	0	6,287	0.07
Mark to Market	0	0	0	(67,506)	(0.78)
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$1,735,546	$2,017,421	$2,109,542	$2,017,834	$23.25

Total Reimbursables	426,721	476,811	486,356	500,260	5.76
Parking Income	549,927	517,886	511,567	514,727	5.93
Other Income	28,572	14,781	7,118	28,008	0.32
Percentage Rent	57,490	25,609	25,609	26,000	0.30
Vacancy & Credit Loss	0	0	0	(98,206)	(1.13)
Effective Gross Income	$2,798,256	$3,052,508	$3,140,192	$2,988,623	$34.43

Total Operating Expenses	$796,732	$802,514	$910,731	$897,404	$10.34

Net Operating Income	$2,001,524	$2,249,994	$2,229,461	$2,091,219	$24.09
TI/LC	0	0	0	86,805	1.00
Capital Expenditures	0	0	0	30,538	0.35
Net Cash Flow	$2,001,524	$2,249,994	$2,229,461	$1,973,876	$22.74

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes rent from retail tenants at the University Square Property.
(3)	Underwritten Total Rent is based on contractual rents as of November 30, 2013 and the contractual rent steps occurring through May 9, 2014.

■	Appraisal. According to the appraisal, the University Square Property had an “as-is” appraised value of $30,700,000 as of an effective date of November 27, 2013.

■	Environmental Matters. According to the Phase I environmental report dated December 9, 2013, there are no recognized environmental conditions or recommendations for further action.

■
Market Overview and Competition. The University Square Property is located in Madison, Wisconsin, adjacent to the UW main campus and near Capitol Square (location of the State Capitol Building). Land uses within the immediate neighborhood of the University Square Property are largely oriented to the university and university affiliated population. The area immediately surrounding the subject consists primarily of retail and commercial uses among campus buildings. The UW-Madison campus is situated on approximately 933 acres on the south side of Lake Mendota. The university is organized into 20 schools and has a total enrollment of over 42,000 students. The university employs approximately 21,624 faculty and staff members. The University Square Property is accessible via the bus system and is also located near primary traffic arteries.

According to the appraisal, as of the third quarter of 2013, the total Madison metropolitan statistical area retail market consisted of approximately 43.9 million SF. The vacancy rate was 6.4% and the average asking rental rate was $11.79 per SF. The University Square Property represents the retail/commercial component of a larger mixed-use facility and benefits from its proximity to the UW Madison campus, affiliated sports arenas/stadiums, shopping and residential housing. Given the University Square Property’s size, newer construction and attractive location, it appeals to both national and local tenants.

■	The Borrower. The borrower is University Square, LLC, a single-purpose, single-asset entity. Gregory A. Rice is the non-recourse carveout guarantor of the University Square Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

■
Escrows. In connection with the origination of the University Square Loan, the borrower funded aggregate reserves of $158,550, comprised of: (i) $95,596 for real estate taxes, (ii) $22,954 for insurance, and (iii) $40,000 for a specified tenant reserve (Maurer HVAC) relating to a claim from a prior tenant requiring reimbursement to such tenant for HVAC work.

Additionally, on each due date, the borrower is required to fund the following reserves: (i) a tax reserve in an amount equal to one-twelfth of the annual amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the annual amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, (iii) a TI/LC reserve in an amount equal to $7,263, and (iv) a replacement reserve in an amount equal to $2,545, subject to a reserve cap of $91,614.

■
Lockbox and Cash Management. The University Square Loan is structured with a springing lockbox and with springing cash management. Upon the first occurrence of a University Square Trigger Period, the loan documents require the borrower to establish a lender-controlled lockbox account and to direct tenants at the University Square Property to pay their rents directly to the lender-controlled lockbox account. The loan documents also require the borrower and the property manager to deposit immediately all revenues derived from the University Square Property and received by the borrower or the property manager, as the case may be, into the lender controlled lockbox account. Upon the first occurrence of a University Square Trigger Period, the lender, on the borrower’s behalf, is required to establish a cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender. The funds on deposit in the lockbox account are required to be swept on each business day to or at the direction of the borrower, unless a University Square Trigger Period exists, in which case, funds are required to be transferred on each business day to the cash management account. Upon the first occurrence of a University Square Trigger Period, the lender, on the borrower’s behalf, is also required to establish with the lender or the servicer an eligible account into which the borrower is required to deposit, or cause to be deposited, the amounts required for the payment of debt service under the University Square Loan. So long as no event of default has occurred and is continuing, on each due date during a University Square Trigger Period, the lender or the servicer, as applicable, is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, and all other amounts then due and payable under the loan documents and any amounts remaining on deposit in the cash management account, after the payment of debt service, required reserves, and all other amounts then due and payable under the loan documents, will be disbursed to the borrower. During the continuance of an event of default under the University Square Loan, the lender may apply any funds in the cash management account to amounts payable under the University Square Loan in such order, priority and portions as lender in its sole discretion may determine.

“University Square Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents and (ii) the debt service coverage ratio as calculated under the loan documents (and tested monthly) is less than 1.10x for the 12-month trailing period, and (B) expiring upon (x) with regard to any trigger period commenced in clause (i) above, the cure of such event of default and (y) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.10x for two consecutive calendar quarters.

■
Property Management. The University Square Property is currently managed by Executive Management, Inc., an affiliate of the borrower. Under the loan documents, the borrower is not permitted to replace Executive Management, Inc., as the property manager of the University Square Property, except with a management company approved by the lender in writing (which approval of the lender may be conditioned upon delivery to the lender of a Rating Agency Confirmation). The lender may replace (or require the borrower to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists an event of default under the University Square Loan which remains uncured, (iii) the debt service coverage ratio is less than 1.10 to 1.00, or (iv) certain bankruptcy related events occur with respect to the property manager.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY SQUARE

Ground Lease. The collateral securing the University Square Loan also includes the borrower’s leasehold interests appurtenant to the University Square Property arising under two ground leases (the “University Square Ground Leases”): (a) a ground lease with the Board of Regents of the University of Wisconsin System, as landlord (the “UW System”), and the borrower, as tenant, and (b) a ground lease with a certain borrower sponsor affiliated entity, Madison Real Estate Properties, as landlord, and the borrower, as tenant. The borrower subjected its leasehold interests in the University Square Ground Leases to the condominium form of ownership in connection with the University Square Condominium Development. In connection with the development of the University Square Property, the borrower transferred its interest in the University Square Ground Leases to the condominium association but reserved for itself certain leasehold interests under the University Square Ground Leases as appurtenant to the University Square Property. The initial term of each of the University Square Ground Leases expires in 2104, subject to certain automatic extensions, and annual rent has been prepaid for the entire initial term of each of the University Square Ground Leases.

■
Mezzanine or Subordinate Indebtedness. Pursuant to certain tax incremental financing loan documents (the “TIF Loan Documents”), the borrower obtained tax incremental financing from the City of Madison (“Junior Lender”) to partially finance the original development of the University Square Property. Under the TIF Loan Documents, the borrower is obligated to make certain payments to the Junior Lender (a) to repay the tax incremental note debt in the original principal amount of $3,000,000 (the “Note Debt”) and (b) to satisfy certain equity participation payment obligations in the aggregate amount of $3,000,000 (the “Equity Participation” and, together with the Note Debt, the “Junior Debt”). At origination, the Note Debt was no longer outstanding and the borrower’s remaining obligations in respect of the Equity Participation were approximately $2,800,000. The lender has entered into a subordination and standstill agreement with the Junior Lender, which provides that (i) Junior Lender is not permitted to accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from the borrower and/or from the University Square Property on account of the Junior Debt, and (ii) all of the Junior Lender’s rights to payment with respect to the Junior Debt and its rights and remedies are subordinated to lender’s rights under the University Square Loan.

■
Terrorism Insurance. The borrower is required to maintain an “all risk” insurance policy that provides coverage for terrorism. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

low prices
Stop&Shop
welcome

BARNES&NOBLE
BOOKSELLERS

LONGHORN
LUNCH

1 First Financial
Payless ShoeSource
verizonwireless

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

Lanes Mill Marketplace
4801-4975 US Highway 9
Howell, NJ 07731
Howell
Freehold
Jackson
Brick
Farmingdale
Tinton Falls
Wall Township
Tom's River
Middleton
Red Bank
Long Branch
Marlboro Township
Holmdel
Englishtown
Jamesburg
Helmetta
Spotswood
Roosevelt
Eatontown
Shrewsbury
Little Silver
Monmouth Beach
Oceanport
Sea Bright
Deal
Allenhurst
Interlaken
Loch Arbour
Asbury Park
Bradley Beach
Neptune City
Avon-by-the-sea
Belmar
Lake Como
Spring Lake
Sea Girt
Manasquan
Brielle
Point Pleasant
Bay Head
Mantoloking
Lavallette
Seaside Heights
Seaside Park
Island Heights
Pine Beach
Ocean Gate
Beachwood
Six Flags Hurricane Harbor
Six Flags Great Adventure
Six Flags Wild Safari
Georgian Court University
Ocean County College
Ocean County Mall
R J Miller Ocean County Airport
Monmouth Executive Airport
Naval Weapons Station Earle
Jersey Shore Premium Outlets
Freehold Raceway Mall
Centrastate Medical Center
Brookdale Community College
Monmouth Park Racetrack
Monmouth Mall
Monmouth University
North Jersey Coast
Atlantic Ocean
New York
Newark
Allentown
Trenton
Norristown
Philadelphia
Wilmington
Toms River
Vineland
Atlantic City
Dover
Cartifact

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Howell, New Jersey	Cut-off Date Principal Balance	$23,250,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$159.94
Size (SF)	145,370	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 1/31/2014(1)	95.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2014(1)	95.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate	4.7385%
Appraised Value	$31,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Underwritten Revenues	$2,942,788
Underwritten Expenses	$982,978	Escrows
Underwritten Net Operating Income (NOI)	$1,959,810	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,883,023	Taxes	$43,492	$43,492
Cut-off Date LTV Ratio	75.0%	Insurance	$6,791	$0
Maturity Date LTV Ratio	64.5%	Replacement Reserves	$250,000	$1,211
DSCR Based on Underwritten NOI / NCF	1.35x / 1.30x	TI/LC(2)	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.1%	Other(3)	$951,554	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,250,000	100.0%	Loan Payoff	$16,379,559	70.4%
			Principal Equity Distribution	5,094,017	21.9
			Reserves	1,251,836	5.4
			Closing Costs	524,587	2.3
Total Sources	$23,250,000	100.0%	Total Uses	$23,250,000	100.0%

(1)
The Total and Owned Occupancy includes Hand & Stone and Five Below, each of which have executed leases and are expected to take occupancy and begin paying rent by August 2014 and September 2014, respectively. We cannot assure you that Hand & Stone or Five Below will take occupancy and begin paying rent as expected or at all.

(2)	Monthly TI/LC reserve is capped at $150,000. See “—Escrows” below.
(3)	Other upfront reserves represent new tenant holdback reserves for Hand & Stone ($212,285) and Five Below ($443,876) and an unfunded obligations reserve ($295,393). See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Lanes Mill Marketplace Loan”) is evidenced by a note in the original principal amount of $23,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail power center property located in Howell, New Jersey (the “Lanes Mill Marketplace Property”). The Lanes Mill Marketplace Loan was originated by Goldman Sachs Mortgage Company on April 11, 2014 and represents approximately 2.2% of the Initial Pool Balance. The note evidencing the Lanes Mill Marketplace Loan has an outstanding principal balance as of the Cut-off Date of $23,250,000 and has an interest rate of 4.7385% per annum. The borrower utilized the proceeds of the Lanes Mill Marketplace Loan to refinance the existing debt on the Lanes Mill Marketplace Property and to provide equity to the borrower sponsor.

The Lanes Mill Marketplace Loan had an initial term of 120 months and has a remaining term of 120 months. The Lanes Mill Marketplace Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in May 2024. Voluntary prepayment of the Lanes Mill Marketplace Loan is prohibited prior to February 6, 2024. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. The Lanes Mill Marketplace Property is a 145,370 SF (excluding shadow anchors) retail power center property located in Howell, New Jersey. The Lanes Mill Marketplace Property was constructed in 2003 and is shadow anchored by Lowes Home Improvement and Target stores, neither of which is included in the collateral. The Lanes Mill Marketplace Property is located on the northeast corner of US Route 9 and Lanes Mill Road in a retail corridor with daily traffic counts of over 38,000 vehicles per day. US Route 9 is a major north/south roadway, which intersects I-195 approximately 2.5 miles north of the Lanes Mill Marketplace Property and provides direct access to I-95 to the west and the Garden State Parkway to the east. National tenants which are part of the collateral include Stop & Shop, Chick-Fil-A, Verizon Wireless, Longhorn Steakhouse and Barnes & Noble. As of January 31, 2014, the Total and Owned Occupancy were both 95.1%, including two tenants, Hand & Stone and Five Below, which have not yet taken occupancy but have fully executed leases. Stop & Shop, the largest tenant at the property (45.7% of Owned GLA), has current sales of $29,637,752 ($446 PSF) and an occupancy cost of 3.2% as of December 31, 2013. Its lease does not expire until December 31, 2028.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Lanes Mill Marketplace Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Lowes Home Improvement	NR / A3 / A-	165,954	38.1%	No	$32,686	$0.20	NA	NA	NA	NA
Target	A- / A2 / A	123,750	28.4	No	$18,014	$0.15	NA	NA	NA	NA
Stop & Shop	BBB / Baa3 / BBB	66,441	15.3	Yes	$970,752	$14.61	12/31/2028	$446	3.2%	10, 5-year options
Total Anchors		356,145	81.9%

Jr. Anchors
Barnes & Noble	NR / NR / NR	24,630	5.7%	Yes	$554,144	$22.50	11/30/2018	$117	18.8%	3, 5-year options
Total Jr. Anchors		24,630	5.7%

Occupied In-line		37,538	8.6%		$1,009,217	$26.89
Occupied Outparcel		9,611	2.2%		$325,117	$33.83
Vacant Spaces		7,150	1.6%		$0	$0.00
Total Owned SF		145,370	33.4%
Total SF		435,074	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Anchor sales are estimates as of December 31, 2013. Junior Anchor sales are as of April 30, 2013.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Lanes Mill Marketplace Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Stop & Shop	BBB / Baa3 / BBB	66,441	45.7%	$588,240	28.7%	$8.85	12/31/2028	$446	3.2%	10, 5-year options
Barnes & Noble	NR / NR / NR	24,630	16.9	412,553	20.1	16.75	11/30/2018	$117	18.8%	3, 5-year options
Marburn Curtain	NR / NR / NR	7,494	5.2	161,121	7.9	21.50	2/28/2019	NA	NA	5, 2.5-year options
Longhorn Steakhouse	BBB- / Baa3 / BBB-	5,371	3.7	152,460	7.4	28.39	12/31/2018	NA	NA	3, 5-year options
Five Below(3)	NR / NR / NR	7,494	5.2	142,386	6.9	19.00	8/31/2024	NA	NA	3, 5-year options
Chick-Fil-A	NR / NR / NR	4,240	2.9	117,370	5.7	27.68	10/31/2023	$594	5.5%	4, 5-year options
Hand & Stone(4)	NR / NR / NR	4,400	3.0	101,200	4.9	23.00	8/1/2024	NA	NA	2, 5-year options
MaxSam Sales	NR / NR / NR	3,300	2.3	94,875	4.6	28.75	3/31/2015	NA	NA	2, 5-year options
Verizon Wireless	A- / Baa1 / BBB+	3,300	2.3	83,490	4.1	25.30	3/31/2016	NA	NA	1, 5-year option
CiCi’s Pizza	NR / NR / NR	4,400	3.0	66,220	3.2	15.05	4/30/2018	NA	NA	2, 5-year options
Ten Largest Owned Tenants		131,070	90.2%	$1,919,915	93.5%	$14.65
Remaining Owned Tenants		7,150	4.9	132,386	6.5	18.52
Vacant Owned Space		7,150	4.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		145,370	100.0%	$2,052,301	100.0%	$14.85

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)
Five Below has an executed lease and is expected to take occupancy and begin paying rent by September 2014. We cannot assure you that Five Below will take occupancy and begin paying rent as expected or at all.

(4)
Hand & Stone has an executed lease and is expected to take occupancy and begin paying rent by August 2014. We cannot assure you that Hand & Stone will take occupancy and begin paying rent as expected or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Lanes Mill Marketplace Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	3,300	2.3	2.3%	94,875	4.6	28.75	1
2016	3,300	2.3	4.5%	83,490	4.1	25.30	1
2017	0	0.0	4.5%	0	0.0	0.00	0
2018	39,351	27.1	31.6%	735,019	35.8	18.68	5
2019	9,694	6.7	38.3%	189,721	9.2	19.57	2
2020	0	0.0	38.3%	0	0.0	0.00	0
2021	0	0.0	38.3%	0	0.0	0.00	0
2022	0	0.0	38.3%	0	0.0	0.00	0
2023	4,240	2.9	41.2%	117,370	5.7	27.68	1
2024	11,894	8.2	49.4%	243,586	11.9	20.48	2
2025 & Thereafter	66,441	45.7	95.1%	588,240	28.7	8.85	1
Vacant	7,150	4.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	145,370	100.0%		$2,052,301	100.0%	$14.85	13

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Lanes Mill Marketplace Property:

Historical Leased %(1)
	2011	2012	2013	As of 1/31/2014
Owned Space	95.5%	100.0%	100.0%	95.1%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lanes Mill Marketplace Property:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,155,584	$2,211,477	$2,209,623	$2,052,301	$14.12
Overage Rent	0	0	0	0	0.00
Other Rental Revenue(3)	0	0	0	32,858	0.23
Gross Up Vacancy	0	0	0	207,779	1.43
Total Rent	$2,155,584	$2,211,477	$2,209,623	$2,292,937	$15.77
Total Reimbursables	1,149,603	949,234	902,541	857,629	5.90
Other Income	(1,520)	5,895	4,643	0	0.00
Vacancy & Credit Loss	0	0	0	(207,779)	(1.43)
Effective Gross Income	$3,303,667	$3,166,606	$3,116,807	$2,942,788	$20.24

Total Operating Expenses	$1,281,228	$1,002,272	$922,596	$982,978	$6.76

Net Operating Income	$2,022,439	$2,164,334	$2,194,211	$1,959,810	$13.48
TI/LC	0	0	0	62,923	0.43
Capital Expenditures	0	0	0	13,864	0.10
Net Cash Flow	$2,022,439	$2,164,334	$2,194,211	$1,883,023	$12.95

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the January 31, 2014 rent roll with rent steps through May 31, 2015.
(3)	Present value of rent steps for Stop & Shop through January 1, 2024 using a 9.0% discount rate.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

■	Appraisal. According to the appraisal, the Lanes Mill Marketplace Property had an “as-is” appraised value of $31,000,000 as of an effective date of January 31, 2014.

■
Environmental Matters. According to a Phase I environmental report, dated March 14, 2014, there are no recognized environmental conditions or recommendations for further action other than a recommendation that certain water stained ceiling tiles be replaced and the source of water intrusion be repaired.

■
Market Overview and Competition. The Lanes Mill Marketplace Property is a retail power center property located in Howell, New Jersey. The Lanes Mill Marketplace Property is part of the Northern New Jersey retail market which has a vacancy rate of 6.3% and the Western Monmouth County retail submarket which has a vacancy rate of 6.3%. In addition to the Lowes Home Improvement and Target shadow anchors, demand drivers in the area include a Walmart Supercenter located across the street to the west and a Kohl’s department store located to the immediate north. The Kohl’s department store is within a regional shopping center known as Howell Commons with primary tenants including Michael’s, TJ Maxx, Petco, Dress Barn, Panera Bread, Starbucks, and Gamestop. To the south of the Lanes Mill Marketplace Property will be a newly constructed BJ’s Wholesale Club store and LA Fitness. The 2014 estimated population and estimated average household income within a 3-mile radius is 75,567 and $83,321, respectively.

The following table presents certain information relating to the primary competition for the Lanes Mill Marketplace Property:

Competitive Set(1)

	Lanes Mill Marketplace	1-31 Belleville Avenue	520-550 Myrtle Avenue	466-510 2nd Street Pike
Distance from Subject	-	58 miles N	65 miles N	52 miles W
Property Type	Power Center / Big Box	Regional Shopping Center	Regional Shopping Center	Regional Shopping Center
Year Built	2003	1977	1999	1971 - 1996
Total GLA	435,074	56,335	62,741	150,103
Total Occupancy	95.1%	95.8%	100%	94%
Anchors	Target, Lowes, Stop & Shop	A&P Supermarket, Walgreens	A&P Supermarket	Giant

(1)	Source: Appraisal.

■
The Borrower. The borrower is Lanes Mill Associates, LLC, a single-purpose, single-asset entity. The borrower was not required to deliver a non-consolidation opinion in connection with the origination of the Lanes Mill Marketplace Loan. Kenneth N. Goldenberg, an owner of the borrower, is the non-recourse carveout guarantor under the Lanes Mill Marketplace Loan. Kenneth N. Goldenberg is the President and CEO of Goldenberg Development. Goldenberg Development is a real estate development company with a portfolio of residential, mixed-use and commercial properties. The Goldenberg Group owns and manages over six million square feet of retail space and condominiums, custom homes, student housing and other mixed-use projects.

■
Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $43,492 in respect of taxes and $6,791 in respect of insurance premiums, (ii) an escrow reserve in the amount of $443,876 for rent and TI/LCs in respect of the recently executed Five Below lease and $212,285 for rent and TI/LCs in respect of the recently executed Hand & Stone lease, (iii) an unfunded obligations reserve in the amount of $295,393 to be used to refund Lowes for overpayment of its maintenance and facilities collection overage and (iv) a capital expenditure reserve in the amount of $250,000.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period, unless, in the case of insurance payments, the borrower provides evidence that the required insurance premiums are paid timely and coverage limits are consistent with those required under the loan documents, (ii) a tenant improvement and leasing commission reserve in an amount equal to $4,167, subject to a cap of $150,000 and (iii) a capital expenditure reserve in an amount equal to $1,211.

In addition, on each due date during the continuance of a Lanes Mill Marketplace Cash Sweep Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in an escrow account for purposes of reserving amounts in respect of the Barnes & Noble or Stop & Shop space, as applicable, until the amount escrowed reaches the amount set forth in clause (a) of the definition of “Lanes Mill Marketplace Cash Sweep Period”.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

A “Lanes Mill Marketplace Cash Sweep Period” means the period commencing upon the occurrence of a Tenant Trigger Event and ending (a) in the case of any Tenant Trigger Event, when an amount has been deposited into in an escrow account for purposes of reserving amounts in respect of the Barnes & Noble or Stop & Shop space, as applicable, equal to the lesser of (i) $25 per SF times the related tenant space and (ii) the actual amount of tenant improvements, other landlord work, leasing commissions or other concessions (such as free rent) agreed to under any lease extension or renewal or new tenant lease, in each case, reasonably acceptable to the lender; (b) in the case of any Tenant Trigger Event, either (1) the applicable tenant enters an extension or renewal of its lease reasonably acceptable to the lender or (2) the applicable space is leased to one or more replacement tenants reasonably acceptable to the lender; (c) in the case of a Tenant Trigger Event solely under clause (iv) of that definition, a cure of the applicable landlord event of default occurs, as determined by the lender in its reasonable discretion; (d) in the case of a Tenant Trigger Event solely under clause (v) of that definition, the applicable tenant affirms its lease in the applicable bankruptcy proceeding and is paying all rent and other amounts due under its lease; and (e) in the case of a Tenant Trigger Event solely under clause (vi) of that definition, (1) the applicable tenant re-commences its operations at the premises and is paying all rent and other amounts due under its lease or (2) the applicable space is leased to one or more replacement tenants reasonably acceptable to the lender.

“Tenant Trigger Event” means the date that (i) either Barnes & Noble or Stop & Shop gives notice of its intention not to extend or renew its lease, (ii) either Barnes & Noble or Stop & Shop fails to give notice of renewal of its lease on or prior to 12 months prior to the then applicable expiration date under its lease, (iii) either Barnes & Noble or Stop & Shop fails to give notice of renewal of its lease pursuant to the lease, (iv) a landlord event of default has occurred under the Barnes & Noble lease or the Stop & Shop lease that could (in the lender’s sole opinion) lead to the termination of the related lease, (v) bankruptcy or insolvency of either Barnes & Noble or Stop & Shop or any lease guarantor occurs and the related tenant discontinues paying rent or (vi) if either Barnes & Noble or Stop & Shop goes dark, vacates, ceases to occupy its space or discontinues its operations at the premises (except for repair and renovation for no more than 90 days) and the related tenant discontinues paying rent.

■
Lockbox and Cash Management. The Lanes Mill Marketplace Loan is structured with a springing lockbox and springing cash management, which will be established upon the commencement of the initial Lanes Mill Marketplace Trigger Period, Lanes Mill Marketplace Cash Sweep Period or event of default under the Lanes Mill Marketplace Loan. Upon the occurrence of a Lanes Mill Marketplace Trigger Period, Lanes Mill Marketplace Cash Sweep Period or event of default under the Lanes Mill Marketplace Loan, the loan documents permit the lender to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account.

On each due date during a Lanes Mill Marketplace Trigger Period or, at the lender’s discretion, during an event of default under the Lanes Mill Marketplace Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and (other than in the case of an event of default) budgeted operating expenses, subject to the terms of the loan documents, be held as additional collateral for the Lanes Mill Marketplace Loan. On each due date during the continuance of a Lanes Mill Marketplace Cash Sweep Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in an escrow account for purposes of reserving amounts in respect of the Barnes & Noble or Stop & Shop space, as applicable, until the amount escrowed reaches the amount set forth in clause (a) of the definition of “Lanes Mill Marketplace Cash Sweep Period”.

A “Lanes Mill Marketplace Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the loan documents) is less than $1,639,026.10, and ending at the conclusion of the second consecutive fiscal quarter for which the net operating income for the trailing twelve-month period (ending on the last day of any fiscal quarter) is equal to or greater than $1,639,026.10; and (ii) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

LANES MILL MARKETPLACE

■
Property Management. The Lanes Mill Marketplace Property is managed by Goldenberg Management, Inc., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the loan documents, The Lanes Mill Marketplace Property must remain managed by Goldenberg Management, Inc. or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During the continuance of an event of default under the Lanes Mill Marketplace Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Lanes Mill Marketplace Property (plus eighteen months of rental loss and/or business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Lanes Mill Marketplace Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Lanes Mill Marketplace Property are separately allocated to the Lanes Mill Marketplace Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CLARKSTOWN EXECUTIVE PARK

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

CARTIFACT
Clarkstown Executive Park
612 & 614 Corporate Way and
704 & 706 Executive Boulevard
Valley Cottage, NY 10989
HUDSON RIVER
Croton
Briarcliff Manor
Pleasantville
New Square
Kaser
Spring Valley
Upper Nyack
Nyack
South Nyack
Sleepy Hollow
Chestnut Ridge
Tarrytown
Grand View
Elmsford
Montvale
Piermont
Park Ridge
Irvington
White Plains
Woodcliff Lake
Ardsley
Old Tappan
Northvale
Dobbs Ferry
Hillsdale
NEW JERSEY
Rockleigh
NEW YORK
Harrington Park
Westwood
Norwood
Hastings
Scarsdale
Emerson
Closter
Oradell
Alpine
Haworth
Demarest
Tuckahoe
Yonkers
Paramus
Dumont
Cresskill
Bronxville
New Milford
River Edge
Bergenfield
Tenafly
New Rochelle
Mt Vernon
New York
Newark
PALISADES INTERSTATE PKY
GARDEN STATE PKY
TACONIC STATE PKY
SPRAIN BROOK PKY
HUTCHINSON RIVER PKY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RCMC
Location (City/State)	Valley Cottage, New York	Cut-off Date Principal Balance	$19,925,447
Property Type	Industrial	Cut-off Date Principal Balance per SF	$94.71
Size (SF)	210,376	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 3/7/2014	87.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/7/2014	87.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1985 - 1987 / NAP	Mortgage Rate	4.8700%
Appraised Value	$26,700,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
Underwritten Revenues	$2,947,944
Underwritten Expenses	$1,032,144	Escrows
Underwritten Net Operating Income (NOI)	$1,915,800		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,746,863	Taxes	$254,854	$63,714
Cut-off Date LTV Ratio	74.6%	Insurance	$14,250	$4,750
Maturity Date LTV Ratio	61.2%	Replacement Reserves	$0	$2,630
DSCR Based on Underwritten NOI / NCF	1.51x / 1.38x	TI/LC(1)	$250,000	$10,520
Debt Yield Based on Underwritten NOI / NCF	9.6% / 8.8%	Other(2)	$55,124	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,950,000	100.0%	Loan Payoff	$12,367,948	62.0%
			Principal Equity Distribution	6,615,579	33.2
			Reserves	574,228	2.9
			Closing Costs	392,245	2.0
Total Sources	$19,950,000	100.0%	Total Uses	$19,950,000	100.0%

(1)	The TI/LC reserve is subject to a cap of $250,000.
(2)	Other upfront reserve of $55,124 represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Clarkstown Executive Park Loan”) is evidenced by a note in the principal amount of $19,950,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 210,376 square foot, industrial property located in Valley Cottage, New York (the “Clarkstown Executive Park Property”). The Clarkstown Executive Park Loan was originated by Redwood Commercial Mortgage Corporation on March 20, 2014 (the “Origination Date”) and represents approximately 1.9% of the Initial Pool Balance. The Clarkstown Executive Park Loan has an outstanding principal balance as of the Cut-off Date of $19,925,447 and an initial interest rate of 4.8700% per annum (the “Initial Interest Rate”). The proceeds of the Clarkstown Executive Park Loan were primarily used to refinance existing debt on the Clarkstown Executive Park Property, pay closing costs, set up reserves in connection with the Clarkstown Executive Park Loan, and return equity to the borrower sponsor. This loan was previously securitized in the MLMT 2004-MKB1 transaction.

The Clarkstown Executive Park Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Clarkstown Executive Park Loan is the due date in April 2024. Voluntary prepayment of the Clarkstown Executive Park Loan is permitted on or after the due date in January 2024. Defeasance of the Clarkstown Executive Park Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. Collateral for the Clarkstown Executive Park Loan is comprised of four detached flex industrial buildings that were built between 1985 and 1987 and are located at 612 & 614 Corporate Way and 704 & 706 Executive Boulevard in Valley Cottage, New York. The properties comprise an aggregate of 210,376 square foot of net rentable area of which approximately 54% is office space. In addition, collateral includes one on-site cellular tower. The properties were built of concrete masonry unit exterior bearing walls and interior steel columns. Each building on Corporate Way has 20 foot clear ceiling heights, dock height and drive-in loading areas and approximately 13,000 square feet of mezzanine office space. The buildings located on Executive Boulevard have 22 foot and 23 foot clearing heights, respectively, with a limited number of dock height and drive-in loading areas. As of March 7, 2014, the Clarkstown Executive Park Property was 87.3% occupied by 28 tenants and occupancy has averaged 91.0% since 2003.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

The following table presents certain information relating to the tenants at the Clarkstown Executive Park Property:

Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Go Airborne	NR / NR / NR	28,350	13.5%	$229,707	11.0%	$8.10	5/31/2021	1, 10-year option
Cerovene, Inc.(1)	NR / NR / NR	14,000	6.7	179,809	8.6	12.84	8/31/2014	2, 1-year options
Credit Risk Monitor	NR / NR / NR	12,313	5.9	173,605	8.3	14.10	7/31/2015	1, 5-year option
Carbone Clinic	NR / NR / NR	7,500	3.6	140,059	6.7	18.67	1/31/2015	N/A
Another Step	NR / NR / NR	8,950	4.3	128,183	6.1	14.32	2/28/2023	2, 5-year options
Santiego Worldwide Corp.(2)	NR / NR / NR	14,000	6.7	124,645	6.0	8.90	4/14/2015	1, 1-year option; 1,4 month option
Peri Formwork, Inc.	NR / NR / NR	10,500	5.0	110,468	5.3	10.52	5/31/2015	N/A
Palisades Packaging	NR / NR / NR	9,000	4.3	108,000	5.2	12.00	10/31/2018	N/A
Mico Cooling	NR / NR / NR	7,500	3.6	94,533	4.5	12.60	7/31/2014	N/A
Star Press of Pearl River	NR / NR / NR	7,500	3.6	87,181	4.2	11.62	8/31/2017	N/A
Largest Tenants		119,613	56.9%	$1,376,189	66.0%	$11.51
Other Tenants		64,042	30.4	710,366	34.0	11.09
Vacant		26,721	12.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		210,376	100.0%	$2,086,555	100.0%	$11.36

(1)
Cerovene Inc. occupies three spaces comprising 14,000 square feet. 7,500 square feet expires 10/31/2014, 5,000 square feet expires 9/30/2014 and 1,500 square feet expires 8/31/2014. There are 2, 1-year extension options for the 7,500 square foot space.

(2)
Santiego Worldwide Corp. occupies two spaces comprising 14,000 square feet. 7,500 square feet expires 4/14/2015 and 6,500 square feet expires 5/14/2015. There is 1, 1-year extension option for the 7,500 square foot space and 1, 4 month extension option for the 6,500 square foot space.

The following table presents the lease rollover schedule at the Clarkstown Executive Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring GLA	% of GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	23,000	10.9	10.9%	299,062	14.3	13.00	3
2015	66,813	31.8	42.7%	806,759	38.7	12.07	10
2016	17,290	8.2	50.9%	163,425	7.8	9.45	4
2017	13,806	6.6	57.5%	161,424	7.7	11.69	3
2018	22,446	10.7	68.1%	261,188	12.5	11.64	4
2019	1,500	0.7	68.9%	15,950	0.8	10.63	1
2020	0	0.0	68.9%	0	0.0	0.00	0
2021	28,350	13.5	82.3%	229,707	11.0	8.10	1
2022	0	0.0	82.3%	0	0.0	0.00	0
2023	8,950	4.3	86.6%	128,183	6.1	14.32	1
2024	1,500	0.7	87.3%	20,858	1.0	13.91	1
2025 & Thereafter	0	0.0	87.3%	0	0.0	0.00	0
Vacant	26,721	12.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	210,376	100.0%		$2,086,555	100.0%	$11.36	28

(1)	Calculated based on approximately square footage occupied by each owned tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

The following table presents certain information relating to historical leasing at the Clarkstown Executive Park Property:

Historical Leased %(1)(2)
	2012	2013	As of 3/7/2014
Owned Space	85.9%	87.2%	87.3%

(1)	As provided by the borrower.
(2)	As of December 31, of each respective year, unless otherwise indicated.

Operating History and Underwritten Net Cash Flow.The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clarkstown Executive Park Property:

Cash Flow Analysis(1)
	2011	2012	2013	Underwritten	Underwritten $ per SF
Base Rent	$2,251,231	$1,918,926	$2,053,559	$2,039,763	$9.70
Contractual Rent Steps(2)	0	0	0	46,792	0.22
Gross Up Vacancy	0	0	0	310,492	1.48
Total Rent	$2,251,231	$1,918,926	$2,053,559	$2,397,047	$11.39
Total Reimbursables	633,588	565,434	672,078	734,218	3.49
Other Income(3)	0	0	0	127,171	0.60
Vacancy & Credit Loss	0	0	0	(310,492)	(1.48)
Effective Gross Income	$2,884,819	$2,484,361	$2,725,637	$2,947,944	$14.01

Total Operating Expenses	$861,899	$895,534	$924,664	$1,032,144	$4.91

Net Operating Income	$2,022,920	$1,588,827	$1,800,973	$1,915,800	$9.11
TI/LC	48,014	23,008	19,362	137,377	0.65
Capital Expenditures	0	0	0	31,560	0.15
Net Cash Flow	$1,974,906	$1,565,819	$1,781,611	$1,746,863	$8.30

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Total Rent is based on contractual rent as of the March 7, 2014 rent roll with contractual rent steps taken through March 1, 2015.
(3)	Other Income is cellular tower income.

■	Appraisal. According to the appraisal, the Clarkstown Executive Park Property had an “as-is” appraised value of $26,700,000 as of an effective date of January 28, 2014.

■
Environmental Matters. According to the Phase I environmental report dated February 10, 2014, the environmental consultant identified no recognized environmental conditions, and recommended no further action.

■
Market Overview and Competition. The Clarkstown Executive Park Property is located off of Route 303 in the Valley Cottage section of the town of Clarkstown, Rockland County, New York. Rockland County is located in southern New York, approximately 20 miles northwest of New York City. Per the appraisal, the 2013 population and median household income for Rockland County was 319,179 and $84,836, respectively. Primary access to the area is provided by Interstates 87 and 287, major arterials that connect Rockland County with upstate New York, New Jersey to the south and west and cross the Hudson River via the Tappan Zee Bridge into Westchester County, New York and Fairfield County, Connecticut to the east. Among the other main thoroughfares in the area are Palisades Interstate Parkway and Garden State Parkway, each located less than 10 miles away. According to a fourth quarter 2013 market research report, the Rockland County industrial market was comprised of approximately 17,000,000 square feet and reported a 7.8% vacancy rate and market rent of $7.60 per square foot. For the same period, the flex market was comprised of approximately 2,700,000 square feet and reported a 13.9% vacancy rate and market rent of $11.92 per square foot.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

The following table presents certain information relating to certain industrial lease comparables provided in the appraisal for the Clarkstown Executive Park Property:

Industrial Comparable Leases(1)
Property	Year Built	Total SF	Tenant	Tenant SF	Term (mos.)	Rent (psf)	Lease Type
Airport Executive Park 500 Airport Executive Park Nanuet, NY	1982	40,000	Northeast Orthopedic & Sports Medicine	2,647	84	$13.00	Net
Allendale Corporate Center 75 Commerce Drive Allendale, NJ	1998	114,206	Aptuit	70,632	27	$11.03	Net
Tall Pines Industrial Park 382 Route 59 Monsey, NY	1979	80,000	Reliable Brokerage	4,800	60	$12.00	Net
Tall Pines Industrial Park 382 Route 59 Monsey, NY	1979	80,000	BSD Brands	2,400	60	$8.00	Net
Journal News Building 160 Route 303 West Nyack, NY	1975	35,800	Tappanzee Constructions	35,800	60	$7.25	Net
Allendale Corporate Center 40 Boroline Road Allendale, NJ	2000	107,776	Marubeni Citizen	21,452	120	$10.75	Net
240-280 West Nyack Road 240-280 West Nyack Road West Nyack, NY	1971	232,141	Mainly Monograms	19,094	60	$8.00	Net
Total / Wtd. Avg.		689,923		22,404	54	$9.78

(1)      Source: Appraisal.

■
The Borrower. The borrower is Associates of Rockland County, LLC, a single-purpose, single-asset entity. Arnold Garelick and Uri Sasson are the non-recourse carveout guarantors of the Clarkstown Executive Park Loan.

■
Escrows. In connection with the origination of the Clarkstown Executive Park Loan, the borrower funded aggregate reserves of $574,228 with respect to the Clarkstown Executive Park Property, comprised of: (i) $254,854 for real estate taxes, (ii) $250,000 for TI/LC, (iii) $55,124 for deferred maintenance and (iv) $14,250 for insurance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Clarkstown Executive Park Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, (iii) a TI/LC reserve in the amount of $10,520, capped at $250,000, and (iv) a replacement reserve in an amount equal to $2,630.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

CLARKSTOWN EXECUTIVE PARK

■
Lockbox and Cash Management. The Clarkstown Executive Park Loan is structured with a Soft Springing lockbox which was established in connection with the origination of the Clarkstown Executive Park Loan and with springing cash management. Prior to a Trigger Event, the borrower is required to deposit all rents into the lockbox account within one business day of receipt. Following the occurrence of a Trigger Event, the borrower is required to cause all rents to be deposited directly into the lockbox and the funds on deposit in the lockbox account are required to be transferred on each business day to the cash management account under the control of the lender. On each due date after the occurrence of a Trigger Event, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, permitted operating expenses and funding of required monthly reserves be held as additional collateral for the Clarkstown Executive Park Loan. During the continuance of an event of default under the Clarkstown Executive Park Loan, the lender may apply any funds in the cash management account to amounts payable under the Clarkstown Executive Park Loan and/or toward the payment of expenses of the Clarkstown Executive Park Property, in such order of priority as the lender may determine.

“Trigger Event” means a period (a) commencing upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio (tested quarterly) being less than 1.05x; and (b) expiring, as applicable, upon (i) the cure of such event of default and (ii) the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters based upon the trailing twelve (12) month period immediately preceding the date of determination.

■	Property Management. The Clarkstown Executive Park Property is currently self-managed.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, in an amount equal to the full replacement cost of the Clarkstown Executive Park Property, plus business interruption coverage as calculated under the loan documents in an amount equal to 100% of the projected gross income from the Clarkstown Executive Park Property (on an actual loss sustained basis) for a period continuing until the restoration of the Clarkstown Executive Park Property is completed and containing an extended period of indemnity endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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REGIONAL ONE MEDICAL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Memphis, Tennessee	Cut-off Date Principal Balance		$18,978,449
Property Type	Office	Cut-off Date Principal Balance per SF		$169.10
Size (SF)	112,233	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 2/1/2014(1)	95.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2014(1)	95.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2014	Mortgage Rate		5.3100%
Appraised Value	$27,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor	Scott Honan and Lea Richmond III
Underwritten Revenues	$2,582,654
Underwritten Expenses	$909,402	Escrows
Underwritten Net Operating Income (NOI)	$1,673,252		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,594,688	Taxes	$146,250	$16,250
Cut-off Date LTV Ratio	69.5%	Insurance	$3,788	$1,894
Maturity Date LTV Ratio	57.8%	Replacement Reserves	$0	$1,871
DSCR Based on Underwritten NOI / NCF	1.32x / 1.26x	TI/LC(2)	$905,000	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.4%	Other(3)	$10,025,123	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,000,000	76.6%	Purchase Price	$12,000,000	48.4%
Mezzanine Loan Amount(4)	3,000,000	12.1	Reserves	11,080,161	44.7
Principal’s New Cash Contribution	2,803,760	11.3	Closing Costs	1,723,599	6.9
Total Sources	$24,803,760	100.0%	Total Uses	$24,803,760	100.0%

(1)
The Regional One Medical Property is 100.0% leased. The-Med executed a 12-year lease in March 2014 for 35,000 SF. The-Med currently occupies 16,161 SF. Per the terms of its lease, The-Med is contractually obligated to take occupancy and pay rent for an additional 10,000 SF and 8,839 SF by April 2015 and April 2016, respectively, which will become available as near term leases expire.

(2)
Borrower is required to make monthly deposits of $4,676 into the TI/LC Reserve upon the balance being below $905,000. The TI/LC Reserve includes $380,000, which may only be disbursed for leasing comissions.

(3)
Other upfront reserves represent an outstanding tenant improvement reserve associated with The-Med and UTMG leases ($4,825,000), a renovation reserve to upgrade the major mechanical stystems, renovate public areas and increase total parking lot coverage ($4,325,123) and a TI/LC reserve associated with Acorn Research ($875,000).

(4)
On the origination date, Alliance Mezz I LLC funded $3,000,000 of a $4,000,000 mezzanine loan to Regional One RH MOB 1 MEZZ SPE, LLC, the owner of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower, is coterminous with the Regional One Medical Loan, and has an interest rate of 12.0000% per annum. The mezzanine lender may fund the remaining $1,000,000 as follows: $500,000, upon University of Tennessee Medical Group (“UTMG”) taking occupancy of its space and the remainder, upon The Med occupying its entire 35,000 SF of space.

The following table presents certain information relating to the tenants at the Regional One Medical Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal /Extension Options
Acorn Research(1)	NR / NR / NR	33,395	29.8%	$581,741	27.1%	$17.42	7/1/2021	3, 5-year options
The-Med(2)	NR / NR / NR	16,161	14.4	387,864	18.1	24.00	3/6/2025	8, 5-year options
UTMG(3)	NR / NR / NR	15,085	13.4	407,295	19.0	27.00	3/1/2024	NA
V. Alexander	NR / NR / NR	13,099	11.7	243,772	11.4	18.61	3/1/2018	NA
Paychex North America	NR / NR / NR	7,794	6.9	145,046	6.8	18.61	10/1/2015	3, 3-year options
Medical Financial Services	NR / NR / NR	7,292	6.5	120,901	5.6	16.58	9/1/2021	1, 5-year option
Summerfield & Associates	NR / NR / NR	2,725	2.4	52,129	2.4	19.13	9/1/2014	3-year options
Volt Information Services	NR / NR / NR	2,676	2.4	53,520	2.5	20.00	5/1/2016	NA
DSV Air & Sea	NR / NR / NR	2,016	1.8	39,856	1.9	19.77	5/1/2014	NA
Securtrust FCU	NR / NR / NR	1,568	1.4	24,492	1.1	15.62	11/1/2014	NA
Ten Largest Owned Tenants		101,811	90.7%	$2,056,616	95.9%	$20.20
Remaining Owned Tenants		5,417	4.8	87,366	4.1	16.13
Vacant Spaces (Owned Space)		5,005	4.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		112,233	100.0%	$2,143,982	100.0%	$19.99

(1)	Acorn Research has the option to terminate its lease effective November 1, 2018 with 12 months’ written prior notice.
(2)
The-Med is a borrower affialited tenant. The-Med executed a 12-year lease in March 2014 for 35,000SF The-Med currently occupies 16,161 SF. Per the terms of its lease, The-Med is contractually obligated to take occupancy and pay rent for an additional 10,000 SF and 8,839 SF by April 2015 and April 2016, respectively, which will become available as near term leases expire.

(3)
UTMG executed a 10-year lease in March 2014. Per the terms of its lease, UTMG is contractually obligated to pay rent on the earlier of June 30, 2014 or when it takes physical occupancy of its space. At closing, the borrower deposited $905,000 into the TI/LC Reserve, which includes $407,295 allocated as one year of base rent for the UTMG lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

REGIONAL ONE MEDICAL

The following table presents certain information relating to the lease rollover schedule at the Regional One Medical Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	11,054	9.8	9.8%	203,843	9.5	18.44	7
2015(2)	7,794	6.9	16.8%	145,046	6.8	18.61	1
2016(2)	2,676	2.4	19.2%	53,520	2.5	20.00	1
2017	0	0.0	19.2%	0	0.0	0.00	0
2018	13,099	11.7	30.8%	243,772	11.4	18.61	1
2019	0	0.0	30.8%	0	0.0	0.00	0
2020	0	0.0	30.8%	0	0.0	0.00	0
2021	40,687	36.3	67.1%	702,642	32.8	17.27	2
2022	0	0.0	67.1%	0	0.0	0.00	0
2023	0	0.0	67.1%	0	0.0	0.00	0
2024	15,085	13.4	80.5%	407,295	19.0	27.00	1
2025 & Thereafter	16,833	15.0	95.5%	387,864	18.1	23.04	2
Vacant(2)	5,005	4.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	112,233	100.0%		$2,143,982	100.0%	$19.99	15

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
The Regional One Medical Property is 100.0% leased. The-Med executed a 12-year lease in March 2014 for 35,000 SF. The-Med currently occupies 16,161 SF. Per the terms of its lease, The-Med is contractually obligated to take occupancy and pay rent for an additional 10,000 SF and 8,839 SF by April 2015 and April 2016, respectively, which will become available as near term leases expire.

The following table presents certain information relating to historical leasing at the Regional One Medical Property:

Historical Leased %(1)
	2011	2012	2013	As of 2/1/2014
Owned Space	NAV	NAV	NAV	95.5%(2)

(1)	The historical occupancy is not available as the borrower acquired the Regional One Medical Property in March 2014.
(2)
The Regional One Medical Property is 100.0% leased. The-Med executed a 12-year lease in March 2014 for 35,000 SF. The-Med currently occupies 16,161 SF. Per the terms of its lease, The-Med is contractually obligated to take occupancy and pay rent for an additional 10,000 SF and 8,839 SF by April 2015 and April 2016, respectively, which will become available as near term leases expire.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

REGIONAL ONE MEDICAL

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Regional One Medical Property:

Cash Flow Analysis(1)

	2013	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$1,286,935	$2,201,646	$19.62
Other Rental Revenue	13,543	25,000	0.22
Gross Up Vacancy(4)	0	134,613	1.20
Total Rent	$1,300,478	$2,361,259	$21.04
Total Reimbursables	0	356,008	3.17
Vacancy & Credit Loss	0	(134,613)	(1.20)
Effective Gross Income	$1,300,478	$2,582,654	$23.01

Total Operating Expenses	$591,071	$909,402	$8.10

Net Operating Income	$709,407	$1,673,252	$14.91
TI/LC	56,117	56,117	0.50
Capital Expenditures	22,447	22,447	0.20
Net Cash Flow	$630,844	$1,594,688	$14.21

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the February 1, 2014 rent roll.
(3)
Underwritten Base Rent includes in-place leases and assumes The-Med is in occupancy of its entire contractual space of 35,000 SF at its current contractual rent of $24.00 per SF. As a credit enhancement for the Regional One Loan, The-Med is required to pay an additional $2,540,000 during the period from April 2014 to April 2019, which is not included in the underwriting. At closing, the borrower deposited a $2,540,000 letter of credit, which will decrease in step with The-Med’s payments.

(4)
Underwriting reflects an in-place economic vacancy for 5.0%. The Regional One Medical Property is 95.5% physically occupied and 100.0% leased as of February 1, 2014. The appraiser concluded a vacancy rate of 5.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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BRIER CREEK CORPORATE CENTER 6

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Raleigh, North Carolina	Cut-off Date Principal Balance		$17,461,792
Property Type	Office	Cut-off Date Principal Balance per SF		$141.56
Size (SF)	123,351	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 1/1/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		5.1830%
Appraised Value	$23,530,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(2)	Riprand Count Arco
Underwritten Revenues	$2,538,705
Underwritten Expenses	$888,457	Escrows
Underwritten Net Operating Income (NOI)	$1,650,248		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,524,367	Taxes	$47,590	$15,863
Cut-off Date LTV Ratio	74.2%	Insurance	$7,808	$1,301
Maturity Date LTV Ratio(1)	57.9%	Replacement Reserves(3)	$0	$1,542
DSCR Based on Underwritten NOI / NCF	1.43x / 1.32x	TI/LC(4)	$0	$12,500
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.7%	Other(5)	$167,272	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,500,000	99.2%	Loan Payoff	$17,044,681	96.6%
Sponsor Equity	136,534	0.8	Closing Costs	369,183	2.1
			Reserves	222,669	1.3
Total Sources	$17,636,534	100.0%	Total Uses	$17,636,534	100.0%

(1)	Maturity Date LTV is based on the “as stabilized” appraised value of $25,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” value, is 61.5%.
(2)	Riprand Count Arco is the guarantor of the non-recourse carveouts under the Brier Creek Corporate Center 6 Loan.
(3)	Replacement Reserves are capped at $55,508.
(4)
TI/LC reserves are initially capped at $600,000. The TI/LC reserve cap will increase to $1,300,000 at the earlier of (i) two years prior to RBC Bank’s lease and sublease (under sub-landlord Merck) expiration or (ii) such tenant gives notice of intent to vacate. If the current tenant renews, or 90% of such space in aggregate is re-let on terms acceptable to the lender, then the TI/LC reserve cap will be reduced to $500,000.

(5)
Other reserves represent a deferred maintenance reserve ($19,800) and the remaining free rent associated with the Attends Healthcare Products lease ($147,472). Attends Healthcare Products is in occupancy and is required to begin paying rent in September 2015.

The following table presents certain information relating to the tenants at the Brier Creek Corporate Center 6 Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
RBC Bank(2)	NR / A2 / NR	52,768	42.8%	$1,144,561	43.1%	$21.69	12/31/2017	(3)
Oracle	A+ / A1 / A+	19,675	16.0	404,291	15.2	20.55	5/31/2018	2, 5-year options
RMF Engineering(4)	NR / NR / NR	13,516	11.0	279,554	10.5	20.68	3/31/2018	1, 5-year option
Attends Healthcare Products(5)	NR / Baa3 / BBB-	12,346	10.0	267,414	10.1	21.66	11/30/2020	2, 5-year options
VA Clinic	NR / NR / NR	10,581	8.6	222,919	8.4	21.07	5/11/2016	5, 1-year options
Clean Design(6)	NR / NR / NR	5,908	4.8	134,758	5.1	22.81	12/31/2017	2, 5-year options
Surety Systems	NR / NR / NR	4,556	3.7	99,230	3.7	21.78	12/31/2017	1, 18-month option
IDCON, Inc	NR / NR / NR	4,000	3.2	82,200	3.1	20.55	6/30/2023	1, 5-year option
AT&T (Rooftop Lease)(7)	A / A3 / A-	1	0.0	21,600	0.8	21,600.00	12/8/2016	4, 5-year options
Largest Tenants		123,351	100.0%	$2,656,527	100.0%	$21.54
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		123,351	100.0%	$2,656,527	100.0%	$21.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	RBC Bank leases 9,490 SF outright and subleases 43,278 SF from Inspire Pharmaceuticals (Merck) at $17.24 per SF through the 12/31/2017 lease expiration.
(3)	RBC Bank has 3, 5-year extension options on 9,490 SF of leased space.
(4)	RMF Engineering has the one-time right to terminate its lease on 3/31/2016 with 6 months prior notice and payment of a termination fee equal to 6 months’ rent.
(5)	Attends Healthcare Products is in occupancy and begins paying rent in September 2015.
(6)	Clean Design has the one-time right to terminate its lease on 12/31/2016 with 6 months prior notice and payment of a termination fee equal to 6 months’ rent.
(7)	AT&T (Rooftop Lease) has the right to terminate its lease at any time upon 60 days prior notice and payment of a termination fee equal to 6 months’ rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

BRIER CREEK CORPORATE CENTER 6

The following table presents the lease rollover schedule at the Brier Creek Corporate Center 6 Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	10,582	8.6	8.6%	244,519	9.2	23.11	2
2017	63,232	51.3	59.8%	1,378,549	51.9	21.80	3
2018	33,191	26.9	86.7%	683,845	25.7	20.60	2
2019	0	0.0	86.7%	0	0.0	0.00	0
2020	12,346	10.0	96.8%	267,414	10.1	21.66	1
2021	0	0.0	96.8%	0	0.0	0.00	0
2022	0	0.0	96.8%	0	0.0	0.00	0
2023	4,000	3.2	100.0%	82,200	3.1	20.55	1
2024	0	0.0	100.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	123,351	100.0%		$2,656,527	100.0%	$21.54	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Brier Creek Corporate Center 6 Property:

Historical Leased %(1)
	2011	2012	2013	As of 1/1/2014
Owned Space	51.0%	64.0%	92.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brier Creek Corporate Center 6 Property:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,171,776	$1,483,986	$1,924,367	$2,656,527	$21.54
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$1,171,776	$1,483,986	$1,924,367	$2,656,527	$21.54
Total Reimbursables	0	3,698	18,211	47,546	0.39
Other Income	0	0	285	0	0.00
Less Vacancy & Credit Loss	0	0	0	(165,368)	(1.34)
Effective Gross Income	$1,171,776	$1,487,684	$1,942,863	$2,538,705	$20.58

Total Operating Expenses	$548,655	$669,225	$801,780	$888,457	$7.20

Net Operating Income	$623,121	$818,459	$1,141,083	$1,650,248	$13.38
TI/LC	0	0	0	101,211	0.82
Capital Expenditures	0	0	0	24,670	0.20
Net Cash Flow	$623,121	$818,459	$1,141,083	$1,524,367	$12.36

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 1/1/2014 and rent steps through 5/31/2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

HAIRSTON VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Stone Mountain, Georgia	Cut-off Date Principal Balance		$17,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$98.85
Size (SF)	171,983	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 12/11/2013	94.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/11/2013	94.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate		4.8800%
Appraised Value	$22,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months) 36
		Borrower Sponsor(1)	Isaac Massry and Mark Massry
Underwritten Revenues	$2,428,036
Underwritten Expenses	$758,044	Escrows
Underwritten Net Operating Income (NOI)	$1,669,992		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,546,651	Taxes	$104,635	$20,927
Cut-off Date LTV Ratio	75.1%	Insurance	$0	$0
Maturity Date LTV Ratio	66.3%	Replacement Reserves	$0	$2,714
DSCR Based on Underwritten NOI / NCF	1.55x / 1.43x	TI/LC(2)	$0	$5,000
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.1%	Other(3)	$477,788	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,000,000	100.0%	Loan Payoff	$15,251,802	89.7%
			Principal Equity Distribution	833,243	4.9
			Reserves	582,423	3.4
			Closing Costs	332,532	2.0
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	Isaac Massry and Mark Massry are the guarantors of the non-recourse carveouts under the Hairston Village Loan.
(2)	TI/LC reserves are capped at $200,000.
(3)	Upfront other reserves represent an upfront deferred maintenance reserve ($378,675), a tenant outstanding obligations reserve fund ($60,000) and a tenant unfunded rent reserve account ($39,113).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Hairston Village Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Kroger	BBB / Baa2 / BBB	52,644	30.6%	$420,352	22.6%	$7.98	12/31/2019	$412	2.7%	6, 5-year options
Conway Stores	NR / NR / NR	25,000	14.5	183,750	9.9	7.35	5/6/2019	NA	NA	4, 5-year options
Angie’s Beauty Supplies	NR / NR / NR	16,890	9.8	168,000	9.0	9.95	6/30/2018	NA	NA	1, 5-year option
O-Reilly Automotive	NR / NR / NR	7,500	4.4	129,110	6.9	17.21	5/31/2027	NA	NA	2, 5-year options
CSL Plasma Inc	NR / NR / NR	11,734	6.8	117,340	6.3	10.00	1/1/2029	NA	NA	2, 5-year options
McDonald’s(3)	A / A2 / A	0	0.0	113,700	6.1	0.00	12/7/2018	NA	NA	2, 5-year options
Pet Supermarket	NR / NR / NR	9,000	5.2	103,500	5.6	11.50	9/30/2019	NA	NA	2, 5-year options
Dept of Human Services	NR / NR / NR	6,743	3.9	94,402	5.1	14.00	6/30/2014	NA	NA	5, 1-year options
Washington Mutual Bank	A+ / A3 / A	3,453	2.0	59,500	3.2	17.23	8/30/2015	NA	NA	2, 5-year options
Fun Wash Coin Laundry	NR / NR / NR	4,000	2.3	57,369	3.1	14.34	11/30/2016	NA	NA	N/A
Ten Largest Owned Tenants		136,964	79.6%	$1,447,022	77.7%	$10.56
Remaining Owned Tenants		25,518	14.8	414,871	22.3	16.26
Vacant Spaces (Owned Space)		9,500	5.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		171,982	100.0%	$1,861,894	100.0%	$11.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of December 31, 2013.
(3)
The Hairston Village Property includes an outparcel that is currently ground leased to McDonald’s. McDonald’s lease began in 1988 and ground rent is fixed at $113,700 annually through the end of the lease term.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

HAIRSTON VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Hairston Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	11,617	6.8	6.8%	165,402	8.9	14.24	5
2015	10,296	6.0	12.7%	167,594	9.0	16.28	6
2016	10,859	6.3	19.1%	190,834	10.2	17.57	6
2017	5,442	3.2	22.2%	89,112	4.8	16.37	3
2018	16,890	9.8	32.0%	281,700	15.1	16.68	2
2019	88,144	51.3	83.3%	720,802	38.7	8.18	4
2020	0	0.0	83.3%	0	0.0	0.00	0
2021	0	0.0	83.3%	0	0.0	0.00	0
2022	0	0.0	83.3%	0	0.0	0.00	0
2023	0	0.0	83.3%	0	0.0	0.00	0
2024	0	0.0	83.3%	0	0.0	0.00	0
2025 & Thereafter	19,234	11.2	94.5%	246,450	13.2	12.81	4
Vacant	9,500	5.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	171,982	100.0%		$1,861,894	100.0%	$11.46	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Hairston Village Property:

Historical Leased %(1)
	2010	2011	2012	As of 12/11/2013
Owned Space	92.9%	97.4%	98.3%	94.5%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hairston Village Property:

Cash Flow Analysis(1)

	2010	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,696,757	$1,631,061	$1,612,369	$1,648,922	$1,823,424	$10.60
Gross Up Vacancy	0	0	0	0	205,595	1.20
Total Reimbursables	513,547	463,487	539,206	496,564	560,743	3.26
Contractual Rent Steps	0	0	0	0	38,470	0.22
Other Income(3)	3,647	4,496	2,745	607	5,400	0.03
Vacancy & Credit Loss	0	0	0	0	(205,595)	(1.20)
Effective Gross Income	$2,213,951	$2,099,044	$2,154,319	$2,146,093	$2,428,036	$14.12

Real Estate Taxes	223,479	299,347	294,990	280,080	279,637	1.63
Insurance	11,974	9,877	26,404	33,129	28,808	0.17
Management Fee	88,558	83,962	86,173	85,844	97,121	0.56
Other Operating Expense	311,857	377,696	356,856	353,833	352,477	2.05
Total Operating Expenses	$635,868	$770,882	$764,422	$752,886	$758,044	$4.41

Net Operating Income	$1,578,083	$1,328,162	$1,389,898	$1,393,207	$1,669,992	$9.71
TI/LC	0	0	0	0	90,664	0.53
Capital Expenditures	0	0	0	0	32,677	0.19
Net Cash Flow	$1,578,083	$1,328,162	$1,389,898	$1,393,207	$1,546,651	$8.99

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the present value of O’Reilly’s rent escalations in June 2017 and June 2022 as well as rent escalations for nine tenants occurring through December 1, 2014.
(3)	Other income represents late fees as well as income derived from a Lamar advertising board.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

HARBOR SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Egg Harbor Township, New Jersey	Cut-off Date Principal Balance		$16,625,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$48.21
Size (SF)	344,823	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 11/30/2013	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/30/2013	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2013	Mortgage Rate		4.8000%
Appraised Value	$28,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(1)		Benjamin Braka
Underwritten Revenues	$3,721,608
Underwritten Expenses	$1,803,982	Escrows
Underwritten Net Operating Income (NOI)	$1,917,626		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,714,213	Taxes	$0	$97,993
Cut-off Date LTV Ratio	58.3%	Insurance	$16,336	$8,168
Maturity Date LTV Ratio	51.4%	Replacement Reserves	$0	$5,302
DSCR Based on Underwritten NOI / NCF	1.83x / 1.64x	TI/LC(2)	$0	$6,667
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.3%	Other(3)	$671,473	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,625,000	64.8%	Purchase Price	$23,750,000	92.6%
Principal’s New Cash Contribution	8,966,601	35.0	Closing Costs	1,209,859	4.7
Other Sources	56,067	0.2	Reserves	687,808	2.7
Total Sources	$25,647,668	100.0%	Total Uses	$25,647,668	100.0%

(1)	Benjamin Braka is the guarantor of the non-recourse carveouts under the Harbor Square Loan.
(2)	TI/LC reserves are capped at $400,000.
(3)	Other reserves represent an upfront deferred maintenance reserve ($391,473) and TGI Fridays reserve ($280,000).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Harbor Square Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Boscov’s	NR / NR / NR	179,600	52.1%	$828,604	36.3%	$4.61	9/19/2018	$247	3.4%	2, 10-year options
Burlington Coat Factory	NR / B3 / NR	85,000	24.7	637,500	27.9	7.50	11/30/2019	NA	NA	3, 5-year options
Spirit Halloween Superstore	NR / NR / NR	25,000	7.3	148,250	6.5	5.93	12/31/2014	NA	NA	N/A
TGI Fridays	NR / NR / NR	7,862	2.3	117,930	5.2	15.00	7/31/2014	$284	7.2%	2, 5-year options
Wells Fargo Bank	AA- / A2 / A+	3,850	1.1	97,003	4.2	25.20	9/30/2022	NA	NA	3, 5-year options
Golden Corral	NR / NR / NR	10,336	3.0	85,000	3.7	8.22	2/28/2026	NA	NA	4, 5-year options
Carrabba’s	NR / NR / NR	7,200	2.1	82,500	3.6	11.46	8/31/2016	NA	NA	4, 5-year options
GNC	NR / NR / BB+	2,625	0.8	73,500	3.2	28.00	5/31/2018	$227	15.1%	1, 5-year option
AT&T Mobility	A / A3 / A-	2,500	0.7	61,200	2.7	24.48	5/31/2019	NA	NA	N/A
NJ Dept of Motor Vehicles	NR / NR / NR	6,000	1.7	46,680	2.0	7.78	1/31/2016	NA	NA	2, 5-year option
Ten Largest Owned Tenants		329,973	95.7%	$2,178,167	95.3%	$6.60
Remaining Owned Tenants		5,794	1.7	106,822	4.7	18.44
Vacant Spaces (Owned Space)		9,056	2.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		344,823	100.0%	$2,284,989	100.0%	$6.81

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of December 31, 2012.
(3)	Occupancy costs are as of November 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

HARBOR SQUARE

The following table presents certain information relating to the lease rollover schedule at the Harbor Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	32,862	9.5	9.5%	266,180	11.6	8.10	2
2015	0	0.0	9.5%	0	0.0	0.00	0
2016	13,200	3.8	13.4%	129,180	5.7	9.79	2
2017	1,600	0.5	13.8%	35,200	1.5	22.00	1
2018	184,319	53.5	67.3%	931,726	40.8	5.05	4
2019	87,500	25.4	92.7%	698,700	30.6	7.99	2
2020	2,100	0.6	93.3%	42,000	1.8	20.00	1
2021	0	0.0	93.3%	0	0.0	0.00	0
2022	3,850	1.1	94.4%	97,003	4.2	25.20	1
2023	0	0.0	94.4%	0	0.0	0.00	0
2024	0	0.0	94.4%	0	0.0	0.00	0
2025 & Thereafter	10,336	3.0	97.4%	85,000	3.7	8.22	1
Vacant	9,056	2.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	344,823	100.0%		$2,284,989	100.0%	$6.81	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Harbor Square Property:

Historical Leased %(1)

As of 11/30/2013
Owned Space	97.4%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harbor Square Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$2,277,261	$6.60
Gross Up Vacancy	270,053	0.78
Total Reimbursables	1,351,265	3.92
Contractual Rent Steps(2)	7,728	0.02
Percentage Rent(3)	85,354	0.25
Vacancy & Credit Loss	(270,053)	(0.78)
Effective Gross Income	$3,721,608	$10.79

Real Estate Taxes	$1,069,019	$3.10
Insurance	93,347	0.27
Management Fee	148,864	0.43
Other Operating Expense	492,752	1.43
Total Operating Expenses	$1,803,982	$5.23

Net Operating Income	$1,917,626	$5.56
TI/LC	139,792	0.41
Replacement Reserves	63,621	0.18
Net Cash Flow	$1,714,213	$4.97

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include the present value of Wells Fargo Bank’s rent step occurring October 1, 2017 and the increase for AT&T’s renewal commencing June 1, 2014.
(3)	Boscov’s paid percentage rent from 2010 through 2012 in the amounts of $43,077, $59,319, and $85,354, respectively. Percentage rent is underwritten to the 2012 percentage rent of $85,354.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

KINGS POINTE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Fayetteville, North Carolina	Cut-off Date Principal Balance		$16,556,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$67,852.46
Size (Units)	244	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 3/4/2014	93.4%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 3/4/2014	93.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate		4.8155%
Appraised Value	$22,075,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(2)	Timothy D. Smith, Gregory L. Beckel and Michael O. Strand
Underwritten Revenues	$2,494,361
Underwritten Expenses	$1,007,608	Escrows
Underwritten Net Operating Income (NOI)	$1,486,752		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,413,796	Taxes	$80,602	$20,151
Cut-off Date LTV Ratio	75.0%	Insurance	$12,401	$2,480
Maturity Date LTV Ratio	69.0%	Replacement Reserves	$344,469	$6,088
DSCR Based on Underwritten NOI / NCF	1.42x / 1.35x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.5%	Other(3)	$135,575	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,556,000	100.0%	Loan Payoff	$15,275,843	92.3%
			Reserves	573,047	3.5
			Principal Equity Distribution	408,802	2.5
			Closing Costs	298,308	1.8
Total Sources	$16,556,000	100.0%	Total Uses	$16,556,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Kings Cross Apartments Loan.
(2)	Timothy D. Smith, Gregory L. Beckel and Michael O. Strand are the guarantors of the non-recourse carveouts under the Kings Pointe Apartments Loan.
(3)	Other reserve represents a deferred maintenance reserve of $135,575.

The following table presents certain information relating to the units and rent at the Kings Pointe Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent	Underwritten Rent
King James (1 Bed / 1 Bath)	36	760	$765	$765	$765	$330,659
King Edward (1 Bed / 1 Bath)	24	950	$810	$803	$803	231,396
King Henry (2 Bed / 2 Bath)	64	1,081	$825	$822	$822	631,244
King Richard (2 Bed / 2 Bath)	44	1,130	$840	$842	$842	444,430
King George 1 (2 Bed / 2 Bath)	8	1,139	$1,000	$970	$970	93,096
King George 2 (2 Bed / 2 Bath)	8	1,177	$830	$823	$823	79,032
King John (2 Bed / 2 Bath)	10	1,272	$910	$963	$963	115,596
King Kong (2 Bed / 2 Bath)	24	1,321	$940	$938	$938	270,156
King Charles (3 Bed / 2 Bath)	12	1,234	$940	$933	$933	134,412
King William (3 Bed / 2 Bath)	14	1,274	$1,050	$1,024	$1,024	171,961
Total / Wtd. Avg.	244	1,085	$857	$855	$855	$2,501,982

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Kings Pointe Apartments Property:

Historical Leased %(1)

	2011	2012	2013	TTM 2/28/2014
Owned Space	95.3%	96.0%	91.1%	91.0%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

KINGS POINTE APARTMENTS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kings Pointe Apartments Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per Unit
Base Rent	$2,618,652	$2,569,980	$2,571,034	$2,559,555	$2,501,982	$10,254
Gross Up Vacancy	0	0	0	0	0	0
Goss Potential Rent	$2,618,652	$2,569,980	$2,571,034	$2,559,555	$2,501,982	$10,254
Vacancy, Credit Loss & Concessions	(134,869)	(134,286)	(298,515)	(302,605)	(229,585)	(941)
Total Rent Revenue	$2,483,783	$2,435,695	$2,272,519	$2,256,950	$2,272,398	$9,313
Other Revenue(2)	436,662	276,492	208,165	203,238	221,963	910
Effective Gross Income	$2,920,445	$2,712,187	$2,480,684	$2,460,188	$2,494,361	$10,223

Total Operating Expenses	$1,163,587	$1,029,209	$1,033,612	$1,035,362	$1,007,608	$4,130

Net Operating Income	$1,756,858	$1,682,978	$1,447,072	$1,424,827	$1,486,752	$6,093
Replacement Reserves(3)	0	0	0	0	72,956	299
Net Cash Flow	$1,756,858	$1,682,978	$1,447,072	$1,424,827	$1,413,796	$5,794

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes corporate unit revenue, parking, utility reimbursement, application fees, pet fees, and other miscellaneous revenues.
(3)	Underwritten replacement reserves of $299 per unit are based on the property condition report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

INDEPENDENCE REALTY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CCRE
Location (City/State)	Tampa, Florida	Cut-off Date Principal Balance		$16,031,768
Property Type	Industrial	Cut-off Date Principal Balance per SF		$74.21
Size (SF)	216,029	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 1/31/2014	86.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2014	86.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984-1988 / NAP	Mortgage Rate		5.3020%
Appraised Value	$21,410,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Jerome N. Block and David F. Wilshin
Underwritten Revenues	$2,130,232
Underwritten Expenses	$650,193	Escrows
Underwritten Net Operating Income (NOI)	$1,480,040		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,324,499	Taxes	$80,000	$20,000
Cut-off Date LTV Ratio	74.9%	Insurance	$9,490	$4,745
Maturity Date LTV Ratio	62.2%	Replacement Reserves	$0	$2,880
DSCR Based on Underwritten NOI / NCF	1.38x / 1.24x	TI/LC(2)	$400,000	$9,001
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.3%	Other(3)	$211,027	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,050,000	100.0%	Loan Payoff	$14,936,720	93.1%
			Reserves	700,517	4.4
			Closing Costs	281,744	1.8
			Principal Equity Distribution	131,019	0.8
Total Sources	$16,050,000	100.0%	Total Uses	$16,050,000	100.0%

(1)	Jerome N. Block and David F. Wilshin are the guarantors of the non-recourse carveouts under the Independence Realty Portfolio loan.
(2)	The borrowers deposited an upfront TI/LC reserve of $400,000 for general tenant rollover.
(3)
The borrowers deposited an upfront reserve of $211,027 for outstanding free rent due under the Joffrey’s Coffee & Tea Company, Apria Healthcare, Inc., A Bridge of Learning, SIPS Distribution, Univar and Cardno TBE leases at the Independence Realty Portfolio Properties.

The following table presents certain information relating to the Independence Realty Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Corporex Plaza	Tampa	FL	95,761	81.8%	$7,216,793	45.0%	1984, 1985 / NAP	$9,270,000	$441,037	$4.61
Brandywine Business Center	Tampa	FL	77,613	95.7%	5,608,622	35.0	1986 / NAP	7,870,000	656,467	8.46
President’s Plaza	Tampa	FL	42,655	80.0%	3,206,354	20.0	1988 / NAP	4,270,000	226,995	5.32
Total / Wtd. Avg.			216,029	86.5%	$16,031,768	100.0%		$21,410,000	$1,324,499	$6.13

(1)	Occupancy is as of January 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

INDEPENDENCE REALTY PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Independence Realty Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Joffrey’s Coffee & Tea Company	NR / NR / NR	33,497	15.5%	$230,620	15.3%	$6.88	5/31/2026(2)	1, 5-year option
Capital Collateral Regional	NR / NR / NR	13,488	6.2	192,204	12.8	14.25	12/31/2014(3)	NA
ADI	NR / NR / NR	10,297	4.8	61,782	4.1	6.00	10/31/2015(4)	2, 5-year options
Preserving Homes, LLC.	NR / NR / NR	10,105	4.7	48,080	3.2	4.76	1/31/2015	NA
Apria Healthcare, Inc.	NR / NR / NR	7,649	3.5	68,994	4.6	9.02	7/31/2018(5)	2, 5-year options
VAXA International	NR / NR / NR	6,506	3.0	39,101	2.6	6.01	3/31/2015	NA
Timberlake	NR / NR / NR	5,804	2.7	35,869	2.4	6.18	12/31/2017	NA
Alcatel-Lucent USA, Inc.	NR / B3 / B-	5,520	2.6	51,667	3.4	9.36	3/31/2014	NA
A Bridge of Learning	NR / NR / NR	5,460	2.5	52,013	3.5	9.53	9/30/2017	1, 5-year option
Rauland-Borg Corporation	NR / NR / NR	4,860	2.2	32,538	2.2	6.70	10/31/2020	NA
Ten Largest Owned Tenants		103,186	47.8%	$812,867	54.0%	$7.88
Remaining Owned Tenants		83,610	38.7	692,366	46.0	8.28
Vacant Spaces (Owned Space)		29,233	13.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		216,029	100.0%	$1,505,233	100.0%	$6.97

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Joffrey’s Coffee & Tea has the right to terminate suite 750 (5,304 SF) upon tenant not renewing its Disney contract by October 31, 2024 with 30 days notice.
(3)
Capital Collateral Regional has the right to terminate its lease at any time with six months notice in the event a state owned building becomes available to Capital Collateral Regional for occupancy during the term of its lease.

(4)
ADI has the right to terminate its lease at any time during the remainder of its term with six months notice and a termination fee equal to three months of base rent and any remaining unamortized tenant improvements and leasing commissions as of the termination date.

(5)	Apria Healthcare, Inc. has a one-time right to terminate its lease effective June 30, 2016 with six months notice and a termination fee of $23,105.

The following table presents certain information relating to the lease rollover schedule at the Independence Realty Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	25,349	11.7	11.7%	295,544	19.6	11.66	7
2015	49,103	22.7	34.5%	343,507	22.8	7.00	14
2016	22,248	10.3	44.8%	170,182	11.3	7.65	9
2017	18,250	8.4	53.2%	177,321	11.8	9.72	4
2018	22,247	10.3	63.5%	185,407	12.3	8.33	6
2019	8,578	4.0	67.5%	70,114	4.7	8.17	3
2020	4,860	2.2	69.7%	32,538	2.2	6.70	1
2021	2,664	1.2	71.0%	0	0.0	0.00	1
2022	0	0.0	71.0%	0	0.0	0.00	0
2023	0	0.0	71.0%	0	0.0	0.00	0
2024	0	0.0	71.0%	0	0.0	0.00	0
2025 & Thereafter	33,497	15.5	86.5%	230,620	15.3	6.88	4
Vacant	29,233	13.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	216,029	100.0%		$1,505,233	100.0%	$6.97	49

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Independence Realty Portfolio Properties:

Historical Leased %(1)

	2011	2012	2013	As of 1/31/2014
Owned Space	78.2%	88.4%	81.2%	86.5%

(1)	As provided by the borrowers and represents occupancy as of December 31, for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

INDEPENDENCE REALTY PORTFOLIO

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Independence Realty Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,821,071	$1,499,001	$1,505,233	$6.97
Other Rental Revenue(3)	0	6,806	0	0.00
Gross Up Vacancy	0	0	245,265	1.14
Total Rent	$1,821,071	$1,505,807	$1,750,497	$8.10
Total Reimbursables(4)	0	658,787	625,000	2.89
Vacancy & Credit Loss	0	(52,618)	(245,265)	(1.14)
Effective Gross Income	$1,821,071	$2,111,976	$2,130,232	$9.86

Total Operating Expenses	$662,340	$720,472	$650,193	$3.01

Net Operating Income	$1,158,731	$1,391,504	$1,480,040	$6.85
TI/LC	0	0	108,015	0.50
Capital Expenditures	0	0	47,526	0.22
Net Cash Flow	$1,158,731	$1,391,504	$1,324,499	$6.13

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the January 31, 2014 rent roll with rent steps through March 31, 2015.
(3)	Other rental revenue includes miscellaneous income items.
(4)	2012 Base Rent includes reimbursements. Reimbursements were not broken out from Base Rent prior to 2013.
(5)	2013 Vacancy & Credit Loss represents free and/or abated rent owed tenants from newly executed leases.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

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QUEENSTON MANOR APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$16,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$74,074.07
Size (Units)	216	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 2/18/2014	94.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/18/2014	94.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate	4.8600%
Appraised Value	$24,300,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	LSC Trust and LJC Trust
Underwritten Revenues	$2,586,192
Underwritten Expenses	$1,182,363	Escrows
Underwritten Net Operating Income (NOI)	$1,403,829		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,349,829	Taxes	$272,227	$34,028
Cut-off Date LTV Ratio	65.8%	Insurance	$113,400	$9,450
Maturity Date LTV Ratio	53.9%	Replacement Reserves(2)	$0	$4,500
DSCR Based on Underwritten NOI / NCF	1.38x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	100.0%	Loan Payoff	$11,369,496	71.1%
			Principal Equity Distribution	3,899,995	24.4
			Reserves	385,627	2.4
			Closing Costs	344,882	2.2
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

(1)	Camillo Properties, Ltd. is the guarantor of the non-recourse carveouts under the Queenston Manor Apartments Loan.
(2)	Replacement reserves are capped at $108,000.

The following table presents certain information relating to the units and rent at the Queenston Manor Apartments Property:

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent(1)	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
1 Bed / 1 Bath – Small	70	2	72	741	$935	$785,400	$850	$713,628
1 Bed / 1 Bath – Large	68	4	72	877	975	795,600	922	752,286
2 Bed / 2 Bath – Small	34	2	36	1,156	1,175	479,400	1,160	473,352
2 Bed / 2 Bath – Large	32	4	36	1,267	1,280	491,520	1,247	478,686
Total / Wtd. Avg.	204	12	216	943	$1,046	$2,551,920	$992	$2,417,952

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units.

The following table presents certain information relating to historical leasing at the Queenston Manor Apartments Property:

Historical Leased %(1)(2)
As of 2/18/2014
Owned Space	94.4%

(1)	As provided by the borrower.
(2)	The property is new construction and was completed in August 2013. As such, historical occupancies are not indicative of now stabilized operations.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

QUEENSTON MANOR APARTMENTS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Queenston Manor Apartments Property:

Cash Flow Analysis(1)(2)
	Underwritten(3)	Underwritten $ per Unit
Base Rent	$2,417,952	$11,194
Other Income(4)	168,240	779
Total Rent Revenue	$2,586,192	$11,973
Potential Income from Vacant Units	158,880	736
Economic Vacancy & Credit Loss	(158,880)	(736)
Effective Gross Income	$2,586,192	$11,973

Real Estate Taxes	$408,340	$1,890
Insurance	108,000	500
Management Fee	103,448	479
Other Operating Expenses	$562,575	2,605
Total Operating Expenses	$1,182,363	$5,474

Net Operating Income	$1,403,829	$6,499
Replacement Reserves	54,000	250
Net Cash Flow	$1,349,829	$6,249

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	The property is new construction and was completed in August 2013. As such, historical cash flows are not indicative of now stabilized operations.
(3)	Underwritten cash flow is based on the 2/18/2014 rent roll.
(4)	Other Income includes garage and storage rent, as well as water/sewer reimbursement, trash removal ($5 per month fee), late fees, and other miscellaneous items

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

ALISTA APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Dallas, Texas	Cut-off Date Principal Balance	$15,730,723
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$47,381.70
Size (Units)	332	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 1/15/2014	94.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/15/2014	94.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1970 / 2014	Mortgage Rate	4.9000%
Appraised Value	$20,510,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Ariel Thomas Nessel
Underwritten Revenues	$3,059,373
Underwritten Expenses	$1,631,932	Escrows
Underwritten Net Operating Income (NOI)	$1,427,442		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,344,442	Taxes	$42,588	$10,647
Cut-off Date LTV Ratio	76.7%	Insurance	$10,129	$10,129
Maturity Date LTV Ratio	60.1%	Replacement Reserves	$0	$6,640
DSCR Based on Underwritten NOI / NCF	1.42x / 1.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.5%	Other(2)	$1,221,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,750,000	100.0%	Loan Payoff	$12,918,506	82.0%
			Principal Equity Distribution	1,329,327	8.4
			Reserves	1,273,968	8.1
			Closing Costs	228,199	1.4
Total Sources	$15,750,000	100.0%	Total Uses	$15,750,000	100.0%

(1)	Ariel Thomas Nessel is the guarantor of the non-recourse carveouts under the Alista Apartments Loan.
(2)	Other reserves include an earnout reserve ($700,000), a capital expense reserve ($450,000) and a deferred maintenance reserve ($71,250).

The following table presents certain information relating to the units and rent at the Alista Apartments Property:
Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent(1)	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
1 Bed / 1 Bath – Small	55	6	61	626	$700	$462,000	$523	$345,096
1 Bed / 1 Bath – Large	43	0	43	700	767	395,772	558	287,976
1 Bed / 1.5 Bath	14	0	14	990	950	159,600	673	112,992
2 Bed / 1 Bath	56	4	60	868	877	589,344	652	438,336
2 Bed / 2 Bath – Small	18	2	20	900	915	197,640	722	156,036
2 Bed / 2 Bath – Large	18	2	20	1,100	1,195	258,120	823	177,768
2 Bed / 2.5 Bath	56	0	56	1,207	1,245	836,640	868	583,104
3 Bed / 2 Bath	16	0	16	1,117	1,110	213,120	885	170,004
3 Bed / 2.5 Bath	38	4	42	1,317	1,420	647,520	1,088	496,242
Total / Wtd. Avg.	314	18	332	949	$997	$3,759,756	$734	$2,767,554

Source: As provided by the borrower.
(1)Yearly rents are calculated based on currently occupied units.

The following table presents certain information relating to historical leasing at the Alista Apartments Property:

Historical Leased %(1)
	2013	As of 1/15/2014
Owned Space	82.5%	94.0%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

ALISTA APARTMENTS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alista Apartments Property:

Cash Flow Analysis(1)
	2013	TTM 2/28/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,238,127	$2,322,512	$2,767,554	$8,336
Other Income(3)	360,990	437,566	434,900	1,310
Total Rent Revenue	$2,599,117	$2,760,078	$3,202,454	$9,646
Potential Income from Vacant Units	0	0	211,296	636
Economic Vacancy & Credit Loss	0	0	(354,377)	(1,067)
Effective Gross Income	$2,599,117	$2,760,078	$3,059,373	$9,215

Real Estate Taxes	$114,516	$124,467	$182,522	550
Insurance	119,391	122,517	109,102	329
Management Fee	77,974	82,802	91,781	276
Other Operating Expenses	1,163,504	1,229,565	1,248,527	3,761
Total Operating Expenses	$1,475,385	$1,559,352	$1,631,932	$4,915

Net Operating Income	$1,123,732	$1,200,726	$1,427,442	$4,300
Replacement Reserves	0	0	83,000	250
Net Cash Flow	$1,123,732	$1,200,726	$1,344,442	$4,050

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 1/15/2014 rent roll.
(3)
Other Income includes amenity rents for items such as hardwood floors, granite countertops, and backyard space, as well as utility reimbursements for electric and gas, admin fees, application fees, late fees, pet fees, washer/dryer rentals, laundry collection fees, and other miscellaneous items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

BLOOMFIELD TOWNHOMES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Grand Rapids, Michigan	Cut-off Date Principal Balance		$15,200,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$76,000.00
Size (Units)	200	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 1/29/2014	96.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/29/2014	96.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate		4.6200%
Appraised Value	$22,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
		Borrower Sponsor(1)		Gary Baxter
Underwritten Revenues	$2,551,393
Underwritten Expenses	$1,056,255	Escrows
Underwritten Net Operating Income (NOI)	$1,495,138		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,437,338	Taxes	$69,430	$23,143
Cut-off Date LTV Ratio	67.6%	Insurance	$9,336	$4,668
Maturity Date LTV Ratio	63.2%	Replacement Reserves(2)	$0	$4,817
DSCR Based on Underwritten NOI / NCF	1.60x / 1.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.5%	Other(3)	$43,375	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,200,000	88.4%	Loan Payoff	$16,349,799	95.1%
Subordinate Debt	2,000,000	11.6	Closing Costs	528,288	3.1
			Principal Equity Distribution	199,773	1.2
			Reserves	122,141	0.7
Total Sources	$17,200,000	100.0%	Total Uses	$17,200,000	100.0%

(1)	Gary Baxter is the guarantor of the non-recourse carveouts under the Bloomfield Townhomes Loan.
(2)	Replacement reserves are capped at $125,000.
(3)	Other reserves include a deferred maintenance reserve ($43,375).

The following table presents certain information relating to the units and rent at the Bloomfield Townhomes Property:
Unit Type(1)	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent(2)	Monthly Actual Rent per Unit	Yearly Actual Rent(2)
1 Bed / 1.5 Bath – 1 GA	26	0	26	1,030	$960	$299,520	$921	$287,316
1 Bed / 1.5 Bath – 2 GA	8	0	8	1,030	1,010	96,960	870	83,508
2 Bed / 1.5 Bath	28	4	32	1,110	1,000	336,000	1,000	335,988
3 Bed / 2 Bath – 1 GA	14	0	14	1,205	1,075	180,600	1,065	178,956
3 Bed / 2 Bath – 2 GA	8	0	8	1,205	1,125	108,000	943	90,552
3 Bed / 2.5 Bath – 1 GA	24	0	24	1,310	1,140	328,320	1,040	299,400
3 Bed / 2.5 Bath – 2 GA	8	0	8	1,310	1,190	114,240	1,135	108,996
3 Bed / 2 Bath	26	0	26	1,395	1,200	374,400	1,149	358,380
3 Bed / 2.5 Bath – 1 GA	30	1	31	1,550	1,300	468,000	1,190	428,268
4 Bed / 2.5 Bath	21	2	23	1,750	1,400	352,800	1,368	344,736
Total / Wtd. Avg.	193	7	200	1,318	$1,148	$2,658,840	$1,088	$2,516,100

Source: As provided by the borrower.
(1)	GA represents the number of parking spots included with the apartment.
(2)	Yearly rents are calculated based on currently occupied units.

The following table presents certain information relating to historical leasing at the Bloomfield Townhomes Property:

Historical Leased %(1)
	2011	2012	2013	As of 1/29/2014
Owned Space	96.7%	97.8%	97.0%	96.5%

(1)	As provided by the borrower, and represents occupancy as of December 31, for each respective year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

BLOOMFIELD TOWNHOMES

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bloomfield Townhomes Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 1/31/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,258,246	$2,392,906	$2,499,887	$2,505,153	$2,516,100	$12,581
Other Income(3)	72,610	74,551	68,060	68,758	68,758	344
Total Rent Revenue	$2,330,856	$2,467,457	$2,567,947	$2,573,911	$2,584,858	$12,924
Potential Income from Vacant Units	0	0	0	0	97,200	486
Economic Vacancy & Credit Loss	(12,018)	(5,984)	0	0	(130,665)	(653)
Effective Gross Income	$2,318,838	$2,461,473	$2,567,947	$2,573,911	$2,551,393	$12,757

Real Estate Taxes	$250,757	$255,562	$263,492	$263,492	$270,434	$1,352
Insurance	48,949	55,483	60,519	60,519	53,346	267
Management Fee	81,159	86,152	91,760	90,087	89,299	446
Other Operating Expenses	658,945	626,365	603,315	638,568	643,176	3,216
Total Operating Expenses	$1,039,810	$1,023,562	$1,019,086	$1,052,666	$1,056,255	$5,281

Net Operating Income	$1,279,028	$1,437,911	$1,548,861	$1,521,245	$1,495,138	$7,476
Replacement Reserves	0	0	0	0	57,800	289
Net Cash Flow	$1,279,028	$1,437,911	$1,548,861	$1,521,245	$1,437,338	$7,187

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 1/29/2014 rent roll.
(3)	Other Income includes charges for tenant repairs, late fees, non-sufficient funds fees, pet fees, and other miscellaneous items.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

BILTMORE VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Asheville, North Carolina	Cut-off Date Principal Balance		$15,200,000
Property Type	Mixed Use (Office/Retail)	Cut-off Date Principal Balance per SF		$208.34
Size (SF)	72,959	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 4/10/2014	81.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/10/2014	81.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		5.0600%
Appraised Value	$20,750,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	12
		Borrower Sponsor(1)	John W. Bell III, John A. Batt, Jr.
		and Fenner French
Underwritten Revenues	$1,874,431
Underwritten Expenses	$520,827	Escrows
Underwritten Net Operating Income (NOI)	$1,353,605		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,253,847	Taxes	$46,072	$9,215
Cut-off Date LTV Ratio	73.3%	Insurance	$7,684	$1,537
Maturity Date LTV Ratio	62.0%	Replacement Reserves(2)	$0	$912
DSCR Based on Underwritten NOI / NCF	1.37x / 1.27x	TI/LC(3)(4)	$0	$9,120
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.2%	Other(5)	$1,389,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,200,000	93.0%	Loan Payoff	$14,741,263	90.1%
Other Sources	1,152,500	7.0	Reserves	1,443,006	8.8
			Closing Costs	137,250	0.8
			Principal Equity Distribution	30,982	0.2
Total Sources	$16,352,500	100.0%	Total Uses	$16,352,500	100.0%

(1)	John W. Bell III, John A. Batt, Jr. and Fenner French are the guarantors of the non-recourse carveouts under the Biltmore Village Loan.
(2)	Replacement reserves are capped at $50,000.
(3)	TI/LC reserves are capped at $500,000.
(4)	Ongoing monthly TI/LC payment will increase to $18,240 beginning with the April 2018 payment so long as the reserve is less than the $500,000 cap.
(5)	Other reserves represent a holdback reserve ($1,200,000), a Coldwater Creek reserve ($100,000), a drainage reserve ($85,500) and an upfront deferred maintenance reserve ($3,750).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Biltmore Village Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
The Talbots, Inc.	NR / B3 / B	9,300	12.7%	$306,900	19.6%	$33.00	1/31/2019	$219	17.4%	2, 5-year options
Chico’s FAS, Inc.	NR / NR / NR	7,070	9.7	254,520	16.3	36.00	4/30/2018	$363	11.4%	2, 5-year options
J. Crew Group, Inc.	NR / B1 / B	5,509	7.6	220,360	14.1	40.00	1/31/2019	$288	16.2%	2, 5-year options
Oppenheimer & Co., Inc.	NR / NR / NR	11,865	16.3	214,045	13.7	18.04	5/31/2018	NA	NA	2, 5-year options
Williams-Sonoma Stores, Inc.	NR / NR / NR	6,300	8.6	160,775	10.3	25.52	2/1/2021	$316	10.2%	2, 6-year options
Neill Corporation	NR / NR / NR	1,924	2.6	98,124	6.3	51.00	4/30/2018	$237	24.3%	1, 5-year option
Public Consulting Group, Inc.	NR / NR / NR	4,990	6.8	92,315	5.9	18.50	8/31/2018	NA	NA	1, 5-year option
McAngus, Goudelock & Courie	NR / NR / NR	4,657	6.4	81,172	5.2	17.43	8/31/2018	NA	NA	1, 5-year option
Commerce Service Corp	NR / NR / NR	2,498	3.4	43,540	2.8	17.43	5/1/2026	NA	NA	2, 5-year options
Jordan H Councill, DDS	NR / NR / NR	2,249	3.1	39,313	2.5	17.48	12/31/2021	NA	NA	N/A
Ten Largest Owned Tenants		56,362	77.3%	$1,511,063	96.6%	$26.81
Remaining Owned Tenants		2,823	3.9	53,607	3.4	18.99
Vacant Spaces (Owned Space)		13,774	18.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		72,959	100.0%	$1,564,671	100.0%	$26.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales PSF are as of TTM November 30, 2013.
(3)	Occupancy costs are as of April 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

BILTMORE VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Biltmore Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	592	0.8	0.8%	15,000	1.0	25.34	2
2015	195	0.3	1.1%	3,120	0.2	16.00	1
2016	0	0.0	1.1%	0	0.0	0.00	0
2017	0	0.0	1.1%	0	0.0	0.00	0
2018	30,506	41.8	42.9%	740,175	47.3	24.26	5
2019	14,809	20.3	63.2%	527,260	33.7	35.60	2
2020	0	0.0	63.2%	0	0.0	0.00	0
2021	8,549	11.7	74.9%	200,088	12.8	23.40	2
2022	0	0.0	74.9%	0	0.0	0.00	0
2023	0	0.0	74.9%	0	0.0	0.00	0
2024	0	0.0	74.9%	0	0.0	0.00	0
2025 & Thereafter	4,534	6.2	81.1%	79,028	5.1	17.43	2
Vacant	13,774	18.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	72,959	100.0%		$1,564,671	100.0%	$26.44	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Biltmore Village Property:

Historical Leased %(1)
	2011	2012	2013	As of 4/10/2014
Owned Space	69.4%	72.0%	79.1%	81.1%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Biltmore Village Property:

Cash Flow Analysis(1)
	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,383,197	$1,467,311	$1,602,935	$1,543,322	$21.15
Gross Up Vacancy	0	0	0	432,060	5.92
Total Reimbursables	192,214	228,537	249,731	289,961	3.97
Contractual Rent Steps	0	0	0	21,349	0.29
Other Income(3)	17,866	17,948	19,127	19,800	0.27
Vacancy & Credit Loss	0	0	0	(432,060)	(5.92)
Effective Gross Income	$1,593,277	$1,713,795	$1,871,793	$1,874,431	$25.69

Real Estate Taxes	$94,924	$94,924	$107,353	$107,353	$1.47
Insurance	8,555	11,036	28,178	17,562	0.24
Management Fee	63,731	68,552	74,872	74,977	1.03
Other Operating Expense	278,758	282,591	281,534	320,934	4.40
Total Operating Expenses	$445,968	$457,103	$491,937	$520,827	$7.14

Net Operating Income	$1,147,309	$1,256,692	$1,379,856	$1,353,605	$18.55
TI/LC	0	0	0	88,814	1.22
Replacement Reserves	0	0	0	10,944	0.15
Net Cash Flow	$1,147,309	$1,256,692	$1,379,856	$1,253,847	$17.19

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the contractual rent steps through November 1, 2014.
(3)	Other income represents contributions from tenants towards the property marketing fund that totaled $17,866, $17,948, and $19,127 for the reported periods.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

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In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

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The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

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An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

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The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

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The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

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Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

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Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

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The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

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Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. In addition, new capital regulations were issued by the banking regulators in July 2013 that will determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations will become effective as early as January 1, 2014. As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

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The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

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A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

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Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

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Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, in the case of each of RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, each a sponsor, a parent of such entity will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity or anticipated repayment date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses
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The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

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In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

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Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive. Notwithstanding the foregoing and that true sale opinions will be rendered on the closing date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

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The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a companion loan or a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

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The anticipated initial investors in certain of the subordinate certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyers may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

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The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

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The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

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The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

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The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

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In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)
■	Other Rating Agencies May Assign Different Ratings to the Certificates

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Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

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State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC, RBS Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.